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                                                                     EXHIBIT 4.1

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                             ANKER COAL GROUP, INC.,

                                                  AS ISSUER
                                       AND


                         THE GUARANTORS SIGNATORY HERETO

                                  -------------

                   14.25% SECOND PRIORITY SENIOR SECURED NOTES
                                    DUE 2007
                           (PIK THROUGH APRIL 1, 2000)


                                    INDENTURE


                           DATED AS OF OCTOBER 1, 1999

                                  -------------

                              THE BANK OF NEW YORK,

                                                  AS TRUSTEE

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                                TABLE OF CONTENTS

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ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE.................................................................1
            SECTION 1.1     Definitions..............................................................................1
            SECTION 1.2     Other Definitions.......................................................................25
            SECTION 1.3     Incorporation by Reference of Trust Indenture Act.......................................26
            SECTION 1.4     Rules of Construction...................................................................27

ARTICLE II THE NOTES................................................................................................27
            SECTION 2.1     Form and Dating.........................................................................27
            SECTION 2.2     Execution and Authentication............................................................29
            SECTION 2.3     Registrar and Paying Agent..............................................................30
            SECTION 2.4     Paying Agent to Hold Money in Trust.....................................................30
            SECTION 2.5     Holder Lists............................................................................31
            SECTION 2.6     Transfer and Exchange...................................................................31
            SECTION 2.7     Replacement Notes.......................................................................46
            SECTION 2.8     Outstanding Notes.......................................................................46
            SECTION 2.9     Treasury Notes..........................................................................46
            SECTION 2.10    Temporary Notes.........................................................................47
            SECTION 2.11    Cancellation............................................................................47
            SECTION 2.12    Defaulted Interest......................................................................47
            SECTION 2.13    CUSIP Numbers...........................................................................48
            SECTION 2.14    Record Date.............................................................................48

ARTICLE III REDEMPTION AND PREPAYMENT...............................................................................48
            SECTION 3.1     Notices to Trustee......................................................................48
            SECTION 3.2     Selection of Notes to be Redeemed.......................................................48
            SECTION 3.3     Notice of Redemption....................................................................49
            SECTION 3.4     Effect of Notice of Redemption..........................................................50
            SECTION 3.5     Deposit of Redemption Price.............................................................50
            SECTION 3.6     Notes Redeemed in Part..................................................................50
            SECTION 3.7     Optional Redemption.....................................................................50
            SECTION 3.8     Mandatory Redemption....................................................................51
            SECTION 3.9     Offer to Purchase by Application of Excess Proceeds.....................................51

ARTICLE IV COVENANTS................................................................................................53
            SECTION 4.1     Payment of Notes........................................................................53
            SECTION 4.2     Maintenance of Office or Agency.........................................................53
            SECTION 4.3     Reports.................................................................................54
            SECTION 4.4     Compliance Certificate; Notices of Default under Senior Secured Indebtedness;
                            Reporting Requirements..................................................................54
            SECTION 4.5     Taxes...................................................................................55
            SECTION 4.6     Stay, Extension and Usury Laws..........................................................55
            SECTION 4.7     Limitation on Restricted Payments.......................................................56
            SECTION 4.8     Dividend and Other Payment Restrictions Affecting Subsidiaries..........................58
            SECTION 4.9     Incurrence of Indebtedness and Issuance of Disqualified Stock...........................59
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            SECTION 4.10    Asset Sales.............................................................................61
            SECTION 4.11    Transactions with Affiliates............................................................63
            SECTION 4.12    Liens...................................................................................64
            SECTION 4.13    Business Activities.....................................................................64
            SECTION 4.14    Corporate Existence.....................................................................64
            SECTION 4.15    Offer to Repurchase upon Change of Control..............................................65
            SECTION 4.16    Payments for Consent....................................................................65
            SECTION 4.17    Additional Subsidiary Guarantees........................................................66
            SECTION 4.18    Use of Trust Moneys and Advances by Collateral Agent....................................66
            SECTION 4.19    Insurance...............................................................................66

ARTICLE V SECURITY..................................................................................................68
            SECTION 5.1     Security Interest.......................................................................68
            SECTION 5.2     Lien Subordination......................................................................68
            SECTION 5.3     Enforcement of Security.................................................................69
            SECTION 5.4     Possession and Use of Collateral........................................................70
            SECTION 5.5     Disposition of Collateral Without Release...............................................70
            SECTION 5.6     Release of Collateral Generally.........................................................72
            SECTION 5.7     Procedures for Release of Collateral....................................................73
            SECTION 5.8     Substitute Collateral...................................................................76
            SECTION 5.9     Substitution of Cash Collateral.........................................................78
            SECTION 5.10    Discharge of Security Interest..........................................................79
            SECTION 5.11    Reliance on Opinion of Counsel..........................................................79
            SECTION 5.12    Intercreditor Arrangements Among Senior Lenders.........................................79
            SECTION 5.13    Purchaser May Rely......................................................................80
            SECTION 5.14    Payment of Expenses.....................................................................80
            SECTION 5.15    Suits to Protect the Collateral.........................................................80
            SECTION 5.16    Trustee's and Collateral Agent's Duties.................................................80
            SECTION 5.17    Eminent Domain and Other Governmental Takings...........................................81
            SECTION 5.18    Powers Exercisable by Receiver or Trustee...............................................82
            SECTION 5.19    Disposition of Collateral on Discharge of Prior Liens...................................82
            SECTION 5.20    Disposition of Obligations Received.....................................................83

ARTICLE VI SUCCESSORS...............................................................................................83
            SECTION 6.1     Merger, Consolidation, or Sale of Assets................................................83
            SECTION 6.2     Successor Corporation Substituted.......................................................84

ARTICLE VII DEFAULTS AND REMEDIES...................................................................................84
            SECTION 7.1     Events of Default.......................................................................84
            SECTION 7.2     Acceleration............................................................................86
            SECTION 7.3     Other Remedies..........................................................................86
            SECTION 7.4     Waiver of Past Defaults.................................................................87
            SECTION 7.5     Control by Majority.....................................................................87
            SECTION 7.6     Limitation on Suits.....................................................................88
            SECTION 7.7     Rights of Holders of Notes to Receive Payment...........................................88
            SECTION 7.8     Collection of Indebtedness and Suits for Enforcement by Trustee.........................88
            SECTION 7.9     Trustee May File Proofs of Claim........................................................89
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            SECTION 7.10    Priorities..............................................................................90
            SECTION 7.11    Undertaking for Costs...................................................................90

ARTICLE VIII TRUSTEE AND COLLATERAL AGENT...........................................................................90
            SECTION 8.1     Duties of Trustee.......................................................................90
            SECTION 8.2     Rights of Trustee.......................................................................92
            SECTION 8.3     Individual Rights of Trustee............................................................93
            SECTION 8.4     Trustee's Disclaimer....................................................................93
            SECTION 8.5     Notice of Defaults......................................................................93
            SECTION 8.6     Reports by Trustee to Holders of the Notes..............................................94
            SECTION 8.7     Compensation and Indemnity..............................................................94
            SECTION 8.8     Replacement of Trustee..................................................................95
            SECTION 8.9     Successor Trustee by Merger, Etc........................................................96
            SECTION 8.10    Eligibility Disqualification............................................................96
            SECTION 8.11    Preferential Collection of Claims against Company.......................................96

ARTICLE IX..........................................................................................................97

ARTICLE IX LEGAL DEFEASANCE AND COVENANT DEFEASANCE.................................................................97
            SECTION 9.1     Option to Effect Legal Defeasance or Covenant Defeasance................................97
            SECTION 9.2     Legal Defeasance and Discharge..........................................................97
            SECTION 9.3     Covenant Defeasance.....................................................................97
            SECTION 9.4     Conditions to Legal or Covenant Defeasance..............................................98
            SECTION 9.5     Deposited Money and Government Securities to be Held in
                            Trust; Other Miscellaneous Provisions...................................................99
            SECTION 9.6     Repayment to Company...................................................................100
            SECTION 9.7     Reinstatement..........................................................................100

ARTICLE X APPLICATION OF TRUST MONEYS..............................................................................100
            SECTION 10.1    "Trust Moneys" Defined.................................................................100
            SECTION 10.2    Retirement of Notes; Release of Proceeds of Asset Sales................................101
            SECTION 10.3    Withdrawal of Insurance Proceeds and Condemnation Awards...............................102
            SECTION 10.4    Powers Exercisable Notwithstanding Event of Default....................................104
            SECTION 10.5    Powers Exercisable by Collateral Agent or Receiver.....................................105
            SECTION 10.6    Disposition of Notes Retired...........................................................105
            SECTION 10.7    Condemnation of All Collateral.........................................................105
            SECTION 10.8    Investment of Trust Moneys.............................................................105

ARTICLE XI AMENDMENT, SUPPLEMENT AND WAIVER........................................................................106
            SECTION 11.1    Supplemental Indentures and Amendments Without Consent
                            of Holders of Notes....................................................................106
            SECTION 11.2    Supplement or Amendment to Security Documents Without
                            Consent of Holders of Notes............................................................107
            SECTION 11.3    With Consent of Holders of Notes.......................................................108
            SECTION 11.4    Compliance with Trust Indenture Act....................................................110
            SECTION 11.5    Revocation and Effect of Consents......................................................110
            SECTION 11.6    Notation or Exchange of Notes..........................................................110
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            SECTION 11.7    Trustee to Sign Amendments, Etc........................................................110

ARTICLE XII SUBSIDIARY GUARANTEES..................................................................................111
            SECTION 12.1    Guarantees.............................................................................111
            SECTION 12.2    Limitation of Guarantor's Liability....................................................112
            SECTION 12.3    Execution and Delivery of Subsidiary Guarantees........................................112
            SECTION 12.4    Guarantors May Consolidate, Etc, on Certain Terms......................................113
            SECTION 12.5    Releases Following Sale of Assets......................................................114
            SECTION 12.6    "Trustee" to Include Paying Agent......................................................114

ARTICLE XIII MISCELLANEOUS.........................................................................................114
            SECTION 13.1    Trust Indenture Act Controls...........................................................114
            SECTION 13.2    Notices................................................................................115
            SECTION 13.3    Communication by Holders of Notes with Other Holders of Notes..........................116
            SECTION 13.4    Certificate and Opinion as to Conditions Precedent.....................................116
            SECTION 13.5    Statements Required in Certificate or Opinion..........................................116
            SECTION 13.6    Rules by Trustee and Agents............................................................117
            SECTION 13.7    No Personal Liability of Directors, Officers, Employees and Stockholders...............117
            SECTION 13.8    Governing Law..........................................................................117
            SECTION 13.9    No Adverse Interpretation of Other Agreements..........................................117
            SECTION 13.10   Successors.............................................................................117
            SECTION 13.11   Severability...........................................................................117
            SECTION 13.12   Counterpart Originals..................................................................117
            SECTION 13.13   Table of Contents, Headings, Etc.......................................................118

        EXHIBIT A   Forms of Note
        EXHIBIT B   General Security Agreement
        EXHIBIT C   Pledge and Security Agreements
        EXHIBIT D   Intercreditor Agreement
        EXHIBIT E   Form of Certificate of Transfer (Owner)
        EXHIBIT F   Form of Certificate of Transfer (Transferor)
        EXHIBIT G   Form of Subsidiary Guarantee
        EXHIBIT H   Form of Opinion of Counsel
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       INDENTURE dated as of October 1, 1999 among Anker Coal Group, Inc., a
Delaware corporation (the "Company"), the entities listed on Schedule A hereto (each a "Guarantor" and collectively, the "Guarantors"), and The Bank of New York, as trustee (the "Trustee").

       WHEREAS, the Company has duly authorized the creation and issuance of up to $119,200,000 aggregate principal amount of 14.25% Second Priority Senior Secured Notes due 2007 (PIK through April 1, 2000) plus the Secondary Notes and the Optional Notes, and to provide therefor and to secure the Notes (as hereinafter defined), the Company and each Guarantor have duly authorized the execution and delivery of this Indenture;

       WHEREAS, the Company and the Guarantors desire by this Indenture, among other things, (i) to provide for the authentication and delivery of the Notes by the Trustee to the Holders (as hereinafter defined) against payment therefor and
(ii) to provide for the guarantee of the Notes by the Guarantors; and

       WHEREAS, to secure the prompt payment of the principal of (and premium, if any) and interest on, and all other amounts due with respect to, all the Notes from time to time outstanding hereunder and the performance and observance by the Company and each of the Guarantors of all the agreements, covenants and provisions contained herein (including, without limitation, the Trustee's rights to indemnification hereunder), in the Notes and in the Security Documents (as hereinafter defined), and for the uses and purposes and subject to the terms and provisions hereof, and in consideration of the premises and of the covenants herein contained and of the acceptance of the Notes by the Holders thereof, each of the Company and the Guarantors has, or has caused to be, granted, conveyed, mortgaged, sold, assigned, transferred, pledged, deposited and confirmed, and does hereby grant, convey, mortgage, sell, assign, transfer, pledge, deposit and confirm, unto the Trustee, its successors and assigns, for the security and benefit of the Holders from time to time of the Notes, a security interest in and Lien (as hereinafter defined) on all Collateral (as hereinafter defined) whether now existing or hereafter subjected to the Lien of the Security Documents.

       NOW, THEREFORE, IT IS HEREBY COVENANTED AND AGREED, for and in consideration of the foregoing premises and the purchase of the Notes by the Holders thereof, for the ratable benefit of all Holders, as follows:

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1 Definitions.

       "144A Global Note" means the Global Note in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Series A Notes sold in reliance on Rule 144A.



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       "Accounts" means all currently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to the Company and the Guarantors arising out of the sale or lease of goods or the rendition of services by the Company and the Guarantors, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor.

       "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

       "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

       "Agent" means any Registrar, Paying Agent or co-registrar.

       "Amendments to Deeds of Trust" means the documents executed, acknowledged, delivered and recorded amending the Mortgages to include the Optional Notes as additional obligations secured by the Mortgages.

       "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Cedel Bank that apply to such transfer or exchange.

       "Appraiser" means an engineer, appraiser or other expert who (except as otherwise expressly provided in this Indenture) may be employed by or affiliated with the Company.

       "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of (A) a sale and leaseback or (B) a Contract Settlement) other than in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of Section 4.15 hereof and/or the provisions of Article VI hereof and not by Section 4.10 hereof), and (ii) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Restricted Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions that have a fair market value (as determined in good faith by the Board of Directors) in excess of $100,000 or for net cash proceeds in excess of $100,000. Notwithstanding the foregoing: (i) a transfer of assets by the Company to a Guarantor or by a Guarantor to the Company or to another Guarantor, (ii) an issuance of Equity Interests by a Guarantor to the Company or to another Guarantor, (iii) a Restricted Payment that is permitted



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by Section 4.7 hereof, (iv) a disposition of Cash Equivalents, (v) a disposition in the ordinary course of business of either obsolete equipment or equipment otherwise no longer useful in the business, (vi) a disposition in the ordinary course of business of mineral rights or Real Property no longer useful in the business for Net Proceeds not to exceed $50,000 in the aggregate in any calendar year, (vii) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary, (viii) any sale and leaseback of an asset within 90 days after the completion of construction or acquisition of such asset, (ix) a contribution of Excluded Assets to an entity engaged in a Permitted Business in exchange for an equity interest in such entity that is subjected to the Lien of the Security Documents and (x) any disposition permitted by Section
5.5(a)(ii) or (iii) shall not be considered an Asset Sale.

       "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

       "Board of Directors" means the Board of Directors of the Company, or any authorized committee of the Board of Directors.

       "Books" means all of the Company's and the Guarantors' books and records including: ledgers; records indicating, summarizing, or evidencing the Company's and the Guarantors' properties or assets (including the Collateral) or liabilities; all information relating to the Company's and the Guarantors' business operations or financial condition; and all computer programs, disk or tape files, printouts, runs or other computer prepared information.

       "Business Day" means any day other than a Legal Holiday.

       "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

       "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

       "Cash Collateral" means United States legal tender or Cash Equivalents which have been deposited in the Collateral Account.

       "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the full faith and credit of the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the Credit Facilities or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Keefe Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses
(ii) and (iii) above



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

entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Corporation ("S&P") and in each case maturing within six months after the date of acquisition, (vi) investment funds investing substantially all of their assets in securities of the types described in clauses (i)-(v) above and (vii) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P.

       "Cedel Bank" means Cedel Bank, societe anonyme.

       "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act), other than to the Permitted Holders, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Permitted Holders, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 80% of the Voting Stock of the Company (measured by voting power rather than number of shares) or (iv) the Company consolidates with, or merges with or into, any Person, other than the Permitted Holders, or any Person, other than the Permitted Holders, consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee person (immediately after giving effect to such issuance).

       "Closing Price" of any Notes means, on any date of determination, (i) the average of the closing bid prices in the over the counter market, as quoted to the Company for such date by such of the following investment banking firms as are quoting closing bid prices for Notes on such date: Goldman, Sachs & Co., Bear Stearns & Co., Donaldson Lufkin & Jenrette Securities Corporation and Jeffries & Company, or (ii) if no such quotes are available, the market value of the Notes on such date as determined by Donaldson Lufkin & Jenrette Securities Corporation retained for this purpose by and at the sole expense of the Company.

       "Coal Acquisition Preferred Stock" means preferred stock which (i) is issued to a seller of coal properties or assets for the entire equity interest in a Person owning such properties or assets, as part of the consideration or financing of the acquisition thereof and (ii) provides for the payment of dividends in an amount not to exceed a percentage of the revenues from coal production of the properties or assets referred to in clause (i), which percentage is determined in good faith by the Board of Directors of the Company to yield, together with any other consideration paid by the Company therefor an aggregate purchase price that is fair to the Company. For purposes of this Indenture, the Company's Class C Preferred Stock, par value



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$13,000 per share, and Class D Preferred Stock, par value $7,000 per share, each as in effect on the Issue Date, are each Coal Acquisition Preferred Stock.

       "Code" means the New York Uniform Commercial Code, as may be in effect from time to time.

       "Collateral" means all of the Company's and the Guarantors' right, title, and interest in and to each of the following: (i) the Accounts, (ii) the Books,
(iii) the Equipment, (iv) the General Intangibles, (v) the Inventory, (vi) the Negotiable Collateral, (vii) Cash Collateral, (viii) the Investment Property (including, without limitation, all Stock in Subsidiaries), (ix) the Real Property Collateral, (x) any money or other assets of the Company and the Guarantors that now or hereafter come into the possession, custody, or control of the Collateral Agent, and (xi) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral, and any and all Accounts, Books, Equipment, General Intangibles, Inventory, Negotiable Collateral, Real Property, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof; provided, however, that with respect to any coal supply agreement, coal brokerage agreement, any other non-assignable agreement and leasehold interest entered into, or non-assignable Permit held, by the Company or any of the Guarantors with, or issued by, any Person who is not an Affiliate of the Company or any of the Guarantors, if, and only if, (x) the valid grant of a Lien in or Mortgage upon such agreement, interest or Permit is prohibited (or the consent of the other party to such agreement or of the issuer of such Permit to any of the foregoing is required) and such prohibition has not been or is not waived, or such consent of the other party to such agreement or of the issuer of such Permit has not been or is not obtained (each, a "Non-assignable Property"), and
(y) by the terms of such Non-assignable Property, the Company's or any of the Guarantor's grant of a Lien therein would result in the right of the other Person party to such agreement or of the issuer of such Permit to terminate such Non-assignable Property, then the Liens granted pursuant to the Security Documents to the Collateral Agent, for the benefit of the Holders, shall attach solely to the proceeds of such Non-assignable Property and the Company's and the Guarantors' rights thereto including, without limitation, any and all Accounts arising under or pursuant to such Non-assignable Property, except that, if the relevant provisions contained in any Non-assignable Property that prohibit the valid grant of a Lien therein or a Mortgage thereon or that require the consent of the other party thereto to (as applicable) any of the foregoing are determined to be unenforceable, invalid, or otherwise not binding upon the Company or any of the Guarantors, pursuant to a final judgment or decree of any court of competent jurisdiction, then such Non-assignable Property shall in all events constitute part of the Collateral; provided further that there shall be excluded from the Collateral the Excluded Assets.

       "Collateral Agent" means The Bank of New York, as Collateral Agent, until a successor Collateral Agent shall have become such pursuant to the applicable provisions of this Indenture, and thereafter Collateral Agent shall mean such successor Collateral Agent.

       "Collateral Debt" means at any time any obligations, whether matured or unmatured, contingent or liquidated, of the Company and the Guarantors hereunder and under the Senior



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

Secured Indebtedness, whether for principal, interest, expenses, premiums, indemnities, fees, or other amounts, whether or not such amounts are due and payable at such time.

       "Company" means Anker Coal Group, Inc., a Delaware corporation, and its successors and assigns, including, without limitation, a receiver, trustee or debtor-in-possession on behalf of such person or on behalf of any such successor or assign.

       "Company Order" and "Company Request" mean, respectively, a written order or request signed in the name of the Company and/or any Guarantor or Guarantors, as applicable, by the Chairman of the Board, the President or a Vice-President, and by the Treasurer, an Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary of the Company and/or any Guarantor or Guarantors, as applicable, and delivered to the Trustee.

       "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, depletion and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, minus (v) non-cash revenues increasing such Consolidated Net Income for such period (excluding any non-cash income to the extent it represents an accrual of cash revenues in any future period), in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders; provided that any contingent restriction contained in any thereof shall not be deemed to prevent any such dividend until the applicable contingency shall have occurred.

       "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash (or to the extent converted into cash) to the referent Person or a Wholly Owned Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders unless waived; provided that any contingent restriction contained in any thereof shall not be deemed to prevent any such dividend until the applicable contingency shall have occurred, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded and (v) any net after-tax extraordinary gains or losses shall be excluded.

       "Contract Settlement" means the termination (direct or indirect, in one transaction or a series of transactions), for which the Company or any of its Restricted Subsidiaries receives any cash consideration, of any agreement under which the Company or any of its Restricted Subsidiaries is to sell coal.

       "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 13.2 hereof or such other address as to which the Trustee may give notice to the Company.

       "Credit Facilities" means, with respect to the Company, one or more debt facilities (including, without limitation, the Loan Agreement) or commercial paper facilities with banks, financial institutions or other institutional lenders providing for revolving credit loans, term loans or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

       "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

       "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.6 hereof, in the form of Exhibit A-1 hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

       "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

       "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.

       "Equipment" means all of the Company's and the Guarantors' present and hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, loading facilities, tipples, processing plants and like structures, fixtures, tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including, (a) any interest of the Company and the Guarantors in any of the foregoing, and (b) all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing; provided, however, that Equipment shall not include Mobile Equipment.

       "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

       "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

       "Exchange Act" means the Securities Exchange Act of 1934, as amended.

       "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

       "Exchanging Noteholders" means the entities listed on Schedule III to the Purchase Agreement.

       "Excluded Assets" means Mobile Equipment, cash and Cash Equivalents (other than Cash Collateral or proceeds of Collateral) and the coal reserves, fixtures, equipment and specified interests in Real Property listed on Schedule B hereto, including, without limitation, the improvements, fixtures, structures, buildings, water treatment facilities and other appurtenances situated thereon or thereunto belonging.

       "Existing Indebtedness" means the Indebtedness under the Loan Agreement and other Indebtedness of the Company and the Guarantors which is outstanding on the Issue Date.

       "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or banker's acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such person or one of its Restricted

Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all cash dividend payments, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests (other than Disqualified Stock) of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local effective tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

       "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio for the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above,
(i) acquisitions and Investments that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

       "Foothill" means Foothill Capital Corporation, a California corporation, and its successors and assigns.

       "Foreign Subsidiary" means a Restricted Subsidiary that is incorporated in a jurisdiction other than the United States or a state thereof or the District of Columbia and with respect to which more than 80% of any of its sales, earnings or assets (determined on a consolidated basis in accordance with GAAP) are located in, generated from or derived from operations located in territories outside the United States of America and jurisdictions outside the United States of America.

       "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public

Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

       "General Intangibles" means all of the Company's and the Guarantors' present and future general intangibles and other personal property (including rights under coal supply contracts, coal brokerage agreements and other contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, Permits, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than goods, Accounts, and Negotiable Collateral.

       "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, in the form of Exhibit A-1 hereto issued in accordance with Section 2.1, 2.6(b), 2.6(d) or 2.6(f) hereof.

       "Global Note Legend" means the legend set forth in Section 2.6(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

       "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged and which have a remaining Weighted Average Life to Maturity of not more than three years from the date of investment therein and are not callable or redeemable at the option of the issuer thereof.

       "Governmental Authority" means any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

       "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

       "Guarantor Senior Indebtedness" means all Indebtedness of a Guarantor other than Guarantor Subordinated Indebtedness.

       "Guarantor Subordinated Indebtedness" means all Indebtedness of a Guarantor that is subordinated in right of payment to the Guarantee of such Guarantor.

       "Guarantors" means each of the Subsidiaries of the Company that executes this Indenture, and their respective successors and assigns, including, without limitation, a receiver, trustee or debtor-in-possession on behalf of such person or on behalf of any such successor or assign.

       "Hedging Obligations" means with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements with respect to Indebtedness that is permitted by the terms of this Indenture and (ii) other agreements or arrangements designed to protect such Person against fluctuation in interest rates or the value of foreign currencies purchased or received by such Person in the ordinary course of business.

       "Holder" means a Person in whose name a Note (or a portion of a Note) is registered and "Holders" means Persons in whose names Notes are registered.

       "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit or reimbursement agreements in respect thereof (other than letters of credit securing obligations not constituting Indebtedness that are issued in the ordinary course of business by a Person to the extent not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit) or bankers' acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness that does not require current payment of interest, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

       "Indenture" means this Indenture, as amended or supplemented from time to time.

       "Independent" when used with respect to any specified Person means such a Person who (i) is in fact independent, (ii) does not have any direct financial interest or any material indirect financial interest in the Company or in any other obligor upon the Notes or in any Affiliate of the Company or of such other obligor and (iii) is not connected with the Company or such other obligor as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions. Whenever it is herein provided that any Independent Person's opinion or certificate shall be furnished to the Trustee, such Person shall be appointed by a Company Order and not objected to by the Holders of a majority in aggregate principal amount of the Notes and such opinion or certificate shall state that the signer has read this definition and that the signer is independent within the meaning thereof.

       "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

       "Intercreditor Agreement" means the Intercreditor Agreement dated as of October 1, 1999, between the Collateral Agent and the Senior Collateral Agent, substantially in the form of Exhibit D hereto, and as it may be amended, waived or otherwise modified from time to time in accordance with the provisions thereof, or any similar agreement with lenders under any replacement Credit Facility on terms which taken as a whole are not materially less favorable to the Holders than Exhibit D hereto.

       "Inventory" means all of the Company's and the Guarantors' present and future inventory, wherever located, including, without limitation, all raw materials, work-in-process, and finished and semi-finished inventory of any kind, nature or description, wherever located, including, without limitation,
(i) all minerals in whatever form, and including, without limitation, coal, fly ash, bottom ash or other ash, methane, sulfur, sulfur dioxide, and other by-products resulting from the processing of the coal mined by the Company and the Guarantors and other minerals and chemicals resulting from the mining or processing of coal, (ii) cast iron fittings, paint, belts and hoses, bolts and nuts, wire and wire products, welding supplies, tools, steel, rope, timber, railroad, spikes, railroad car parts and railroad crane parts, baghouse parts, pump parts, compressor parts, electrical parts, bearings, drills, bits and accessories and other parts and supplies, (iii) all wrapping, packaging, advertising and shipping materials, and (iv) any other personal property held for sale, exchange or lease or furnished or to be furnished or used or consumed in the business or in connection with the manufacturing, packaging, shipping, advertising, selling or finishing of such goods, inventory, merchandise and other personal property, and all names or marks affixed to or to be affixed thereto for purposes of selling same by the Company and the Guarantors and all right, title and interest therein and thereto; and further including, without limitation, all coal in which the Company and the Guarantors have any interest which has been extracted from the Real Property, is in a coal stockpile and is held for sale by the Company and the Guarantors in the ordinary course of business, together with all other present and future goods held for sale by the Company and the Guarantors in the ordinary course of business wherever located.

       "Investment Property" means "investment property" as that term is defined in Section 9-115 of the Code.

       "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or such other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of
Section 4.7 hereof.

       "Investor Agreement" means the agreement dated as of October 26, 1999 among the Company, the stockholders of the Company named therein, the Purchasers and the other parties named therein.

       "Issue Date" means with respect to any Note, the date on which such Note was authenticated and delivered under this Indenture.

       "JJF Purchase Agreement" means the Exchange and Purchase Agreement dated as of October 26, 1999 by and among the Company, the Guarantors and the JJF Group Limited Liability Company, as amended, waived or otherwise modified from time to time in accordance with the provisions thereof.

       "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

       "Legal Requirements" means all applicable international, foreign, federal, state and local laws, judgments, decrees, orders, statutes, ordinances, rules, regulations or Permits.

       "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Series A Notes for use by such Holders in connection with the Private Exchange.

       "Lien" means, with respect to any asset, any mortgage, lien (statutory or other), deed of trust, pledge, charge, hypothecation, assignment, deposit arrangement, security interest or encumbrance (including, but not limited to, easements, rights of way and the like), security agreement or transfer intended as security of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

       "Liquidated Damages" means all liquidated damages then owing pursuant to
Section 5 of the Registration Rights Agreement.

       "Loan Agreement" means that certain loan and security agreement dated as of November 21, 1998 by and among certain of the Restricted Subsidiaries, as borrowers, and the financial institutions named therein, as lenders, and Foothill, as agent, including any related notes, guarantees, collateral documents, instruments, agreements executed in connection therewith, and in each case as amended, extended, modified, renewed, refunded, replaced or refinanced from time to time.

       "Market Price" means an amount equal to the average of the Closing Prices of the Notes for the 20 trading days ending 5 trading days prior to October 1, 2000.

       "Maximum Optional Notes Amount" means the principal amount of Optional Notes required to be issued pursuant to the Purchase Agreement which would be sufficient to provide cash proceeds to the Company at a purchase price of 95% of the Market Price in an amount equal to the lesser of (i) $6.3 million or (ii) the amount of interest due on all Outstanding Notes on October 1, 2000; provided, however, that the foregoing $6.3 million limitation may be waived by the Purchaser in its sole discretion.

       "Mobile Equipment" means all equipment which is (a) mobile, and (b) which is used or useful in connection with the coal mining, extraction, development, construction or environmental remediation activities of the Company or any Restricted Subsidiary and shall in any event include any of the following, whether such equipment is on wheels, is track mounted or is skid mounted: bulldozers, drills, pans, augers, high wall miners, continuous miners, shuttle cars, roof bolters, mobile roof supporters, rock dusters, man trips, scoops, backhoes, shovels, front end loaders, continuous haulage units, underground locomotives, loaders, trailers, trucks, other motor vehicles and other mining, construction, earthmoving or excavating equipment of a similar nature.

       "Mortgages" means one or more mortgages, deeds of trust, or deeds to secure debt, executed by the Company and the Guarantors in favor of the Collateral Agent, the form and substance of which shall be satisfactory to the Collateral Agent, that encumber the Real Property Collateral and the related improvements thereto, and shall specifically include, but is not limited to, Amendments to Deeds of Trust.

       "Negotiable Collateral" means all of the Company's and the Guarantors' present and future letters of credit, notes, drafts, instruments, Investment Property, documents, personal property leases (wherein such Person is the lessor), chattel paper, and the Books relating to any of the foregoing.

       "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any extraordinary gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or
(b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss); provided, further, that in determining Consolidated Net Income for the purpose of Section 4.7 hereof only, items (i) and (ii) shall not be so excluded.

       "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), or, in the case of a Contract Settlement, 65% of such aggregate cash proceeds, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sale commissions and other required expenditures relating to the Assets to be sold including, without limitation, reclamation expenses) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than Indebtedness under the Credit Facilities) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

       "Non-assignable Property" has the meaning set forth in the definition of Collateral set forth in this Section 1.1.

       "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), as reflected in the express terms of the instrument governing such Indebtedness, or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

       "Non-U.S. Person" means a person who is not a U.S. Person.

       "Note Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

       "Notes" means, collectively, the Series A Notes, the Series B Notes (including the Public Notes and the Optional Notes) and the Secondary Notes and shall include all 144A Global Notes, Definitive Notes, Global Notes, RSTD Global Notes, Regulation S Permanent Global Notes, Regulation S Temporary Global Notes, Restricted Definitive Notes, Restricted Global Notes, Unrestricted Definitive Notes and Unrestricted Global Notes, as the same now exist or hereafter exist or may hereafter be amended, modified, supplemented, extended, renewed, restated, substituted for or replaced.

       "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

       "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, Assistant Secretary or any Vice-President of such Person, as applicable.

       "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company, that meets the requirements of Section 13.5 hereof.

       "Old Notes" means the Company's 9 3/4% Series B Senior Notes due 2007 issued pursuant to an Indenture dated as of September 25, 1997 among the Company, as issuer, the Guarantors signatory thereto and HSBC Bank USA (formerly Marine Midland Bank), as Trustee, as amended by a Supplemental Indenture dated as of October 1, 1999.

       "Optional Notes" means the Series B Notes, if any, issued on October 1, 2000 pursuant to Section 2(b) of the Purchase Agreement. The mortgage liens related to the Optional Notes shall be pari passu in all respects to the mortgage liens securing the other Notes issued under this Indenture, as more particularly stated in Section 5.1(c) below, even though the obligations related thereto are added as obligations secured by the Mortgages by Amendments to Deeds of Trust recorded on or about the time the Optional Notes are issued.

       "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
13.5 hereof. The counsel may be an employee of or counsel to the Company (or any Guarantor, if applicable), any Subsidiary of the Company or the Trustee.

       "Participant" means, with respect to DTC, Euroclear or Cedel Bank, a Person who has an account with DTC, Euroclear or Cedel Bank, respectively (and, with respect to DTC, shall include Euroclear and Cedel Bank).

       "Permits" of a Person shall mean all rights, franchises, permits, authorities, licenses, certificates of approval, consents, orders or authorizations, including licenses and other authorizations issuable by a Governmental Authority, which pursuant to applicable Legal Requirements are necessary to permit such Person lawfully to conduct and operate its business as currently conducted and to own and use its assets.

       "Permitted Business" means coal producing, coal mining, coal brokering or mine development, or any business that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto (including ash disposal and/or environmental remediation) and participation in the ownership and operation of coal-fired electric power generating facilities that purchase coal or other inventory from the Company or any Restricted Subsidiary.

       "Permitted Holders" means the Estate of John J. Faltis, JJF Group Limited Liability Company, P. Bruce Sparks, PPK Group Limited Liability Company, Anker Holding B.V., First Reserve Corporation, American Oil & Gas Investors, Amgo II, First Reserve Fund V, Limited Partnership, First Reserve Fund V-2, Limited Partnership, First Reserve Fund VI, Limited Partnership and First Reserve Fund VII, Limited Partnership, any of the Purchasers, any of the Exchanging Noteholders and any of their respective Affiliates and their successors and assigns.

       "Permitted Investments" means (i) any Investment in the Company or in a Guarantor; (ii) any Investment in Cash Equivalents; (iii) any Investment by the Company or any Guarantor in a Person, if as a result of such Investment (a) such Person becomes a Guarantor or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Guarantor; (iv) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof;
(v) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (vi) any Investment existing on the date of this Indenture; (vii) any Investment acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of the transfer of title with respect to any secured investment in default as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to such secured Investment;
(viii) Hedging Obligations permitted under Section 4.9 hereof, (ix) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case, incurred in the ordinary course of business; (x) any guarantees permitted to be made pursuant to Section 4.9 hereof; and (xi) any investment of Excluded Assets (other than Mobile Equipment) in any Person engaged in the ownership and operation of a coal-fired power generation facility that purchases coal or other inventory from the Company or any Restricted Subsidiary; provided, however, that any ownership interest in such Person received by the Company or Guarantor making such Investment shall be subjected to the Lien of the Security Documents;
(xii) other Investments in any Person (including, without limitation, Investments in Unrestricted Subsidiaries) primarily engaged in a Permitted Business having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause
(xii) that are at the time outstanding, not to exceed $10.0 million.

       "Permitted Liens" means (i) Liens on assets of the Company or any of its Subsidiaries securing Senior Indebtedness that was permitted to be incurred by the terms of clauses (i), (ii), (vii) and (ix) of the third paragraph of Section
4.9 hereof and the Security Interest contemplated by this Indenture and the Security Documents; (ii) Liens in favor of the Company; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory or regulatory obligations, leases, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (iv) of the third paragraph of Section 4.9 hereof covering only the assets acquired with such Indebtedness; (vii) Liens existing on the date of this Indenture; (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (ix) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Subsidiary; (x) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries; (xi) Liens on assets of Guarantors which would be Permitted Liens if they were Liens on assets of the Company to secure Guarantor Senior Indebtedness of such Guarantors that was permitted to be incurred by clauses (i), (ii), (vii) and
(ix) of the third paragraph of Section 4.9 hereof; and (xii) Liens securing Permitted Refinancing Indebtedness to the same extent (and provided such Lien is not secured by any additional assets) and with the same or lower priority as Liens securing the Indebtedness that was exchanged or extended, refinanced, renewed, replaced, defeased or refunded with the net proceeds of such Permitted Refinancing Indebtedness.

       "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness of the Company or any of its Restricted Subsidiaries; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith including premiums paid, if any, to the holders thereof); (ii) such Permitted Refinancing Indebtedness has a final maturity date at or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than 91 days after the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary which is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

       "Person" means any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects Subchapter S status under the Internal Revenue Code of 1986 (as amended), limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

       "Pledge Agreements" means the following Pledge Agreements, each dated as of the date of this Indenture and each as amended, waived or otherwise modified from time to time in accordance with the provisions thereof: (i) Pledge and Security Agreement among those entities set forth on Schedule A thereto, in favor of the Trustee, and (ii) Pledge and Security Agreement by Anker West Virginia Mining Company, Inc., in favor of the Trustee, substantially in the forms attached hereto as Exhibit C-1 and Exhibit C-2.

       "PPK Group" means PPK Group Limited Liability Company, a Delaware limited liability company, and its successors and assigns.

       "Prior Lien" means any Permitted Lien on any of the Collateral ranking prior to the Lien of the Security Documents.

       "Private Exchange" means the issuance and sale upon the terms and subject to the conditions set forth in the Private Placement Memorandum to exchange for each $1,000 principal amount of Old Notes, $800 principal amount of Series A Notes and Warrants.

       "Private Placement Memorandum" means that certain Private Exchange and Private Placement Memorandum and Consent Solicitation dated October 26, 1999.

       "Private Placement" means the issuance and sale upon the terms and subject to the conditions set forth in the Private Placement Memorandum of $13,199,000 principal amount of additional Series A Notes and Warrants.

       "Private Placement Legend" means the legend set forth in Section 2.6(g)(i) to be placed on all Series A Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

       "Public Exchange Offer" means the proposed offer by the Company to exchange pursuant to Section 3(a)(9) or other available exemption or a registration statement under the Securities Act, $743 principal amount of Public Notes for each $1,000 principal amount of any Old Notes which were not exchanged in the Private Exchange.

       "Public Notes" means the Series B Notes issued pursuant to the Public Exchange Offer to holders of the Old Notes.

       "Purchase Agreement" means the Exchange and Purchase Agreement dated October 26, 1999 by and among the Company, the Guarantors, the Purchasers and the Exchanging Noteholders, as amended, waived or otherwise modified from time to time in accordance with the provisions thereof.

       "Purchasers" means the entities listed on Schedule II to the Purchase Agreement and their successors and assigns.

       "Put Agreement" means the Put Agreement dated as of August 25, 1998 by and between the Company and JJF Group Limited Liability Company, as amended, waived or otherwise modified from time to time in accordance with the provisions thereof.

       "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

       "RSTD Global Note" means the Global Note in the form of Exhibit A-1 hereto bearing the Global Note Legend, the Private Placement Legend and the legend set forth in Section 2.6(g)(iv) hereto and deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes transferred or exchanged by the Company or any of its Subsidiaries, pursuant to an effective registration statement under the Securities Act or pursuant to Regulation D or Rule 144 under the Securities Act.

       "Real Property" means any estates or interests in real property or mineral rights owned or acquired in the future by the Company or any of the Guarantors.

       "Real Property Collateral" means the parcel or parcels of real property and related improvements thereto described in the Mortgages, and any Real Property hereafter acquired by the Company and the Guarantors, including leasehold interests, together with all buildings, structures, fixtures and other improvements relating thereto, and all metals and minerals which are in, under, upon, or to be produced from such Real Property to the extent of the rights of the Company and the Guarantors to the same, including all coal (but only to the extent such metals and minerals have not been extracted from the real property), wherever located, including, without limitation, the Real Property and related assets of the Company and the Guarantors more particularly described in the Mortgages; provided that Real Property Collateral shall not include the specified interests in Real Property listed in Schedule B hereto or Non-assignable Property; provided, further, that, subject to Section 4.12 hereof, the Real Property Collateral shall not include any Real Property located in the State of Maryland that is not subject to the liens securing the Senior Secured Indebtedness.

       "Registered Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

       "Registration Rights Agreement" means the Registration Rights Agreement, dated as of October 26, 1999, by and among the Company, the Guarantors and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

       "Regulation D" means Regulation D promulgated under the Securities Act.

       "Regulation S" means Regulation S promulgated under the Securities Act.

       "Regulation S Global Note" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

       "Regulation S Permanent Global Note" means a permanent global Note in the form of Exhibit A-1 hereto bearing the Global Note Legend, the Private Placement Legend and the legend set forth in Section 2.6(g)(iv) hereto and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

       "Regulation S Temporary Global Note" means a temporary global Note in the form of Exhibit A-2 hereto bearing the Global Note Legend, the Private Placement Legend and the legends set forth in Section 2.6(g)(iii) and (iv) hereto, and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

       "Responsible Officer," when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

       "Restricted Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

       "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

       "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

       "Restricted Investment" means an Investment other than a Permitted Investment.

       "Restricted Period" means the 40-day distribution compliance period as defined in Regulation S.

       "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

       "Rule 144" means Rule 144 promulgated under the Securities Act.

       "Rule 144A" means Rule 144A promulgated under the Securities Act.

       "Rule 903" means Rule 903 promulgated under the Securities Act.

       "Rule 904" means Rule 904 promulgated under the Securities Act.

       "SEC" means the Securities and Exchange Commission.

       "Securities Act" means the Securities Act of 1933, as amended.

       "Security Agreement" means the General Security Agreement dated as of the date of this Indenture, among the Company, the Trustee, the Collateral Agent and each Guarantor, substantially in the form attached hereto as Exhibit B.

       "Security Documents" means, collectively, the Security Agreement, the Pledge Agreements, the Intercreditor Agreement and the Mortgages, as any of the foregoing may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

       "Security Interest" means the security interest in the Collateral, including the priority thereof, created by the Security Documents, in favor of the Collateral Agent for the benefit of the Holders.

       "Senior Collateral Agent" means Foothill in its capacity as Agent for the lenders under the Loan Agreement and any successor collateral agent for lenders under any Credit Facility.

       "Senior Indebtedness" means all Indebtedness of the Company other than Subordinated Indebtedness, plus interest thereon and costs, expenses, fees and other charges related thereto for which the Company is liable under the terms of the agreements governing such Senior Indebtedness (including, but not limited to, attorneys' fees and legal expenses).

       "Senior Secured Indebtedness" means all amounts owing by the Company and the Guarantors under the Credit Facilities whether arising before, during or after the initial or any renewal term of the Senior Creditor Agreements (as defined in the Intercreditor Agreement) or after the commencement of any case with respect to the Company or any Guarantor under the U.S. Bankruptcy Code or any similar statute (including, without limitation, any principal, interest, fees, costs, expenses and other amounts, whether or not such amounts are allowed or allowable, in whole or in part in any such case or proceeding) and related agreements or replacements thereof, not to exceed an aggregate principal amount of $55 million at any one time outstanding, plus interest thereon and costs, expenses, fees and other changes related thereto for which the Company is liable under the terms of the agreements governing such Senior Indebtedness (including, but not limited to, attorneys' fees and legal expenses).

       "Senior Secured Lenders" means the holders of any Senior Secured Indebtedness or the representative of the holders of any Senior Secured Indebtedness.

       "Senior Security Interest" means any Liens on the Collateral or any part thereof created by any document relating to the grant of a security interest in favor of any Senior Secured Lender.

       "Series A Notes" means the Company's 14.25% Series A Second Priority Senior Secured Notes due 2007 (PIK through April 1, 2000) issued pursuant to this Indenture, and any Secondary Notes issued in lieu of payment of cash interest thereon.

       "Series B Notes" means the Company's 14.25% Series B Second Priority Senior Secured Notes due 2007 (PIK through April 1, 2000) issued pursuant to this Indenture, including the Optional Notes and the Public Notes, and any Secondary Notes issued in lieu of payment of cash interest thereon.

       "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

       "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

       "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

       "Stock" means all shares, options, warrants, interests, participations, interests in limited liability companies or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or non-voting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

       "Subordinated Indebtedness" means all Indebtedness of the Company that is subordinated in right of payment to Senior Indebtedness.

       "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

       "Subsidiary Guarantee" means, individually and collectively, the Guarantees given by the Guarantors pursuant to Article X hereof, including a notation in the Notes substantially in the form attached hereto as Exhibit G.

       "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA, except as provided in Section 9.3 hereof.

       "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

       "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

       "Unrestricted Global Note" means a permanent Global Note in the form of Exhibit A-1 attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, but does not bear the Private Placement Legend.

       "Unrestricted Subsidiary" means (i) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section 4.7 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing conditions as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.9 hereof, the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 4.9 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation.

       "U.S. Person" means (i) any individual resident in the United States,
(ii) any partnership or corporation organized or incorporated under the laws of the United States, (iii) any estate of which an executor or administrator is a U.S. Person (other than an estate governed by foreign law and of which at least one executor or administrator is a non-U.S. Person who has sole or shared investment discretion with respect to its assets), (iv) any trust of which any trustee is a U.S. Person (other than a trust of which at least one trustee is a non-U.S. Person who has sole or shared investment discretion with respect to its assets and no beneficiary of the trust (and no settler, if the trust is revocable) is a U.S. Person), (v) any agency or branch of a foreign entity located in the United States, (vi) any non-discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person, (vii) any discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States (other than such an account held for the benefit or account of a non-U.S. Person), (viii) any partnership or corporation organized or incorporated under the laws of a foreign jurisdiction and formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act (unless it is organized or incorporated and owned, by "accredited investors" within the meaning of Rule 501(a) under the Securities Act who are not natural persons, estates or trusts); provided, however, that the term "U.S. Person" shall not include (A) a branch or agency of a U.S. Person that is located and operating outside the United States for valid business purposes as a locally regulated branch or agency engaged in the banking or insurance business, (B) any employee benefit plan established and administered in accordance with the law, customary practices and documentation of a foreign country and (C) the international organizations set forth in Section 902(o)(7) of Regulation S under the Securities Act and any other similar international organizations, and their agencies, affiliates and pension plans.

       "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

       "Warrant Agent" means The Bank of New York, as Warrant Agent under the Warrant Agreement, until a successor replaces it in accordance with the applicable provisions of the Warrant Agreement and thereafter means the successor serving thereunder.

       "Warrant Agreement" means the Warrant Agreement dated as of October 26, 1999 between the Company and the Warrant Agent, as amended, waived or otherwise modified from time to time in accordance with the provisions thereof.

       "Warrants" means warrants to purchase shares of the Company's Common Stock issued pursuant to the Private Placement Memorandum in accordance with the Warrant Agreement.

       "Warrant Shares" means shares of the Company's Common Stock issuable upon exercise of the Warrants.

       "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

       "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

       "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.2 Other Definitions.

                                                               Defined In
                             Term                              Section
       "Affiliate Transaction".............................          4.11
       "Asset Sale Offer"..................................           3.9
       "Change of Control Offer"...........................          4.15
       "Change of Control Payment".........................          4.15
       "Change of Control Payment Date"....................          4.15
       "Class A Preferred Stock"...........................           4.7
       "Collateral Account"................................          10.1
       "Collateral Proceeds"...............................          4.10
       "Covenant Defeasance"...............................           9.3

                                                               Defined In
                             Term                              Section
       "DTC"...............................................           2.1
       "Event of Default"..................................           7.1
       "Excess Proceeds"...................................          4.10
       "Incur".............................................           4.9
       "Legal Defeasance"..................................           9.2
       "Non-Collateral Proceeds"...........................          4.10
       "Offer Amount"......................................           3.9
       "Offer Period"......................................           3.9
       "Paying Agent"......................................           2.3
       "Payment Default"...................................           7.1
       "Permitted Business Investment".....................          4.10
       "Permitted Debt"....................................           4.9
       "Purchase Date".....................................           3.9
       "Registrar".........................................           2.3
       "Restricted Payments"...............................           4.7
       "Secondary Notes"...................................           2.2
       "Six-Month Period"..................................           5.5
       "Substitute Collateral".............................           5.8
       "Trust Moneys"......................................          10.1

SECTION 1.3 Incorporation by Reference of Trust Indenture Act.

       Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

       The following TIA terms used in this Indenture have the following meanings:

       "indenture securities" means the Notes and the Subsidiary Guarantees;

       "indenture security Holder" means a Holder of a Note;

       "indenture to be qualified" means this Indenture;

       "indenture trustee" or "institutional trustee" means the Trustee;

       "obligor" on the Notes means the Company or any Guarantor and any successor obligor upon Notes.

       All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.4 Rules of Construction.

       Unless the context otherwise requires:

              (a) a term has the meaning assigned to it;

              (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

              (c) "or" is not exclusive;

              (d) words in the singular include the plural, and in the plural include the singular;

              (e) provisions apply to successive events and transactions; and

              (f) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE II

                                    THE NOTES

SECTION 2.1. Form and Dating.

       The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A-1 or Exhibit A-2 hereto. The notation on each Note relating to the Subsidiary Guarantees shall be substantially in the form set forth on Exhibit G, which is a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, or usage, as designated by the Company. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof, except that
(i) the Series A Notes may also be issued in denominations of $800 or integral multiples thereof, (ii) the Series B Notes may also be issued in denominations of $743 or $800 or integral multiples thereof and (iii) the Secondary Notes may be issued in denominations of $1.00 or integral multiples thereof.

       The terms and provisions contained in the Notes (including the Subsidiary Guarantees) shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors, and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

       The Notes of each series issued hereunder shall be substantially identical except (i) as to denomination, (ii) that Series A Notes will initially be issued in the form of a Restricted Global Note and (iii) that Series A Notes will have the benefits of the Registration Rights Agreement, including any applicable Liquidated Damages thereunder.

       Notes issued in global form shall be substantially in the form of Exhibits A-1 or A-2 attached hereto (including the Global Note Legend and the "Schedule of Exchanges in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A-1 attached hereto (but without the Global Note Legend and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof. Notes offered and sold to QIBs shall be issued initially in the form of one or more Global Notes, which shall be deposited with the Trustee, as custodian for The Depositary Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to the accounts of DTC's participants.

       Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note (accompanied by a notation of the Subsidiary Guarantees duly endorsed by the Guarantors), which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Cedel Bank, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Within a reasonable time after expiration of the Restricted Period the Regulation S Temporary Global Notes will be exchanged for the Regulation S Permanent Global Notes upon the receipt by the Trustee of (i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Cedel Bank certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note or a RSTD Global Note bearing a Private Placement Legend, all as contemplated by Section 2.6(a)(ii) hereof), and (ii) an Officers' Certificate from the Company. Following such period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

       The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel Bank shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by the agent members through Euroclear or Cedel Bank.

SECTION 2.2 Execution and Authentication.

       One Officer shall sign the Notes for the Company by manual or facsimile signature, which signature shall be attested to by the secretary or an assistant secretary of the Company. The Company's seal shall be reproduced on the Notes and may be in facsimile form.

       If an Officer whose signature is on a Note no longer holds that office at the time such Note is authenticated, the Note shall nevertheless be valid.

       A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

       The Trustee shall, upon a written order of the Company signed by two Officers, authenticate the Series A Notes (excluding Secondary Notes) for original issue up to $119,200,000 in aggregate principal amount and shall authenticate the Series B Notes (excluding Secondary Notes and Optional Notes) for original issue up to $119,200,000, in each case with the Subsidiary Guarantees endorsed thereon; provided that (a) the Series A Notes (other than Secondary Notes) shall be issuable only (i) to the Purchaser in the Private Placement and to JJF Group pursuant to the JJF Purchase Agreement or (ii) to Exchanging Noteholders in the Private Exchange upon the valid surrender in the Private Exchange for cancellation of Old Notes of an aggregate principal amount equal to $1,000 for every $800 aggregate principal amount of Series A Notes; (b) Public Notes will be issuable only to holders of Old Notes that participate in the Public Exchange Offer upon the valid surrender for cancellation of Old Notes of an aggregate principal amount equal to $1,000 for every $743 aggregate principal amount of Public Notes; and (c) Series B Notes (other than Public Notes, Optional Notes and Secondary Notes) will be issuable only to holders of Series A Notes that participate in the Registered Exchange Offer. The aggregate principal amount of Notes outstanding at any time may not exceed $119,200,000 except for the issuance of Secondary Notes and Optional Notes hereunder and as provided in Section 2.7 hereof. The aggregate principal amount of Optional Notes, if any, issued on October 1, 2000, shall not exceed the Maximum Optional Notes Amount.

       As provided in paragraph 1 of the Notes, the Company shall, prior to and including April 1, 2000, in lieu of the payment in whole or in part of interest in cash on the Notes, on April 1, 2000, pay interest on the Notes though the issuance of additional Notes having the same terms and conditions as the Notes (the "Secondary Notes"), in an aggregate principal amount equal to the amount of interest that would be payable with respect to such Notes if such interest were paid in cash. On April 1, 2000 the Trustee shall authenticate Secondary Notes for original issuance to each Holder of Notes (including, without limitation, outstanding Secondary Notes) on the preceding record date, as shown by the records of the Registrar, in the amount required to pay such interest. Notwithstanding any other provision of this paragraph or the Indenture to the contrary, the Company shall pay cash in lieu of issuing Secondary Notes in any denomination of less than $1.00 (which shall be determined with respect to the aggregate amount of Notes held by each Holder as shown by the records of the Trustee).

       If the Company fails to make the payment of interest in Secondary Notes within 30 days of the relevant interest payment date, the Company shall then be obligated to pay the interest in cash, subject to the provisions of Section 7.1(a).

       The Trustee shall upon a written order of the Company signed by two officers, authenticate the Optional Notes, if any, for original issue on October 1, 2000 up to but not exceeding the Maximum Optional Notes Amount.

       The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes and Secondary Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

       The Notes shall be issuable only in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof, except that
(i) Series A Notes may also be issued in denominations of $800 or integral multiples thereof, (ii) Series B Notes may also be issued in denominations of $743 or $800 or integral multiples thereof and (iii) the Secondary Notes may be issued in denominations of $1.00 or integral multiples thereof.

SECTION 2.3 Registrar and Paying Agent.

       The Company and the Guarantors shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes are to be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional Paying Agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of the Guarantors may act as Paying Agent or Registrar.

       The Company initially appoints DTC to act as Depositary with respect to the Global Notes.

       The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes, and by its signature hereto, the Trustee agrees to so act.

       The Trustee is authorized to enter into a letter of representations with DTC in the form provided to the Trustee by the Company and to act in accordance with such letter.

SECTION 2.4 Paying Agent to Hold Money in Trust.

       The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by the Company or the Guarantors in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Guarantor) shall have no further liability for the money. If the Company or a Guarantor acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.5 Holder Lists.

       The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company and/or the Guarantors shall furnish to the Trustee at least three Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company and the Guarantors shall otherwise comply with TIA Section 312(a).

SECTION 2.6 Transfer and Exchange.

              (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary, (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee or (iii) there shall have occurred and be continuing a Default or an Event of Default with respect to the Notes; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates determined by the Company to be required pursuant to Rule 903 under the Securities Act. Upon the occurrence of either of the preceding events in (i) or (ii) above, the Company will notify the Trustee in writing that Definitive Notes (accompanied by a notation of the Subsidiary Guarantees duly endorsed by the Guarantors) shall be issued in such names as the Depositary and the participants shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.7 and 2.11 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to Section 2.7 or 2.11 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.6(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in
Section 2.6(b), (c) or (f) hereof.

              (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as subparagraph (iii) or (iv), as applicable:

                     (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person. Beneficial interests in any Unrestricted Global Note may be transferred only to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.6(b)(i).

                     (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests (other than a transfer of a beneficial interest in a Global Note to a Person who takes delivery thereof in the form of a beneficial interest in the same Global Note), the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates determined by the Company to be required pursuant to Rule 903 under the Securities Act; provided, further, that in no event shall an Indirect Participant who holds a beneficial interest in the Regulation S Temporary Global Note transfer or exchange such interest to a U. S. Person who takes delivery in the form of an interest in U. S. Global Notes prior to the satisfaction of clauses (x) and (y) in the immediately preceding proviso. Upon a

       Registered Exchange Offer by the Company in accordance with Section 2.6(f) hereof, the requirements of this Section 2.6(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture, the Notes and otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.6(h) hereof.

                     (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of clause (ii) above and the Registrar receives the following:

                            (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit F hereto, including the certifications in item 1 thereof;

                            (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit F hereto, including the certifications in item 2 thereof, and

                            (C) if the transferee will take delivery in the form of a beneficial interest in the RSTD Global Note, then the transferor must deliver (x) a certificate in the form of Exhibit F hereto, including the certifications and certificates required by item 3 or item 4 thereof, if applicable.

                     (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global
       Note if the exchange or transfer complies with the requirements of clause
       (ii) above and:

                            (A)    such exchange or transfer is effected
              pursuant to the Registered Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer,
              (2) a Person participating in the distribution of the Series B Notes, or (3) a Person who is an affiliate (as defined in Rule
              144) of the Company;

                            (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                            (C) any such transfer is effected by a Restricted Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                            (D)    the Registrar receives the following:

                     (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit E hereto, including the certifications in item 1(a) thereof;

                     (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit F hereto, including the certifications in item 5 thereof, and

                     (3)    in each such case set forth in this subparagraph
              (D), an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act.

       If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes (accompanied by a notation of the Subsidiary Guarantees duly endorsed by the Guarantors) in an aggregate principal amount equal to the principal amount of beneficial interests transferred pursuant to subparagraph
(B) or (D) above.

       Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

              (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

                     (i) If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon receipt by the Registrar of the following documentation:

                            (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note, a certificate from such holder in the form of Exhibit E hereto, including the certifications in item 2(a) thereof;

                            (B)    if such beneficial interest is being
              transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit F hereto, including the certifications in item 1 thereof,

                            (C)    if such beneficial interest is being
              transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit F hereto, including the certifications in item 2 thereof,

                            (D)    if such beneficial interest is being
              transferred to an institutional investor that is an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act, a certificate to the effect set forth in Exhibit F hereto, including the certifications in item 4 thereof,

                            (E)    if such beneficial interest is being
              transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit F hereto, including the certifications in item 3(a) thereof,

                            (F)    if such beneficial interest is being
              transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit F hereto, including the certifications in item 3(b) thereof, or

                            (G)    if such beneficial interest is being
              transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit F hereto, including the certifications in item 3(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note (accompanied by a notation of the Subsidiary Guarantees duly endorsed by the Guarantors) in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                     (ii) Notwithstanding Sections 2.6(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be (A) exchanged for a Definitive Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates determined by the Company to be required pursuant to Rule 903(c)(3)(B) under the Securities Act or (B) transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to the conditions set forth in clause

       (A) above or unless the transfer is pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

                     (iii) Notwithstanding 2.6(c)(i) hereof, a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                            (A)    such exchange or transfer is effected
              pursuant to the Registered Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer, (2) a Person participating in the distribution of the Series B Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                            (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                            (C) any such transfer is effected by a Restricted Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                            (D)    the Registrar receives the following:

                     (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit E hereto, including the certifications in item 1(b) thereof;

                     (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit F hereto, including the certifications in item 5 thereof, and

                     (3)    in each such case set forth in this subparagraph
              (D), an Opinion of Counsel in form reasonably acceptable to the Company, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act.

                     (iv) If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.6(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a

       Definitive Note (accompanied by a notation of the Subsidiary Guarantees duly endorsed by the Guarantors) in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iv) shall not bear the Private Placement Legend. A beneficial interest in an Unrestricted Global Note cannot be exchanged for a Definitive Note bearing the Private Placement Legend or transferred to a Person who takes delivery thereof in the form of a Definitive Note bearing the Private Placement Legend.

              (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

                     (i) if any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                            (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit E hereto, including the certifications in item 2(b) thereof,

                            (B) if such Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit F hereto, including the certifications in item 1 thereof;

                            (C) if such Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit F hereto, including the certifications in item 2 thereof;

                            (D) if such Definitive Note is being transferred to an institutional investor that is an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act, a certificate to the effect set forth in Exhibit F hereto, including the certifications in item 4 thereof;

                            (E) if such Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit F hereto, including the certifications in item 3(a) thereof,

                            (F) if such Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit F hereto, including the certifications in item 3(b) thereof; or

                            (G) if such Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit F hereto, including the certifications in item 3(c) thereof, the Trustee shall cancel the Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the RSTD Global Note.

                     (ii) A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                            (A)    such exchange or transfer is effected
              pursuant to the Registered Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer, (2) a Person participating in the distribution of the Series B Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                            (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                            (C) any such transfer is effected by a Restricted Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                            (D)    the Registrar receives the following:

                     (1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit E hereto, including the certifications in Item 1(c) thereof,

                     (2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit F hereto, including the certifications in item 5 thereof, and

                     (3)    in each such case set forth in this subparagraph
              (D), an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Definitive Notes are being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.6(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                     (iii) A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

       If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with
Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes (accompanied by a notation of the Subsidiary Guarantees duly endorsed by the Guarantors) in an aggregate principal amount equal to the principal amount of beneficial interests transferred pursuant to subparagraphs
(ii)(B), (ii)(D) or (iii) above.

              (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.6(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present on surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, pursuant to the provisions of this Section 2.6(e).

                     (i) Restricted Definitive Notes may be transferred to and registered in the name of Persons who take delivery thereof if the Registrar receives the following:

                            (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit F hereto, including the certifications in item 1 thereof;

                            (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit F hereto, including the certifications in item 2 thereof;

                            (C) if the transfer will be made pursuant to Regulation D under the Securities Act to an institutional investor that is an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act which delivers a certificate in the form of Exhibit F hereto, including the certifications in item 4 thereof; and

                            (D) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit F hereto, including the certifications, certificates and Opinion of Counsel required by item 3 thereof, if applicable.

                     (ii) Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                            (A)    such exchange or transfer is effected
              pursuant to the Registered Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer, (2) a Person participating in the distribution of the Series B Notes, or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                            (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                            (C) any such transfer is effected by a Restricted Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                            (D)    the Registrar receives the following:

                     (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit E hereto, including the certifications in item 1(a) thereof,

                     (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit F hereto, including the certifications in item 5 thereof, and

                     (3)    in each such case set forth in this subparagraph
              (D), an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Restricted Definitive Note is being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

                     (iii) A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request for such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof. Unrestricted

       Definitive Notes cannot be exchanged for or transferred to Persons who take delivery thereof in the form of a Restricted Definitive Note.

              (f) Registered Exchange Offer. Upon the occurrence of the Registered Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.2 and an Officers' Certificate, the Trustee shall authenticate (i) one or more Unrestricted Global Notes (accompanied by a notation of the Subsidiary Guarantees duly endorsed by the Guarantors) in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by persons that are not (x) broker-dealers, (y) Persons participating in the distribution of the Series B Notes or (z) Persons who are affiliates (as defined in Rule 144) of the Company and accepted for exchange in the Registered Exchange Offer and (ii) Definitive Notes (accompanied by a notation of the Subsidiary Guarantees duly endorsed by the Guarantors) in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes tendered for acceptance by persons that are not (x) broker-dealers, (y) persons participating in the distribution of the Series B Notes or (z) Persons who are affiliates (as defined in Rule 144) of the Company and accepted for exchange in the Registered Exchange Offer. Concurrent with the issuance of such Series B Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

              (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                     (i)    Private Placement Legend.

                            (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

       "THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB") OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2),
       (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN

       COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE WITH RESPECT TO SUCH TRANSFER, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT
       (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES AT THE TIME OF TRANSFER OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (E) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR ANY INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE CERTIFICATE OF TRANSFER (THE FORM OF WHICH CERTIFICATE CAN BE OBTAINED FROM THE TRUSTEE) RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR PURCHASING PURSUANT TO CLAUSE (2)(C) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED

       HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING."

                            (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(iv),
              (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to
              this Section 2.6 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

                     (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

       "UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR A NOTE IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

                     (iii) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

       "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

                     (iv) Legend Relating to Security. Each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

       "THE LIENS AND SECURITY INTERESTS IN THE COLLATERAL SECURING THE INDEBTEDNESS EVIDENCED BY THIS NOTE ARE SUBORDINATE TO THE LIENS AND SECURITY INTERESTS SECURING THE SENIOR SECURED INDEBTEDNESS (AS DEFINED BELOW), AS MORE FULLY SET FORTH IN THE INTERCREDITOR AGREEMENT (AS DEFINED BELOW). ANY HOLDER OF THIS INSTRUMENT SHALL BE DEEMED TO BE BOUND BY, AND SUBJECT TO, THE TERMS AND CONDITIONS OF THE INTERCREDITOR AGREEMENT."

              (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or by the Depositary at the direction of the Trustee, to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note, by the Trustee or by the Depositary at the direction of the Trustee, to reflect such increase.

              (i)    General Provisions Relating to Transfers and
Exchanges.

                     (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes (in each case, accompanied by a notation of the Subsidiary Guarantees duly endorsed by the Guarantors) upon the Company's order or at the Registrar's request.

                     (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.6, 4.10, 4.15 and 11.6 hereof).

                     (iii) The Registrar shall not be required (A) to register the transfer of or exchange Notes during a period beginning at the opening of business 15 days before the day of mailing of notice of redemption and ending at the close of business on the day of such mailing, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

                     (iv) All Global Notes and Definitive Notes (in each case, accompanied by a notation of the Subsidiary Guarantees duly endorsed by the Guarantors) issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company and the Guarantors, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                     (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of mailing of notice of redemption and ending at the close of business on the day of such mailing, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

                     (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, Liquidated Damages, if any, and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                     (vii) The Trustee shall authenticate Global Notes and Definitive Notes (in each case, accompanied by a notation of the Subsidiary Guarantees duly endorsed by the Guarantors) in accordance with the provisions of Section 2.2 hereof.

                     (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this
       Section 2.6 to effect a transfer or exchange may be submitted by facsimile, provided original copies are promptly sent to the Registrar.

                     (ix) Each Holder of a Note agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

                     (x) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.7 Replacement Notes.

       If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Note (accompanied by a notation of the Subsidiary Guarantees duly endorsed by the Guarantors) if the Trustee's requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Guarantors, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

       Every replacement Note is an additional obligation of the Company and the Guarantors and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.8 Outstanding Notes.

       The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.9 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds such Note.

       If a Note is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

       If the principal amount of any Note is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

       If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay all of the principal, Liquidated Damages, if any, and interest and premium, if any, due on the Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

       Secondary Notes shall be deemed outstanding as of the April 1, 2000 interest payment date with respect to which they are authenticated and delivered in lieu of a cash payment of interest.

SECTION 2.9 Treasury Notes.

       In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, by any Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded; provided, however, that no Holder shall be deemed to have control solely by reason of holding any Warrants or Warrant Shares issued or sold pursuant to the Purchase Agreement.

SECTION 2.10 Temporary Notes.

       Until Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes (accompanied by a notation of the Subsidiary Guarantees duly endorsed by the Guarantors) upon a written order of the Company signed by two Officers of the Company. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes (accompanied by a notation of the Subsidiary Guarantees duly endorsed by the Guarantors) in exchange for temporary Notes.

       Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11 Cancellation.

       The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirements of the Exchange
Act). Certification of the destruction of all Notes shall be delivered to the Company. Subject to Section 2.7 hereof, the Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12 Defaulted Interest.

       If either the Company or any Guarantor defaults in a payment of interest on the Notes, it or they (to the extent of their obligations under the Subsidiary Guarantees) shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest (which with respect to interest due on April 1, 2000 may be payable in Secondary Notes), to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.1 hereof. Such defaulted interest, and the interest thereon, may be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below.

                     (i) The Company shall notify the Trustee in writing of the amount of defaulted interest, plus interest payable thereon, proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid; or

                     (ii) The Company may make payment on any defaulted interest and on the interest thereon in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner shall be deemed practicable by the Trustee.

SECTION 2.13 CUSIP Numbers.

       The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

SECTION 2.14 Record Date.

       The record date for purposes of determining the identity of Holders of Notes entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA
Section 316(c).

                                  ARTICLE III

                            REDEMPTION AND PREPAYMENT

SECTION 3.1 Notices to Trustee.

       If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.7 hereof, it shall furnish to the Trustee, at least 45 days (unless a shorter period is agreed to by the Trustee) but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

SECTION 3.2 Selection of Notes to be Redeemed.

       If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis.

       The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; and, provided further, that Series A Notes may be redeemed in amounts of $800 or whole multiples thereof, Series B Notes may be redeemed in amounts of $800 or $743 or whole multiples thereof, and Secondary Notes may be redeemed in amounts of $1.00 or whole multiples of $1.00; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, $800 or $743 shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.3 Notice of Redemption.

       Subject to the provisions of Section 3.9 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

       The notice shall identify the Notes to be redeemed (including CUSIP numbers) and shall state:

              (a)    the redemption date;

              (b)    the redemption price;

              (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

              (d)    the name and address of the Paying Agent;

              (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

              (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

              (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

              (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

       At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.4 Effect of Notice of Redemption.

       Once notice of redemption is mailed in accordance with Section 3.3 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. If a redemption date is not a Business Day, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such redemption date to the next succeeding Business Day.

SECTION 3.5 Deposit of Redemption Price.

       On or prior to 10:00 a.m. Eastern time on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of, Liquidated Damages, if any, and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

       If the Company complies with the provisions of the preceding paragraph and payment of the Notes called for redemption is not otherwise prohibited or prevented, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.1 hereof.

       Any interest accrued on Notes redeemed on or prior to April 1, 2000 may be paid by the Company, at its option, in lieu of payment in whole or in part in cash, through the issuance of Secondary Notes.

SECTION 3.6 Notes Redeemed in Part.

       Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note (accompanied by a notation of the Subsidiary Guarantees duly endorsed by the Guarantors) equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.7 Optional Redemption.

              (a) The Notes will be redeemable at any time at the option of the Company, upon not less than 30 nor more than 60 days' notice, in whole or in part, if redeemed on or prior to September 30, 2000 at a redemption price of 104% of the principal amount plus accrued and unpaid interest and Liquidated Damages on Series A Notes, if any, thereon to the applicable redemption date and thereafter at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages on Series A Notes, if any, thereon to the applicable redemption date if redeemed during the twelve month period beginning on October 1 of the years indicated below:

YEAR                                                           PERCENTAGE
2000...........................................................       103%
2001...........................................................       102%
2002...........................................................       101%
2003 and thereafter............................................       100%

              (b) Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Section 3.1 through 3.6 hereof.

              (c) Any interest accrued on Notes redeemed on or prior to April 1, 2000 may be paid by the Company in lieu of payment in whole or part in cash, through the issuance of Secondary Notes.

SECTION 3.8 Mandatory Redemption.

       Except as set forth below under Sections 4.10 and 4.15, the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

SECTION 3.9 Offer to Purchase by Application of Excess Proceeds.

       In the event that, pursuant to Section 4.10 hereof, the Company shall be permitted or required to commence an offer to all Holders to purchase Notes (an "Asset Sale Offer"), it shall follow the procedures specified below.

       The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall (i) if the Asset Sale Offer is made at the request of the Company when no Senior Secured Indebtedness is outstanding and no Default or Event of Default shall have occurred and be continuing, identify the terms (including purchase price) and amount of the Asset Sale Offer, or (ii) if the Asset Sale Offer is required by the terms of Section 4.10, purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

       If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

       Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee which shall forward a copy of the Asset Sale Offer to each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

              (a)    that the Asset Sale Offer is being made pursuant to this
Section 3.9 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

              (b)    the Offer Amount, the purchase price and the Purchase Date;

              (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

              (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest on or after the Purchase Date;

              (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

              (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

              (g) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

              (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Trustee shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased, except that (i) the Series A Notes may also be purchased in denominations of $800 or integral multiples thereof and Series B Notes may also be purchased in denominations of $800 or $743 or integral multiples thereof and (ii) the Secondary Notes may be purchased in denominations of $1.00 or integral multiples thereof); and

              (i) that Holders whose Notes were purchased only in part shall be issued new Notes (accompanied by a notation of the Subsidiary Guarantees duly endorsed by the Guarantors) equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

       On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.9. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note (in each case, accompanied by a notation of the Subsidiary Guarantees duly endorsed by the Guarantors), and the Trustee, upon written request form the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

       Other than as specifically provided in this Section 3.9, any purchase pursuant to this Section 3.9 shall be made pursuant to the provisions of Section
3.1 through 3.6 and Section 4.10 hereof.

                                   ARTICLE IV

                                    COVENANTS

SECTION 4.1 Payment of Notes.

       The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or any Guarantor thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

       The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate borne by the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.2 Maintenance of Office or Agency.

       The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company or the Guarantors in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

       The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

       The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.3.

SECTION 4.3 Reports.

       Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall promptly furnish to the Trustee and Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, in each case within the time periods set forth in the SEC's rules and regulations. In addition, whether or not required by the rules and regulations of the SEC, at any time after the effectiveness of the Registered Exchange Offer contemplated by the Registration Rights Agreement, the Company shall file a copy of such information and report with the SEC for public availability within the time periods set forth in the SEC's rules and regulations (unless the SEC will not accept such a filing). In addition, until the effectiveness of the Exchange Offer Registration Statement, the Company and the Guarantors shall furnish to the Holders of the Series A Notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.4 Compliance Certificate; Notices of Default under Senior Secured Indebtedness; Reporting Requirements.

              (a) The Company and the Guarantors shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company or such Guarantor, as the case may be, has kept, observed, performed and fulfilled its obligations under this Indenture and the Subsidiary Guarantees, respectively, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company or such Guarantor, as the case may be, is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company or such Guarantor, as the case may be, is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company or such Guarantor, as the case may be, is taking or proposes to take with respect thereto.

              (b)    The year-end financial statements delivered pursuant to
Section 4.3 above shall be accompanied by a written report of the Company's independent public accountants (which shall be a firm of established national reputation) that shall not be qualified by any reference to any violation by the Company of any provisions of Article IV or Article VI hereof.

              (c) Each of the Company and the Guarantors shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer of the Company or any Guarantor becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

              (d) If a default or event of default has occurred and is continuing under the Senior Secured Indebtedness, and notice to the Company of such default or event of default is given by the Senior Secured Lenders in accordance with the terms of the Credit Facilities, the Company shall mail a copy of such notice to the Trustee within two Business Days following the receipt of such notice from the Senior Secured Lenders.

              (e) In addition, each of the Company and the Guarantors will comply with the reporting requirements as set forth in TIA Section 314, including the delivery to the Trustee of an Opinion of Counsel substantially in the form of Exhibit H hereto, by January 31st of each calendar year, the first such delivery hereunder to occur in January 2001.

SECTION 4.5 Taxes.

       The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.6 Stay, Extension and Usury Laws.

       Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that would prohibit or forgive the Company or any Guarantor from paying all or any portion of the principal of, Liquidated Damages, if any, premium, if any, or interest on the Notes or any amounts due under the Guarantees as contemplated herein; and each of the

Company and the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.7 Limitation on Restricted Payments.

       The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any dividend or distribution in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company; (iii) make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Old Notes or Indebtedness that is subordinated to the Notes, except a scheduled repayment of principal or a payment of principal at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

              (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

              (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.9 hereof; and

              (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of this Indenture (excluding Restricted Payments permitted by clauses (ii), (iii), (iv) and (vii) of the next succeeding paragraph) is less than the sum (without duplication) of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of this Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds and the fair market value of marketable securities (as determined in good faith by the Company) received by the Company from the issue or sale since the date of this Indenture of Equity Interests of the Company (other than Disqualified Stock) or of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Restricted Subsidiary of the Company, other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock, in each case pursuant to the terms of such securities, and other than Equity Interests to the extent the cash proceeds of which have been applied to the making of Restricted Payments by virtue of clause (v)(A) of the next succeeding paragraph), plus (iii) 100% of the aggregate net cash proceeds and the fair market value of marketable securities (as determined in good faith by the Company) received by the Company as an equity contribution from a holder or holders of Equity Interests of the Company (other than Disqualified Stock), plus (iv) to the extent that any Restricted Investment that was made after the date of this Indenture is sold or otherwise liquidated or repaid, the aggregate amount of cash and the fair market value of marketable securities (as determined in good faith by the Company), received as the return of capital with respect to such Restricted Investment (less the cost of disposition, if any), plus (v) the amount resulting from redesignations of Unrestricted Subsidiaries, such amount not to exceed the amount of Investments made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary since the date of this Indenture that was treated as a Restricted Payment under this Indenture, plus (vi) the amount of the net reduction in Investments in Unrestricted Subsidiaries resulting from the payment of cash dividends received by the Company or any Restricted Subsidiary of the Company from such Unrestricted Subsidiaries.

       The foregoing provisions shall not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any Old Notes, Subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph; (iii) the defeasance, redemption, repurchase or other acquisition of Old Notes or Subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (iv) the payment of any dividend by a Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis; (v) the repurchase, retirement or other acquisition or retirement for value of common Equity Interests of the Company held by any future, present or former employee or director of the Company or any of the Company's Restricted Subsidiaries or the estate, heirs or legatees of, or any entity controlled by, any such employee or director, pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement in connection with the termination of such person's employment for any reason (including by reason of death or disability); provided, that (i) the aggregate Restricted Payments made under this clause (v) to all Persons in the aggregate other than PPK Group shall not exceed $100,000 in any calendar year and (ii) the aggregate Restricted Payments made under this clause (v) to PPK Group shall not exceed the cash proceeds of key man life insurance policies received by the Company after the date of this Indenture less the amount of any Restricted Payments previously made to PPK Group pursuant to this clause (v); (vi) in the event of a Change in Control under this Indenture, the making of mandatory redemptions on the Company's Class A Preferred Stock and the Company's Class B Preferred Stock, par value $1,000 per share, in each case in accordance with the terms of the change of control provisions thereof as in effect on the date of this Indenture; provided, however, that (A) no such redemption shall be made until after the applicable Change of Control Payment Date and (B) on the applicable Change of Control

Payment Date no restrictions shall exist on the repurchase of Notes pursuant to a Change of Control Offer; (vii) the declaration and payment of dividends on, and the making of scheduled mandatory redemptions of, the Company's Coal Acquisition Preferred Stock in accordance with the terms thereof; and (viii) repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options; provided, however, no Restricted Payment under clauses (ii), (iii),
(v), (vi) or (vii) of this paragraph shall be made while any Default or Event of Default shall have occurred and be continuing.

       The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation is permitted by this covenant and otherwise would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this
Section 4.7. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time, if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary and provided that no Event of Default shall have occurred and be continuing.

       The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be based on the good faith determination of the Board of Directors. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.7 were computed.

SECTION 4.8 Dividend and Other Payment Restrictions Affecting Subsidiaries.

       The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Indebtedness as in effect on the date of this Indenture, (b) the Loan Agreement as in effect as of the date of this Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Loan Agreement as in effect on the date of this Indenture, (c) this Indenture and



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

the Notes, (d) applicable law, rules or regulations, or any order or ruling by a governmental authority, (e) any instrument of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (but not created in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred, (f) customary nonassignment provisions in leases, licenses, encumbrances, contracts or similar agreements entered into or acquired in the ordinary course of business, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) on the property so acquired, (h) contracts for the sale of assets, including, without limitation, customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, (i) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business, (j) customary provisions in joint venture agreements at the time of creation of such joint venture and other similar agreements entered into in the ordinary course of business; and (k) any encumbrances or restrictions of the type referred to in clauses (i), (ii) and (iii) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses
(a) through (j) above, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company's Board of Directors, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

SECTION 4.9 Incurrence of Indebtedness and Issuance of Disqualified Stock.

       The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt) and shall not, and shall not permit any of its Restricted Subsidiaries to issue any shares of Disqualified Stock; provided, however, that the Company or any Guarantor may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.25 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

       Neither the Company nor any Guarantor shall incur any Indebtedness that is contractually subordinated to any other Indebtedness of the Company or such Guarantor, respectively, unless such Indebtedness is also contractually subordinated to the Notes or the Subsidiary Guarantee of such Guarantor, respectively, on substantially identical terms; provided, however, that no Indebtedness of the Company or any Guarantor shall be deemed to be contractually subordinated



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

to any other Indebtedness of the Company or such Guarantor, respectively, solely by virtue of being unsecured.

       The provisions of the first paragraph of this covenant shall not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

                     (i) the incurrence by the Company or any of the Guarantors (and the guarantee thereof by Guarantors or the Company) of Indebtedness and letters of credit (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and the Guarantors thereunder) under all Credit Facilities; provided that the aggregate principal amount of all Indebtedness and letters of credit outstanding at any one time under all Credit Facilities after giving effect to such incurrence, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (i), does not exceed an amount equal to the greater of (A) $40.0 million and (B) the amount permitted by the terms thereof to be borrowed thereunder up to a maximum of $55 million (plus interest thereon and costs, expenses, fees and other charges related thereto for which the Company is liable under the terms of the agreements governing such Senior Indebtedness (including, but not limited to, attorneys' fees and legal expenses), less the aggregate amount of all Net Proceeds of Asset Sales applied to repay any such Indebtedness (or any such Permitted Refinancing Indebtedness) pursuant to
       Section 4.10 hereof;

                     (ii) the incurrence by the Company and the Guarantors of Existing Indebtedness;

                     (iii) the incurrence by the Company of Indebtedness represented by the Notes and the incurrence by the Guarantors of the Subsidiary Guarantees;

                     (iv) the incurrence by the Company or any of the Guarantors of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price, lease or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Guarantor, in an aggregate principal amount not to exceed $10.0 million at any time outstanding;

                     (v) the incurrence by the Company or any of the Guarantors of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred;

                     (vi) the incurrence by the Company or any of the Guarantors of intercompany Indebtedness between or among the Company and any of the Guarantors; provided, however, that (i) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Guarantor and (B) any sale or other transfer of any such Indebtedness



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

       to a Person that is not either the Company or a Guarantor shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Guarantor, as the case may be;

                     (vii) incurrence by the Company or any of the Guarantors of Hedging Obligations;

                     (viii) Indebtedness incurred in respect of performance, surety and similar bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

                     (ix) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt; provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company;

                     (x) the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Guarantor of the Company that was permitted to be incurred by another provision of this covenant; and

                     (xi) the incurrence by the Company of the Optional Notes and the Secondary Notes.

       For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xi) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph of this Section 4.9. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.9.

SECTION 4.10 Asset Sales.

       The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Board of Directors) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of
(a) cash or Cash Equivalents or (b) property or assets referred to in clause (c) of the following paragraph; provided that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to an agreement that releases the Company or such Restricted Subsidiary from further liability and (y) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that



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are converted by the Company or such Restricted Subsidiary into cash within 90 days after such Asset Sale (to the extent of the cash received), shall be deemed to be cash for purposes of this provision; provided further that the Company and the Restricted Subsidiaries shall comply with the requirements of the TIA. Net Proceeds from an Asset Sale involving the sale, transfer or other disposition of Collateral are herein referred to as "Collateral Proceeds." Net Proceeds from an Asset Sale not involving the sale, transfer or other disposition of Collateral are herein referred as "Non-Collateral Proceeds." Subject to Section 5.2(a) hereof, the provisions of the Intercreditor Agreement and the requirements of any Prior Lien, all Collateral Proceeds shall constitute Trust Moneys and shall be delivered by the Company (or the applicable Subsidiary) to the Collateral Agent and shall be deposited in the Collateral Account as Trust Moneys in accordance with this Indenture. Collateral Proceeds so deposited may be withdrawn from the Collateral Account and released to the Senior Collateral Agent, the Collateral Agent, the Company or the Trustee, as the case may be, for any purpose permitted by the Intercreditor Agreement, or this Section 4.10 or
Article X. Non-Collateral Proceeds shall be delivered to the Company.

       Within 120 days after the receipt of any Collateral Proceeds and/or Non-Collateral Proceeds from an Asset Sale, the Company or such Restricted Subsidiary may apply such Net Proceeds, at its option, (a) to repay Senior Secured Indebtedness (and to correspondingly permanently reduce commitments with respect thereto in the case of term borrowings), or (b) at any time when no Senior Secured Indebtedness is outstanding and no Default or Event of Default shall have occurred and be continuing, to offer to purchase Notes in the market pursuant to Section 3.9 at a price and in an amount determined by the Company, or (c) to the making of a capital expenditure in a Permitted Business relating to the coal mining activities of the Company and the Guarantors if deemed necessary and appropriate for use in the ordinary course of business of the Company and its subsidiaries by the Board of Directors (each, a "Permitted Business Investment") or to the reimbursement of the cost of Permitted Business Investments made by the Company or any Guarantor during the 120-day period immediately preceding the date of receipt of such Net Proceeds; provided that the property and assets constituting such Permitted Business Investment and any other non-cash consideration received as a result of such Asset Sale (other than Excluded Assets) are made subject to the Lien of the Security Documents and shall constitute Collateral under the terms of this Indenture and under the terms of the Security Documents; provided, further, that if at any time any non-cash consideration received by the Company or any such Restricted Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash more than 90 days after such Asset Sale, then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Proceeds thereof shall be applied in accordance with this Section 4.10. Pending the final application of any such Net Proceeds, the Company may temporarily reduce Indebtedness under the Credit Facilities or invest such Net Proceeds in any manner that is not prohibited by this Indenture. Sixty percent of the excess over $1,000,000 of Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." If at the end of any six month period ending June 30 or December 31 commencing with the six month period ended December 31, 1999, the aggregate amount of Excess Proceeds exceeds $1,000,000 the Company shall be required to commence an Asset Sale Offer within 15 days after the end of such six month period to all Holders of Notes pursuant to Section 3.9 to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the



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

principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in this Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

       Any such remaining Excess Proceeds constituting Collateral Proceeds shall (subject to the provisions of the Intercreditor Agreement or any Prior Lien) remain in or be redeposited in the Collateral Account to be applied for any purpose permitted under this Indenture. For this purpose, Collateral Proceeds shall be deemed to be applied first in any Asset Sale Offer.

SECTION 4.11 Transactions with Affiliates.

       The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to or Investment in, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction") unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee
(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an Independent Appraiser.

       The foregoing provisions shall not apply to the following: (i) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company or such Restricted Subsidiary; (ii) transactions between or among the Company and/or its Restricted Subsidiaries; (iii) Restricted Payments that are permitted by Section
4.7 hereof; (iv) any payments made to holders of Notes, Warrants and Warrant Shares pursuant to such instruments or any related agreements or involving any exercise of rights by such holders pursuant to such agreements; (v) the payment of reasonable and customary fees paid to, and indemnity provided on behalf of, officers, directors, or employees of the Company or any Restricted Subsidiary;
(vi) transactions in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Appraiser stating that such transaction meets the requirements of clause (i) of the preceding paragraph; (vii) loans to employees (a) pursuant to the Company's employee relocation policy as in effect on the date of this Indenture or (b) for any other purpose, provided such loans are not in excess of $100,000 in the aggregate at any one time outstanding and are approved, in each case, by a



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majority of the Board of Directors of the Company or of the board of directors of any Guarantor (as applicable) in good faith; (viii) any agreement as in effect as of the date of this Indenture or any amendment thereto (so long as any such amendment is no less favorable to the holders of the Notes in any material respect than the original agreement as in effect on the Issue Date) or any transaction contemplated thereby; (ix) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, the Stockholders' Agreement, dated as of August 12, 1996, as in effect on the date of this Indenture, and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the date of this Indenture shall only be permitted by this clause (ix) so long as the terms of any such amendment or new agreement are no less favorable to the holders of the Notes in any material respect than the original agreement as in effect on the date of this Indenture; and (x) coal supply agreements with Anker Holding B.V. and its Affiliates in the ordinary course of business and otherwise in compliance with the terms of this Indenture which comply with the requirements of clause (i) of the preceding paragraph.

SECTION 4.12 Liens.

       The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness or trade payables on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens, unless the Notes are secured equally and ratably with (or prior to in the case of Subordinated Indebtedness) the obligation or liability secured by such Liens. In the event that the Company or any Guarantor grants a Lien on any real Property located in the State of Maryland to secure the Senior Secured Indebtedness, such grantor shall grant a lien immediately junior thereto in favor of the Collateral Agent to secure the obligations under this Indenture.

SECTION 4.13 Business Activities.

       The Company shall not, and shall not permit any Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.

SECTION 4.14 Corporate Existence.

       Subject to Article V and Article X hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect
(i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of such entity.



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SECTION 4.15 Offer to Repurchase upon Change of Control.

       Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or integral multiples thereof, except that (i) the Series A Notes may also be repurchased in denominations of $800 or integral multiples thereof (ii) the Series B Notes may also be repurchased in denominations of $800 or $743 or integral multiples thereof, and (iii) the Secondary Notes may be repurchased in denominations of $1.00 or integral multiples thereof), of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by this Indenture and described in such notice. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

       On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to the unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or integral multiples thereof, except that (i) the Series A Notes and may also be issued in denominations of $800 or integral multiples thereof, (ii) the Series B Notes may also be issued in denominations of $800 or $743 or integral multiples thereof, and (iii) the Secondary Notes may be issued in denominations of $1.00 or integral multiples thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

       The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

SECTION 4.16 Payments for Consent.

       Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any

Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.17 Additional Subsidiary Guarantees.

       If the Company or any of its Restricted Subsidiaries shall acquire or create another Restricted Subsidiary (other than a Foreign Subsidiary) after the date of this Indenture, then such newly acquired or created Restricted Subsidiary (other than a Foreign Subsidiary) shall execute a Subsidiary Guarantee and deliver an Opinion of Counsel, in accordance with the terms of this Indenture.

SECTION 4.18 Use of Trust Moneys and Advances by Collateral Agent.

       If the Company shall fail to perform any of its covenants in this Indenture, the Collateral Agent may (but shall not be required to), at any time and from time to time, use and apply any Trust Moneys held by it under Article X or make advances to effect performance of any such covenant on behalf of the Company; and all moneys so used or advanced by the Collateral Agent, together with interest at the rate of 14.25% per annum on advances, shall be repaid by the Company upon demand and such advances shall be secured under the Security Agreement prior to the Notes. For repayment of all such advances the Collateral Agent shall have the right to use and apply any Trust Moneys at any time held by it under Article X but no such use of Trust Moneys or advances shall relieve the Company from any Default.

SECTION 4.19 Insurance.

       The Company and the Guarantors will use their reasonable best efforts to keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as are ordinarily insured against by other owners in similar businesses. The Company and the Guarantors also shall maintain business interruption, public liability, product liability, and property damage insurance relating to the Company's and the Guarantors' ownership and use of the Collateral, as well as insurance against larceny, embezzlement, and criminal misappropriation, as may be available on reasonable terms from time to time, as is prudent in the business circumstances of the Company.

       The Company and the Guarantors shall obtain and maintain (i) insurance of the type necessary to insure the Improvements and Chattels (as such terms are defined in the Mortgages), for the actual cash value thereof, against any loss by fire, lightning, windstorm, hail, explosion, aircraft, smoke damage, vehicle damage, earthquakes, elevator collision, and other risks from time to time included under "extended coverage" policies, in amounts sufficient to prevent the Company and the Guarantors from becoming a co-insurer under such policies,
(ii) combined single limit bodily injury and property damages insurance against any loss, liability, or damages on, about, or relating to each parcel of Real Property Collateral, in an amount of not less than the amount of such insurance in effect on the Issue Date; and (iii) insurance for such other risks as may be customary in the coal mining industry in the Eastern United States.



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

       Neither the Company nor any of the Guarantors shall take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 4.19, unless the Collateral Agent is included thereon as named insured with the loss payable to Collateral Agent (subject to the terms and provisions (and the rights of holders) of the Senior Secured Indebtedness or any Prior Liens) under, as applicable, a lender's loss payable or mortgagee endorsement or its local equivalent.

       All policies or other contracts for such insurance upon any part of the Collateral shall provide that the proceeds of such insurance (except in the case of any particular casualty resulting in damage or destruction not exceeding $500,000 in the aggregate) shall be payable, subject to the terms and provisions (and the rights of holders) of the Senior Secured Indebtedness and any Prior Lien, to the Collateral Agent as its interest may appear (by means of a standard mortgagee clause or other similar clause acceptable to the Collateral Agent, without contribution). Each policy or other contract for such insurance, or such mortgagee clause, shall contain an agreement by the insurer that, notwithstanding any right of cancellation reserved to such insurer, such policy or contract shall continue in force for the benefit of the Collateral Agent for at least ten days after written notice to the Collateral Agent of cancellation. As soon as practicable after the execution of this Indenture, and within 90 days after the close of each fiscal year thereafter, and at any time upon the request of the Trustee, the Company will file with the Trustee an Officers' Certificate containing a detailed list of the insurance in force upon the Collateral on a date therein specified (which date shall be within 30 days of the filing of such Certificate), including the names of the insurers with which the policies and other contracts of insurance on the Collateral are carried, the numbers, amounts and expiration dates of such policies and other contracts and the property and hazards covered thereby, and stating that the insurance that is listed complies with this Section.

       Any appraisal or adjustment of any loss or damage of or to any part of the Collateral in any settlement in respect thereof which may be agreed upon between the Company and any insurer, as evidenced by an Officers' Certificate, shall be delivered to the Collateral Agent.

       Subject to Section 5.2(a) and the provisions of the Intercreditor Agreement, all proceeds of insurance received by the Collateral Agent shall be held and paid over or applied by the Collateral Agent as provided in Article X.

       All proceeds of any insurance on any part of the Collateral not payable to the Collateral Agent or the trustee, mortgagee or other holder of a Prior Lien shall be applied by the Company to the repair, rebuilding or replacement of the property destroyed or damaged or, subject to Section 5.2(a) and the provisions of the Intercreditor Agreement, shall be deposited with the Collateral Agent to be held and paid over or applied by it as provided in
Article X.



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

                                   ARTICLE V

                                    SECURITY

SECTION 5.1 Security Interest.

              (a) In order to secure the obligations under this Indenture, the Company has granted and has caused and/or will cause each Guarantor, pursuant to the Security Documents, to grant the Security Interest to the Collateral Agent for the benefit of the Holders. The Collateral Agent, the Trustee and each Holder, by accepting a Note, acknowledge the binding effect of the Security Documents and the Subsidiary Guarantee as in effect and in existence on the date hereof, or in effect and coming into existence by reason of the Amendments to Deeds of Trust; provided, that, except for releases of Inventory and Accounts made in accordance with Section 5.5(a)(ii), in the event of a conflict between the provisions of any of the Security Documents and the provisions of the TIA, the provisions of the TIA will control.

              (b) The Trustee and each Holder, by accepting a Note, acknowledge and agree that, as more fully set forth in this Indenture and the Security Documents, the Senior Secured Lenders have certain rights in and to the Collateral and that the rights of the Senior Secured Lenders in the Collateral are senior to those of the Holders, the Collateral Agent and the Trustee. The rights of the Collateral Agent, the Trustee and the Holders in the Collateral are subject to the rights of holders of Prior Liens (including the Senior Secured Lenders) and the terms and conditions of the Intercreditor Agreement.

              (c) Subject to subsection (b) of this Section 5.1, the Collateral will be held for the equal and ratable benefit and security of the Holders without preference, priority, or distinction of any thereof over any other by reason of difference in time of issuance, sale, or otherwise, and for the enforcement of the obligations under this Indenture. The relative rights of the Holders and of the other holders of Collateral Debt with respect to the Collateral are governed by, and subject to the terms and conditions of, the applicable instrument under which the particular Collateral Debt held by any such holder was issued and, with respect to the Senior Secured Lenders under the Senior Secured Indebtedness, the terms and conditions of the Intercreditor Agreement.

SECTION 5.2 Lien Subordination.

              (a) The Senior Security Interest shall be senior and prior in right to the Security Interest. The Trustee and each Holder acknowledge that (as more fully set forth in the Intercreditor Agreement) the rights of the Senior Secured Lenders to receive proceeds from the disposition of Collateral are senior to the rights of the Holders to receive proceeds from the disposition of the Collateral.

              (b) The priorities set forth in this Section 5.2 are applicable irrespective of the order of creation, attachment or perfection of any Liens or security interests or any priority that might otherwise be available to the Holders, the Trustee or any Senior Secured Lender under applicable law.



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SECTION 5.3 Enforcement of Security.

              (a) The Company and each of the Guarantors has executed, delivered, filed, and recorded or will execute, deliver, file, and record, all instruments and documents, and has done or will do all such acts and other things, at the Company's and the Guarantors' expense, as are necessary to subject the Collateral to the Security Interest. The Company and each of the Guarantors will execute, deliver, file, and record all instruments and do all acts and other things as may be reasonably necessary to perfect, maintain, and protect the Security Interest.

              (b) In addition to their respective obligations under the Security Documents, the Company and each of the Guarantors will furnish to the Trustee and the Collateral Agent with respect to the Collateral promptly after the execution and delivery of this Indenture and any other instrument of further assurance or amendment or waiver of any provision of this Indenture or the Security Documents relating to the Security Interest in the Collateral for the benefit of the Holders of the Notes, an Opinion of Counsel either (A) stating that, in the opinion of such Counsel, this Indenture, the Security Documents, any financing statements, any continuation statements, and any other instruments of further assurance or amendment have been properly recorded, registered, and filed with respect to such types of Collateral (including collateral substituted for other Collateral pursuant to Sections 5.8 or 5.9), and that all such other acts and things have been done, to the extent necessary under applicable law to perfect and make effective the Security Interest therein and reciting the elements of such action in reasonable detail, or (B) stating that, in the opinion of such Counsel, no such action is necessary under applicable law to perfect or make effective the Security Interest. Any such opinion may be based upon reasonable assumptions not inconsistent with the terms of this Indenture or the Security Documents as to future matters and as to actions taken or to be taken by the Company and the Guarantors, or by the Collateral Agent or any other Person, and may set forth the reasons underlying such opinion.

              (c) In addition to their respective obligations under the Security Documents, the Company and each of the Guarantors will furnish to the Trustee and the Collateral Agent with respect to the Collateral (including collateral substituted for other Collateral pursuant to Section 5.8) within 30 calendar days after May 1, in each year beginning with the year 2000, an Opinion of Counsel, dated as of such date, either (A) stating that, in the opinion of such Counsel, such action has been taken with respect to the recording, registering, filing, rerecording, registering, and refiling of the Indenture, all supplemental indentures, the Security Documents, financing statements, continuation statements, and all other instruments of further assurance as is necessary under applicable law to maintain the Security Interest and reciting the elements of such action in reasonable detail, and stating that all financing statements and continuation statements have been executed and filed and such other acts and things have been done that are necessary under applicable law fully to preserve and protect the rights of the Holders and the Trustee hereunder and under the Security Documents, or (B) stating that, in the opinion of such Counsel, no such action is necessary under applicable law to maintain the Security Interest. Any such opinion may be based upon reasonable assumptions not inconsistent with the terms of this Indenture or the Security Documents as to future matters and as to actions taken or to be taken by the Company and the Guarantors, or by the Collateral Agent or any other Person, and may set forth the reasons underlying such opinion.



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

SECTION 5.4 Possession and Use of Collateral.

              (a) Until an acceleration of the Notes pursuant to Section 7.2, the Company and the Guarantors shall have the right to remain in possession and retain exclusive control of the Collateral (other than any Trust Moneys or other cash and securities constituting part of the Collateral and deposited with the Collateral Agent) with power freely and without let or hindrance on the part of the Trustee or the Holders to operate, manage, develop, use and enjoy the Collateral and to collect, receive, use, invest and dispose of the reversions, remainders, rates, interest, rents, issues, profits, revenues, proceeds and other income thereof.

              (b) Nothing in this Indenture or any of the Security Documents shall prohibit the Company or any of the Guarantors from transferring, by conveyance or otherwise, subject to the Lien of the Security Documents, any of the assets constituting the Collateral to any Restricted Subsidiary, for so long as the Restricted Subsidiary is a Restricted Subsidiary, without any release or consent of the Trustee or the Collateral Agent.

SECTION 5.5 Disposition of Collateral Without Release.

              (a) Notwithstanding the provisions of Sections 5.6, 5.7, 5.8 or 5.9, at any time and from time to time until an acceleration of the Notes pursuant to Section 7.2, the Company and any of the Guarantors may without any release or consent by the Trustee or the Collateral Agent:

                     (i) sell or otherwise dispose of any machinery, equipment, furniture, apparatus, tools or implements, materials, supplies or other similar property subject to the Lien hereof, which may have become worn out or obsolete or nonproductive Real Property, not exceeding in value in any one calendar year the greater of $25,000 or 1% of the principal amount of the Notes at the time outstanding;

                     (ii) (1) deal in, sell, dispose of or otherwise use Inventory in the ordinary course of the Company's or the Guarantors' business, or (2) collect, liquidate or otherwise dispose of Accounts in the ordinary course of the Company's or the Guarantors' business;

                     (iii) grant rights-of-way, restrictions on use, subleases, easements and other encumbrances which do not represent Liens intended to secure Indebtedness (other than Permitted Liens) over or in respect of any Real Property Collateral; provided, however, that such grant will not, in the reasonable opinion of the Company or the relevant Guarantors, as applicable, impair the usefulness of such property in the conduct of the Company's or the Guarantors' business and will not be prejudicial to the interests of the Holders;

                     (iv) abandon, surrender, terminate, cancel, release or make alterations in or substitutions of any leases, contracts or of rights-of-way subject to the Lien of any of the Security Documents; provided, however, that any altered or substituted leases, contracts or rights-of-way shall forthwith, without further action, be subject to the Lien of the Security Agreement to the same extent as those previously existing and provided, further, that, if the Company or any of the Guarantors shall receive any money or



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

       property in excess of the Company's or any of the Guarantor's expenses in connection with such abandonment, surrender, termination, cancellation, release, alteration or substitution as consideration or compensation for such termination, cancellation, release, alteration or substitution, such money or property, to the extent it exceeds the greater of $25,000 or 1% of the principal amount of the Notes at the time outstanding, forthwith upon its receipt by the Company or any of the Guarantors, shall, subject to Article X be deposited with the Collateral Agent (unless otherwise required by a Prior Lien) or otherwise subjected to the Lien of any of the Security Documents;

                     (v) surrender or modify any franchise, license or permit subject to the Lien of any of the Security Documents which it may own or under which it may be operating; provided, however, that, after the surrender or modification of any such franchise, license or permit, (A) the Company and the Guarantors shall still, in the good faith judgment of the Company and the Guarantors, be entitled, under some other or without any franchise, license, or permit, to conduct its business in the territory in which it is then operating, or (B) in the good faith judgment of the Company and the Guarantors, it is no longer in the best interests of the Company or the Guarantors to conduct its business in such territory and provided, further, that, if the Company or the Guarantors shall be entitled to receive any money or property in excess of the Company's or the Guarantors' expenses in connection with such surrender or modification as consideration or compensation for such surrender or modification, such money or property, to the extent that it exceeds the greater of $25,000 or 1% of the principal amount of the Notes at the time outstanding, forthwith upon its receipt by the Company or any of the Guarantors, shall, subject to Article X be deposited with the Collateral Agent (unless otherwise required by a Prior Lien) or otherwise subjected to the Lien of any of the Security Documents;

                     (vi) alter, repair, replace, change the location or position of and add to its plants, structures, machinery, systems, equipment, fixtures and appurtenances; provided, however, that no change in the location of any such property subject to the Lien of the Security Documents shall be made which (1) removes such property into a jurisdiction in which any instrument by law to preserve the Lien of any of the Security Documents on such property, including all necessary financing statements, continuation statements and any other instruments of further assurance of amendment has not been recorded, registered or filed in the manner required by law to preserve the Lien of any of the Security Documents on such property unless the Company or relevant Guarantor records, registers or files such instrument or document within the time allowed and in a manner required by law to preserve the Lien of any of the Security Documents on such property or (2) otherwise impairs the Lien thereof; or

                     (vii) demolish, dismantle, tear down or scrap any Collateral, or abandon or surrender any thereof, including mineral rights, other real property interests, or interests in land (including leases), if, in the reasonable determination of the Company and the Guarantors, such demolition, dismantling, tearing down, scrapping, abandonment or surrender is in the best interests of the Company and the Guarantors and the value and utility of the Collateral as an entirety and the security for the Notes will not thereby be impaired.



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
       Notwithstanding the foregoing, the Company's and the Guarantors' right to rely upon Subsection (a)(ii)(1) and (2) of this Section for each six-month period beginning on January 1 and July 1 (a "Six-Month Period") shall be conditioned upon the Company and the Guarantors' delivering to the Trustee and the Collateral Agent, within 30 days following the end of such Six-Month Period, an Officers' Certificate to the effect that all sales of Inventory and all collections and other dispositions of Accounts by the Company and the Guarantors during such Six-Month Period were in the ordinary course of the Company's and the Guarantors' business and that all proceeds therefrom were used by the Company and the Guarantors in the ordinary course of their business or to make other cash payments permitted by this Indenture.

              (b) In the event that the Company or any of the Guarantors has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of (i) any portion of the Collateral which under the provisions of this Section 5.5 may be sold, exchanged or otherwise disposed of by the Company or any of the Guarantors without any release or consent of the Collateral Agent or (ii) any property or assets which do not constitute Collateral, and the Company requests the Trustee to instruct the Collateral Agent to furnish a written disclaimer, release or quitclaim of any interest in such property under any of the Security Documents, the Trustee shall instruct the Collateral Agent to execute such an instrument, upon delivery to the Trustee and the Collateral Agent of an Officers' Certificate by the Company reciting the sale, exchange or other disposition made or proposed to be made and describing in reasonable detail the property affected thereby, and stating and demonstrating that such property is property which by the provisions of this
Section 5.5 may be sold, exchanged or otherwise disposed of or dealt with by the Company and the Guarantors without any release or consent of the Collateral Agent in conformity with a designated subsection of Section 5.5(a). All sales, exchanges or other dispositions made in compliance with this Section 5.5(a) shall be deemed to be free and clear of the Lien of the Security Documents.

       All cash received by the Collateral Agent pursuant to this Section 5.5 shall, subject to Section 5.2(a) and the provisions of the Intercreditor Agreement, be held by the Collateral Agent as Trust Moneys under Article X subject to application as therein provided. All purchase money and other obligations received by the Collateral Agent pursuant to this Section 5.5 shall be held by the Collateral Agent as Collateral subject to disposition as provided in Section 5.20.

       Any disposition of Collateral made in compliance with the provisions of this Section 5.5 shall be deemed not to impair the Security Interest in contravention of the provisions of this Indenture and the Security Documents.

SECTION 5.6 Release of Collateral Generally.

       In addition to its obligations under the Security Documents, in connection with any release of Collateral other than pursuant to Section 5.5, the Company and each of the Guarantors will deliver to the Trustee and the Collateral Agent the certificate or opinion, if any, required by Section 314 of the TIA as to the fair value of any Collateral to be released, together with the other documents required by Section 5.7, 5.8 or 5.9, as applicable. Any release of Collateral made in compliance with the applicable provisions of this Article V and the Security Documents will be deemed not to impair the Security Interest in contravention of the provisions of this Indenture and the Security
Documents.



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SECTION 5.7 Procedures for Release of Collateral.

      In addition to its rights under Sections 5.5, 5.8 and 5.9, the Company and each of the Guarantors shall have the right, at any time and from time to time, to sell, exchange or otherwise dispose of any of the Collateral (other than Trust Moneys), upon compliance with the requirements and conditions of this
Section 5.7 and, in the case of an Asset Sale, upon compliance with the requirements and conditions of Section 4.10, and the Trustee shall instruct the Collateral Agent to release the same from the Lien of any of the Security Documents upon receipt by the Trustee and the Collateral Agent of an application of the Company requesting such release and describing the property to be so released, together with:

            (a) If the property to be released has a book value in excess of the greater of $25,000 or 1% of the principal amount of the Notes at the time outstanding, a resolution of the Board of Directors or of the board of directors of the Guarantor which owns the property being released, as the case may be, requesting such release, and authorizing an application to the Trustee and the Collateral Agent therefor.

            (b) An Officers' Certificate, dated not more than 30 days prior to the date of the application for such release, stating in substance as follows:

                  (i) that the Company or a Guarantor has sold or disposed of or has contracted to sell or dispose of the property so requested to be released, and if such sale or disposition is an Asset Sale subject to
      Section 4.10, stating that all Net Proceeds from such sale or disposition will be applied pursuant to Section 4.10 and, if applicable, Section 3.9;

                  (ii) that either (1) other property is to be substituted as Substitute Collateral in accordance with Section 5.8, 5.9 and, if applicable, Section 4.10, or (2) if the property to be released is not being replaced by other property (other than property described in Section 5.7(d)) in compliance with Sections 4.10, 5.8 or 5.9, that either (A) the Net Proceeds are not required to be deposited with the Collateral Agent in connection with an Asset Sale or (B) the Company will make an Asset Sale Offer in accordance with Sections 4.10 and 3.9 or (C) such property is not necessary for the efficient operation of the Company's remaining property or in the conduct of the business of the Company;

                  (iii) either (1) that the Company has disposed of or will dispose of the property so to be released for permitted consideration representing, in the opinion of the signers, its fair value and describing such consideration, which consideration shall comply with Section 4.10 to the extent applicable and, subject to Section 4.10, may consist of any one or more of the following: (A) cash, and (B) any other property that, upon acquisition thereof by the Company, would be subject to the Lien of any of the Security Documents, and subject to no Lien other than Permitted Liens, all of such consideration to be briefly described in the certificate, or
      (2) that the property so to be released has been or is to be disposed of without consideration (or for consideration less than fair value), in which event such certificate shall state the reason for its disposition without consideration or at less than fair value;

                  (iv) that no Event of Default has occurred and is continuing;

                  (v) the fair value, in the opinion of the signers, of the property to be released at the date of such application for release and that, in the opinion of the signers, the proposed release of property will not impair the Security Interest in contravention of the provisions of this Indenture or the Security Documents; provided, however, that it shall not be necessary under this clause (v) to state the fair value of any property whose fair value is certified in a certificate of an Appraiser or Independent Appraiser under Section 5.6 or 5.7(c);

                  (vi) whether the aggregate fair value of all the property to be released and of all other property (other than Inventory or Accounts disposed of pursuant to Section 5.5(a)(ii)) released from the Lien of any of the Security Documents since the commencement of the then current calendar year is (1) 10% or more of the aggregate principal amount of the Notes outstanding on the date of the application and (2) whether said fair value of the property to be released is at least $25,000 and at least 1% of the aggregate principal amount of the Notes outstanding on the date of the application, and if such is the case, that a certificate of an Independent Appraiser as to the fair value of the property to be released will be furnished under Section 5.7(c), and

                  (vii) that all conditions precedent herein provided for relating to the release of the property in question have been complied with.

            (c) If (i) the fair value of the property to be released and of all other property (other than Inventory or Accounts disposed of pursuant to Section 5.5(a)(ii)) released from the Lien of any of the Security Documents since the commencement of the then current calendar year, as shown by certificates required by Section 5.7(b), is 10% or more of the aggregate principal amount of the Notes outstanding on the date of the application, and (ii) the fair value of the property to be so released, as shown by the certificate filed pursuant to Subsection (b) of this Section, is at least $25,000 and at least 1% of the aggregate principal amount of the Notes outstanding on the date of the application, a certificate of an Independent Appraiser, stating:

                  (1) the then fair value, in the opinion of the signer, of the property to be released; and

                  (2) that such release, in the opinion of the signer, will not impair the Security Interest under this Indenture and the Security Documents in contravention of the terms hereof and thereof.

            (d) Either (i) the Substitute Collateral and all related documents pursuant to Sections 5.8 and 5.9, (ii) the Net Proceeds unless otherwise permitted by Section 4.10 (except to the extent that the assignment thereof would violate the terms thereof or any agreement relating thereto or would require the consent of any other party to any such agreement which consent has not been obtained for any property so to be released) or if the property so to be released is subject to a Prior Lien, an Officers' Certificate to the effect that the holder of such Prior Lien has received such Net Proceeds (except to the extent that the assignment thereof would violate the terms thereof or any agreement relating thereto or would require the consent of any other party to any such agreement which consent has not been obtained for any property so to be released) and has been irrevocably authorized by the Company to pay over to the Collateral Agent any balance of such Net Proceeds remaining after the discharge of such Prior Lien; and, if any property other than Excluded Assets is included in such Net Proceeds, such instruments of conveyance, assignment and transfer, if any, as may be necessary to subject to the Lien of any of the Security Documents all the right, title and interest of the Company in and to such property, or (iii) an Officer's Certificate to the effect that the Collateral Proceeds are not required to be made available to repurchase Notes pursuant to an Asset Sale Offer in accordance with Sections 4.10 and 3.9, and are being immediately applied to another specified permitted purpose pursuant to such
Section 4.10 in which event the Collateral Proceeds shall be released to the Company to be used for the purposes specified in Section 4.10.

            (e) If the property to be released has a book value in excess of the greater of 1% of the principal amount of the Notes at the time outstanding or $25,000, an Opinion of Counsel substantially to the effect (as applicable) (i) either (x) that such instruments of conveyance, assignment and transfer as have been or are then delivered to the Collateral Agent are sufficient to subject to the Lien of the Security Documents all the right, title and interest of the Company and the Guarantors in and to any property, other than Excluded Assets, that is included in the consideration for the property so to be released and is to be received by the Collateral Agent pursuant to Section 5.7(d), subject to no Lien other than Permitted Liens or (y) that no instruments of conveyance, assignment or transfer are necessary for such purpose, (ii) that the Company has corporate power to own all property included in the consideration for such release, (iii) in case any part of the money referred to in Section 5.7(d) has been deposited with a trustee or other holder of a Prior Lien, that, to the best knowledge of the opinion provider, the property to be released, or a specified portion thereof, is or immediately before such release was subject to such Prior Lien and that such deposit is required by such Prior Lien or such funds are to be applied to the payment of the obligations secured by such Prior Lien and (iv) that, to the best knowledge of the opinion provider, all conditions precedent herein provided for relating to the release of the property have been complied with.

      In case an Event of Default shall have occurred and shall not have been cured or waived, the Company, while in possession of the Collateral (other than cash, securities and other personal property held by, or required to be deposited or pledged with, the Collateral Agent under the Security Documents or with the trustee, mortgagee or other holder of a Prior Lien or Permitted Lien), may do any of the things enumerated in this Section 5.7, if the Holders of a majority in aggregate principal amount of the Notes then outstanding, by appropriate action of such Holders, shall consent to such action, in which event any certificate filed under such Section shall omit the statement to the effect that no Event of Default has occurred that has not been cured. This paragraph shall not apply, however, during the continuance of an Event of Default of the type specified in Section 7.1(a) or (b).

      Subject to Section 5.2(a) and the provisions of the Intercreditor Agreement, all cash received by the Collateral Agent pursuant to this Section
5.7 shall be held by the Collateral Agent as Trust Moneys under Article X subject to disposition as provided therein and in Sections 4.10 (in the case of Collateral Proceeds) and 5.7.



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

      Any releases of Collateral made in compliance with the provisions of this
Section 5.7 shall be deemed not to impair the Security Interest in contravention of the provisions of this Indenture and the Security Documents.

      Notwithstanding anything contained in this Indenture to the contrary, (a) the provisions of Section 5.6, this Section 5.7, Section 5.8 and Section 5.9 will not be applicable to any release or withdrawal of Inventory and Accounts pursuant to Section 5.5(a)(ii) and (b) the fair value of Inventory and Accounts disposed of pursuant to Section 5.5(a)(ii), need not be considered in determining whether the aggregate Collateral released in any calendar Year exceeds the 10% threshold specified in Section 314(d)(1) of the Trust Indenture Act; provided, that the Company's and the Guarantors' right to rely on this paragraph will be conditioned upon the Company delivering to the Trustee and the Collateral Agent, within 30 calendar days following the end of each six-month period beginning on January 1 and July 1 of any year, an Officer's Certificate to the effect set forth in the last paragraph of Section 5.5(a).

SECTION 5.8 Substitute Collateral.

            (a) Each of the Company and the Guarantors may, at its option, obtain a release of any of the Collateral (excluding any Trust Moneys or Cash Collateral) by subjecting other property, if such substitute property has a fair value equal to or greater than the property to be released (the "Substitute Collateral"), to the Lien of any of the Security Documents in place of and in exchange for any of the Collateral to be released, all in accordance with this
Section 5.8.

            (b) Substitute Collateral may be substituted for other Substitute Collateral (other than Trust Moneys and Cash Collateral) on the terms set forth in this Section 5.8. The substitution of Cash Collateral is governed by Section 5.9

            (c) The Trustee shall instruct the Collateral Agent to release any such Collateral from the Lien of any of the Security Documents and accept the Substitute Collateral subject to the Lien of any of the Security Documents upon receipt thereof by the Trustee and the Collateral Agent of:

                  (i) an application of the Company requesting such substitution of Substitute Collateral for any of the Collateral and describing the property to be so released and the property to be substituted therefor;

                  (ii) the resolutions, certificates, opinions and other statements listed in Section 5.7(a), (b), (c) and (e), as and to the extent applicable, in respect of any of the Collateral to be released;

                  (iii) an Officers' Certificate, dated not more than 30 days prior to the date of the application for the substitution, and signed also by an Appraiser, stating in substance the fair value to the Company, in the opinion of the signers, of the Substitute Collateral as of a reasonably current date which shall be not more than 90 days prior to the date of the application for substitution unless the fair value is established by an Independent Appraiser within a date as current as practicable; provided, however, that if the fair value to the Company of such Substitute Collateral, together with all other Substitute Collateral substituted since the commencement of the current calendar year



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

      pursuant to this Section 5.8 to release Collateral, as set forth in such Officers' Certificate or Opinion of Counsel required by this Section 5.8 is 10% or more of the aggregate principal amount of the Notes at the time outstanding, and in either case the fair value to the Company of such Substitute Collateral is at least $25,000 and at least 1% of the aggregate principal amount of the Notes outstanding on the date of the application, then, such certificate as to the fair value of the Substitute Collateral shall be made by an Independent Appraiser; and provided further, however, that if (x) within six months prior to the acquisition thereof by the Company, the Substitute Collateral has been used or operated by a Person or Persons other than the Company, in a business similar to that of the Company, and (y) the fair value to the Company of such Substitute Collateral, as set forth in such Officer's Certificate, is not less than $25,000 and not less than 1% of the aggregate principal amount of the Notes outstanding on the date of the application, then such certificate shall be made by an Independent Appraiser;

                  (iv) if the Substitute Collateral is a real property interest, the Company shall also deliver to the Trustee and the Collateral Agent:

                  (1) a Mortgage, Deed of Trust or other instrument in
            recordable form sufficient for the Lien of any of the Security Documents to cover the Substitute Collateral which, if the real property interest is a leasehold or easement interest, shall include normal and customary provisions with respect thereto;

                  (2) evidence of payment or a closing statement indicating
            payments to be made by the Company of recording charges, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of the attorney for the Collateral Agent, that may be incurred to validly and effectively subject the Substitute Collateral to the Lien of any of the Security Documents; and

                  (v) if the Substitute Collateral is a personal property interest, the Company shall also deliver to the Trustee and the Collateral
      Agent:

                  (1) if necessary, an instrument in recordable or other form sufficient for the Lien of the Security Documents to cover the Substitute Collateral and evidence of the filing of all such financing statements and other documents as may be necessary to perfect such Liens;

                  (2) if the property to be substituted has a book value in
            excess of the greater of 1% of the principal amount of the Notes outstanding or $25,000, an Opinion of Counsel either stating that in the opinion of such counsel the Indenture has been properly recorded and filed so as to make effective the lien on such Substitute Collateral intended to be created thereby, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to make the lien on such Substitute Collateral effective.

                  (3) evidence of payment or a closing statement indicating
            payments to be made by the Company of all filing fees, recording charges, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of the attorney for the Collateral Agent, that may be incurred to validly and effectively subject the Substitute Collateral to the Lien of the Security Documents and to perfect such Lien.

      Any releases of Collateral or Substitute Collateral made in compliance with this Section 5.8 shall be deemed not to impair the Security Interest in contravention of the provisions of this Indenture and the Security Documents.

SECTION 5.9 Substitution of Cash Collateral.

      At any time that there is no Senior Secured Indebtedness outstanding and the commitments thereunder have been terminated:

            (a) Each of the Company and the Guarantors may, at its option, obtain the release of Collateral (other than Trust Moneys or Cash Collateral) in accordance with the provisions and conditions of this Section 5.9 upon delivery to the Collateral Agent of Cash Collateral as follows:

                  (i) each of the Company and the Guarantors may obtain the release of all Collateral by delivering to the Collateral Agent Cash Collateral in an amount sufficient to pay all obligations under this Indenture in compliance with Article IX;

                  (ii) each of the Company and the Guarantors may obtain the release of a portion of the Collateral by delivering Cash Collateral to a Collateral Account or the Collateral Agent in an amount such that the fair value of the Cash Collateral so delivered is at least equal to the fair value of the Collateral to be released; or

                  (iii) each of the Company and the Guarantors may obtain the release of a portion of the Collateral by delivering Cash Collateral to a Collateral Account or the Collateral Agent without regard to subparagraphs
      (i) and (ii) if the Cash Collateral is all of the Net Proceeds from the sale or other disposition of that portion of the Collateral that is being released and if (A) the Net Proceeds of the sale or other disposition of Collateral released include only cash and (B) the Company and the Guarantors deliver all of such proceeds to a Collateral Account or the Collateral Agent as Collateral in place of and in exchange for the released Collateral.

            (b) Each of the Company and the Guarantors shall deliver a Company Request to the Trustee and the Collateral Agent stating that the Company and the Guarantors intend to substitute Cash Collateral for a portion of the Collateral specifically described therein and shall comply with Section 5.7, including delivery of the resolutions, certificates and other statements listed in Section 5.7(a), (b), (c) and (e), as and to the extent applicable in respect of any of the Collateral to be released.

            (c) In its discretion, each of the Company and the Guarantors may invest any Cash Collateral it holds in the Collateral Account or otherwise, or may instruct the Collateral Agent in writing to invest any Cash Collateral in its possession, in Cash Equivalents.

            (d) Interest earned on such Cash Collateral, Substitute Collateral or Cash Equivalents shall not be held by the Company and the Guarantors or the Collateral Agent, as the case may be, for the benefit of the Holders so long as no Event of Default hereunder shall have occurred. Any such interest shall be retained, in the case of the Company and the Guarantors, or paid, in the case of the Collateral Agent, by or to the Company and the Guarantors, as the case may be. In the case of the Collateral Agent, the Company and the Guarantors shall deliver to the Trustee and the Collateral Agent a Company Request for the payment of any such interest held by the Collateral Agent, stating that no Event of Default has occurred and is continuing and requesting the Trustee to instruct the Collateral Agent to pay such interest to the Company and the Guarantors. After an Event of Default hereunder, any interest on the Cash Collateral, Substitute Collateral or Cash Equivalents held by the Company and the Guarantors, the Trustee or the Collateral Agent shall be held by them as part of the Cash Collateral so long as such Event of Default continues.

            (e) Any Cash Collateral, Substitute Collateral or Cash Equivalents in the possession of the Collateral Agent shall be held by the Collateral Agent in the Collateral Account or a separate custodial account or accounts maintained by the Collateral Agent on behalf of the Holders.

      Any releases of Collateral or Substitute Collateral made in compliance with this Section 5.9 shall be deemed not to impair the Security Interest in contravention of the provisions of this Indenture and the Security Documents.

SECTION 5.10 Discharge of Security Interest.

      In the event that (a) the Company and the Guarantors comply with Article IX or (b) the obligations under this Indenture have been terminated and there are no other Indenture Obligations under the Security Documents that remain outstanding, the Trustee will, upon Company Request, deliver to the Collateral Agent a notice stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Collateral and any rights it has under the Security Documents relating thereto. Upon and after the receipt by the Collateral Agent of such notice, the Collateral Agent will not be deemed to hold the Security Interest in the Collateral on behalf of the Trustee for the benefit of the Holders.

SECTION 5.11 Reliance on Opinion of Counsel.

      The Trustee and the Collateral Agent will, before taking any action under this Article V, be entitled to receive an Opinion of Counsel, stating the legal effect of such actions and that such action will not be in contravention of the provisions hereof or of the Security Documents. Any such opinion will be full protection to the Trustee and the Collateral Agent for any action taken or omitted to be taken in reliance thereon.

SECTION 5.12 Intercreditor Arrangements Among Senior Lenders.

      Nothing in this Article V shall be construed so as to limit Senior Secured Lenders in setting forth their respective priorities in the Collateral in any intercreditor agreements, among any of them, including without limitation, the Intercreditor Agreement.



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

SECTION 5.13 Purchaser May Rely.

      A purchaser in good faith of the Collateral or any part thereof or interest therein which is purported to be transferred, granted or released by the Collateral Agent as provided in this Article V shall not be bound to ascertain, and may rely on the authority of the Collateral Agent to execute the transfer, grant or release, or to inquire as to the satisfaction of any conditions precedent to the exercise of such authority, or to see the application of the purchase price therefor.

SECTION 5.14 Payment of Expenses.

      On demand of the Trustee and the Collateral Agent, the Company and the Guarantors forthwith will pay or satisfactorily provide for all reasonable expenditures incurred by the Trustee and the Collateral Agent under this Indenture and all such sums will be a Lien upon the Collateral and will be secured thereby.

SECTION 5.15 Suits to Protect the Collateral.

      Subject to Sections 5.1 and 5.2(a) and the provisions of the Security Documents, the Trustee and the Collateral Agent will have power to enter into any agreement or take any action required by the Security Documents or as may be reasonably requested by the Collateral Agent pursuant to the terms of the Security Documents and to institute and to maintain such suits and proceedings, to the extent permitted under the terms of the Security Documents, as it may deem expedient to prevent any impairment of the Collateral, by any acts which may be unlawful or in violation of the Security Documents or this Indenture, including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule, or order that may be unconstitutional or otherwise invalid or if the enforcement of, or compliance with, such enactment, rule, or order would impair the Security Interest in contravention of this Indenture or be prejudicial to the interests of the Holders or of the Trustee.

SECTION 5.16 Trustee's and Collateral Agent's Duties.

      The powers conferred upon the Trustee and the Collateral Agent by this
Article V are solely to protect the Security Interest and will not impose any duty upon the Trustee or the Collateral Agent to exercise any such powers except as expressly provided in this Indenture. Neither the Trustee nor the Collateral Agent will be under any duty to the Company or the Guarantors whatsoever to make or give any presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor, or other notice or demand in connection with any Collateral, or to take any steps necessary to preserve any rights against prior parties except as expressly provided in this Indenture. Neither the Trustee nor the Collateral Agent will be liable to the Company or the Guarantors for failure to collect or realize upon, or to cause the Collateral Agent to collect or realize upon, any or all of the Collateral or for any delay in so doing, nor will the Trustee or the Collateral Agent be under any duty to the Company or the Guarantors to take any action whatsoever with regard thereto. Neither the Trustee nor the Collateral Agent has any duty to the Company or the Guarantors or to the Holders to comply with any recording, filing, or other legal requirements necessary to establish or maintain the


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validity, priority, or enforceability of, or the Trustee's or the Collateral
Agent's rights in or to, any of the Collateral.

SECTION 5.17 Eminent Domain and Other Governmental Takings.

      Should any of the Collateral be taken by eminent domain or be sold pursuant to the exercise by the United States of America or any State, municipality or other governmental authority of any right which it may then have to purchase, or to designate a purchaser or to order a sale of, all or any part of the Collateral, the Trustee shall instruct the Collateral Agent to release the property so taken or purchased, but only upon receipt by the Trustee and the Collateral Agent of the following:

            (a) an Officers' Certificate stating that such property has been taken by eminent domain and the amount of the award therefor, or that such property has been sold pursuant to a right vested in the United States of America, or a State, municipality or other governmental authority to purchase, or to designate a purchaser, or order a sale of such property and the amount of the proceeds of such sale, and that all conditions precedent herein provided for relating to such release have been complied with;

            (b) the award for such property or the proceeds of such sale; provided, however, that, in lieu of all or any part of such award or proceeds, the Company and the Guarantors shall have the right to deliver to the Trustee and the Collateral Agent an Officer's Certificate stating that such award or proceeds or a specified part thereof, has been deposited with the trustee, mortgagee or other holder pursuant to the requirements of a Prior Lien or in payment of obligations under the Senior Secured Indebtedness, in which case the balance of the award, if any, shall be delivered to the Trustee and the Collateral Agent; and

            (c) An Opinion of Counsel substantially to the effect:

                  (1) that such property has been taken by eminent domain, or has been sold pursuant to the exercise of a right vested in the United States of America or a State, municipality or other governmental authority to purchase, or to designate a purchaser or order a sale of, such property;

                  (2) in the case of any such taking by eminent domain,
            that the award for the property so taken has become final or that appeal from such award is not advisable in the interests of the Company and the Guarantors;

                  (3) in the case of any such sale, that the amount of the
            proceeds of the property so sold, is not less than the amount to which the Company and the Guarantors are legally entitled under the terms of such right to purchase or designate a purchaser, or under the order or orders directing such sale, as the case may be;

                  (4) in case, pursuant to Section 5.17(b), the award for such property or the proceeds of such sale, or a specified portion thereof, shall be certified to have been deposited with the trustee, mortgagee or other holder of a Prior Lien or applied to the Senior Secured Indebtedness, that the property to be released, or a


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

            specified portion thereof, is or immediately before such taking or purchase was subject to such Prior Lien; and that such deposit or application is required by the terms of such Prior Lien; and

                  (5) that the instruments or the instruments and the award or proceeds of such sale which have been or are therewith delivered to and deposited with the Collateral Agent conform to the requirements of any of the Security Documents and that, upon the basis of such application, the Collateral Agent is permitted by the terms of the Security Agreement to execute and deliver the release requested, and that all conditions precedent herein provided for relating to such release have been complied with.

      In any proceedings for the taking or purchase or sale of any part of the Collateral, by eminent domain or by virtue of any such right to purchase or designate a purchaser or to order a sale, the Collateral Agent may be represented by counsel who may be counsel for the Company and the Guarantors.

      All cash received by the Collateral Agent pursuant to this Section 5.17 shall be held by the Collateral Agent as Trust Moneys under Article X subject to application as therein provided. All purchase money and other obligations received by the Collateral Agent pursuant to this Section 5.17 shall be held by the Collateral Agent as Collateral subject to disposition as provided in Section 5.19.

SECTION 5.18 Powers Exercisable by Receiver or Trustee.

      In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article V upon the Company and the Guarantors with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company and the Guarantors or of any Officer or Officers thereof required by the provisions of this Article V; and if the Collateral Agent shall be in the possession of the Collateral under any provision of the Security Agreement, then such powers may be exercised by the Collateral Agent.

SECTION 5.19 Disposition of Collateral on Discharge of Prior Liens.

      Subject to the requirements of the Intercreditor Agreement, upon the cancellation and discharge of any Prior Lien (other than in connection with the incurrence of Permitted Refinancing Indebtedness secured by a Prior Lien that is a Permitted Lien), the Company and the Guarantors will cause all Collateral then held by the trustee, mortgagee or other holder of such Prior Lien, which constitute part of the Collateral (including all proceeds of or substitutions for any thereof), to be paid to or deposited with and pledged to the Collateral Agent, such Collateral to be held and paid over or applied by the Collateral Agent as provided in this Article V and in Article X.



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SECTION 5.20 Disposition of Obligations Received.

      Subject to Section 5.2(a) and the provisions of the Intercreditor Agreement, all purchase money and other obligations received by the Collateral Agent under this Article V shall be held by the Collateral Agent as part of the Collateral. Upon payment by or on behalf of the Company to the Collateral Agent of the entire unpaid principal amount of any such obligation or otherwise in accordance with the terms of such obligation or payment to Prior Lien (net of amounts required to be paid to holders of Prior Liens on the same obligations), the Collateral Agent shall release and transfer such obligation and any mortgage securing the same upon Company Request. Any cash received by the Collateral Agent in respect of the principal of any such obligations shall be held by the Collateral Agent as Trust Moneys under Article X subject to application as therein provided. All interest and other income on any such obligations, when received by the Collateral Agent, shall be paid from time to time upon Company Request, until the Notes are accelerated pursuant to Section 7.2. If the Notes have been accelerated pursuant to Section 7.2, any such interest or other income not theretofore paid upon Company Request, when collected by the Collateral Agent, shall be applied by the Trustee in accordance with Section 7.10.

                                   ARTICLE VI

                                   SUCCESSORS

SECTION 6.1 Merger, Consolidation, or Sale of Assets.

      The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Wholly Owned Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.9 hereof. Notwithstanding the foregoing clause (iv), (a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (b) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another State of the

United States so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby.

SECTION 6.2 Successor Corporation Substituted.

      Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 6.1 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" or the Guarantor, as the case may be, shall refer instead to the successor corporation and not to the Company or applicable Guarantor, as the case may be), and may exercise every right and power of the Company or the applicable Guarantor, as the case may be, under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company and predecessor Subsidiaries that are Guarantors shall not be relieved from the obligation to pay the principal of, Liquidated Damages, if any, and interest on the Notes except in the case of a sale of all of the Company's assets that meets the requirements of Section 6.1 hereof

                                  ARTICLE VII

                              DEFAULTS AND REMEDIES

SECTION 7.1 Events of Default.

      Each of the following constitutes an "Event of Default":

            (a) a default for 30 days in the payment when due of interest (including the payment of interest by issuance of Secondary Notes in lieu of cash payments) on, or Liquidated Damages, if any, with respect to, the Notes;

            (b) a default in payment when due of the principal of or premium, if any, on the Notes;

            (c) the Company or any of its Restricted Subsidiaries fail to comply with any of the provisions of 3.9, 4.10, 4.15 or 6.1 hereof;

            (d) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice by the Trustee or by the Holders of at least 25% of Notes then outstanding to comply with any of its other agreements in this Indenture or the Notes;

            (e) one or more defaults in the performance, or one or more breaches, of any covenant or agreement of the Company or any of the Guarantors contained in the Security Documents (other than a default in the performance, or breach, of a covenant or warranty which is specifically dealt with elsewhere in this Indenture) and continuance of such default or breach for a period of 30 days after written notice shall have been given to the Company by the Trustee


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or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding;

            (f) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or Guarantee now exists or is created hereafter, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any such other Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

            (g) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $5.0 million net of applicable insurance coverage which is acknowledged in writing by the insurer to cover such judgments, which judgments are not paid, discharged or stayed for a period of 60 days;

            (h) except as permitted by this Indenture, any Subsidiary Guarantee by a Significant Subsidiary or any Subsidiaries that, taken together, would constitute a Significant Subsidiary, shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary or any Guarantors that taken together would constitute a Significant Subsidiary, or any Person acting on behalf of any such Guarantor or Guarantors, shall deny or disaffirm its obligations under its Subsidiary Guarantee;

            (i) the Company, any Guarantor, or any of the Company's Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

                  (i) commences a voluntary case,

                  (ii) consents to the entry of an order for relief against it in an involuntary case,

                  (iii) consents to the appointment of a custodian of it or for all or substantially all of its property,

                  (iv) makes a general assignment for the benefit of its creditors, or

                  (v) generally is not paying its debts as they become due; or

            (j) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

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

                  (i) is for relief against the Company, any Guarantor, or any of the Company's Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

                  (ii) appoints a custodian of the Company, any Guarantor, or any of the Company's Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company, any Guarantor, or any of the Company's Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

                  (iii) orders the liquidation of the Company, any Guarantor, or any of the Company's Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days.

            (k) the Company or any of its Subsidiaries initiates any suit or proceeding challenging the legality, validity, or enforceability of any of the foregoing or the attachment, perfection, or priority of any Liens granted to secure payment and performance of the Notes.

SECTION 7.2 Acceleration.

      If any Event of Default (other than an Event of Default specified in clause (i) or (j) of Section 7.1 hereof with respect to the Company, any Guarantor, any Significant Subsidiary or any group of Significant Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (i) or (j) of Section 7.1 hereof occurs with respect to the Company, any Guarantor constituting a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary, all outstanding Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

SECTION 7.3 Other Remedies.

      If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

      The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not



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

impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

      If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture, the Subsidiary Guarantee and the Security Documents by such appropriate private or judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights, including, without limitation, seeking recourse against the Guarantors pursuant to the terms of the Subsidiary Guarantee, whether for the specific enforcement of any covenant or agreement in the Security Documents or in aid of the exercise of any power granted therein, or to enforce any other proper remedy, including appointment of a receiver for the Collateral and foreclosure, realization and sale of Collateral pursuant to the terms of the Security Documents. The Trustee shall be entitled to sue and recover judgment as aforesaid or sue to enforce any Lien of the Security Documents, in either case, either before, after or during the pendency of any other proceeding for the enforcement of any Lien of the Security Documents, and the right of the Trustee to recover such judgment shall not be affected by any sale under any of the Security Documents or by the exercise of any right, power or remedy for the enforcement of the provisions of any of the Security Documents, or the foreclosure or enforcement of any Lien of the Security Documents. No recovery of any such judgment upon any property of the Issuer or any Guarantor shall affect or impair the Lien on the Collateral or any rights, powers or remedies of the Trustee or the Holders. If an Event of Default occurs and is continuing, the Trustee is hereby authorized to appoint a receiver for the purpose of enforcing any Lien of the Security Documents or realizing on any property and assets of the Issuer or any Guarantor subject thereto.

SECTION 7.4 Waiver of Past Defaults.

      Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 7.5 Control by Majority.

      Holders of a majority in principal amount of the then outstanding Notes may direct the time, and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.



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SECTION 7.6 Limitation on Suits.

      A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

            (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

            (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

            (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

            (d) the Trustee does not comply with the request within 60 days after receipt of the request, the offer and, if requested, the provision of indemnity; and

            (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

      A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 7.7 Rights of Holders of Notes to Receive Payment.

      Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 7.8 Collection of Indebtedness and Suits for Enforcement by Trustee.

      The Company covenants that if:

            (a) default is made in the payment of any installment of interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

            (b) default is made in the payment of the principal of (or premium, if any, on) any Note at the Stated Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest, with interest upon the overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate borne by the Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses,


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disbursements and advances of the Trustee, the Collateral Agent and their respective agents and counsel.

      If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and, subject to Section 5.2(a) and the provisions of the Intercreditor Agreement, collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

      If an Event of Default occurs and is continuing, the Trustee may, subject to Section 5.2(a) and the provisions of the Intercreditor Agreement, in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 7.9 Trustee May File Proofs of Claim.

      The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company or any of the Guarantors (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 8.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.



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SECTION 7.10 Priorities.

      If the Trustee collects any money pursuant to this Article, it shall pay out the money, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid, in the following order:

      First: to the Trustee and the Collateral Agent, their agents and attorneys for amounts due under Section 8.7 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee or the Collateral Agent and the costs and expenses of collection;

      Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any, and interest, respectively; and

      Third: to the Company or to such party as may be lawfully entitled thereto.

      The Trustee may fix a record date and payment date for any payment to holders of Notes pursuant to this Section 7.10.

SECTION 7.11 Undertaking for Costs.

      In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 7.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                  ARTICLE VIII

                          TRUSTEE AND COLLATERAL AGENT

SECTION 8.1 Duties of Trustee.

            (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

            (b) Except during the continuance of an Event of Default:

                  (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are



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      specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein or otherwise verify the contents thereof).

            (c) The Company hereby designates and appoints the Trustee to act as Collateral Agent and the Trustee hereby accepts such designation and appointment, to serve as Collateral Agent of the Trustee for the benefit of Holders in the manner and upon the terms and conditions set forth in this Indenture and in the other Security Documents. Except as expressly provided herein, the Collateral Agent shall have the same rights, duties and standards as apply to the Trustee, specifically including Sections 8.1, 8.2, 8.3, 8.4, 8.5,
8.7 and 8.8. The Trustee, on behalf of the Holders hereby irrevocably authorizes, and each Holder, by its acceptance of any Note, shall be deemed irrevocably to have authorized the Trustee to authorize and direct the Collateral Agent, upon written instructions from the Trustee, to exercise any and all powers and exercise all remedies, including without limitation the right to foreclose or realize on the Collateral set forth in the Security Documents and to exercise such powers and to perform such duties under any Security Document as specifically set forth therein and such other powers as are reasonably incidental thereto.

            (d) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i)   this paragraph does not limit the effect of paragraph
      (b) of this Section;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.5 hereof.

            (e) Neither the Collateral Agent nor any of its officers, directors, employees or agents shall be liable damages, penalties, actions, judgments, for any claims, losses, suits, liabilities, obligations, costs or expenses of any kind or nature whatsoever resulting from any action the Collateral Agent takes or omits to take under any Security Document or in connection therewith, unless caused by its or their gross negligence, bad faith or willful misconduct. The Collateral Agent may perform any of its duties hereunder by or through its agent or employees

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            (f) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), (c), (d) and (e) of this Section.

            (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request or direction of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense including reasonable attorneys' fees that might be incurred by it in compliance with such request or direction.

            (h) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

            (i) The Trustee or the Collateral Agent shall upon receipt of a Company Order pay any money or deliver any Secondary Notes received by it to the Holders of the Notes pursuant to the terms of this Indenture.

            (j) The Trustee and the Collateral Agent shall enter into the Intercreditor Agreement concurrently with the execution and delivery of this Indenture.

SECTION 8.2 Rights of Trustee.

            (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document. The Trustee shall receive and retain financial reports and statements of the Company as provided herein, but it shall have no duty to review or analyze such reports or statements to determine compliance with covenants or other obligations of the Company.

            (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

            (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.



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            (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or any Guarantor shall be sufficient if signed by an Officer of the Company or any Guarantor.

            (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses (including reasonable attorneys' fees) and liabilities that might be incurred by it in compliance with such request or direction.

            (g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

SECTION 8.3 Individual Rights of Trustee.

      The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Guarantors or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 8.10 and 8.11 hereof.

SECTION 8.4 Trustee's Disclaimer.

      The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes, the Subsidiary Guarantees, any Security Document or the Collateral. It shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 8.5 Notice of Defaults.

            (a) If a Default or Event of Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

            (b) If a default or event of default has occurred and is continuing under the Credit Facilities, and notice to the Trustee of such default or event of default is given by the Company in accordance with Section 4.4(d) hereof, the Trustee shall mail a copy of such notice



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to the Holders of the Notes as promptly as practicable but in no event later than five Business Days following the receipt of such notice from the Company.

SECTION 8.6 Reports by Trustee to Holders of the Notes.

            (a) Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail reports as required by TIA Section 313(c).

            (b) The Trustee will submit to the Holders, as hereinafter provided, a brief report with respect to the release, or release and substitution, of Collateral (and the consideration therefor, if any) made since the date of the last report transmitted pursuant to the provisions of Section 8.6(a) (or if no such report has yet been so transmitted, since the date of execution of this Indenture) unless the fair value of such Collateral, as set forth in the certificate or opinion required in Section 5.7, is less than 10% of the principal amount of Notes outstanding at the time of such release or release and substitution, such report to be transmitted within 90 calendar days after such time.

            (c) A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

SECTION 8.7 Compensation and Indemnity.

      The Company and the Guarantors shall pay to the Trustee from time to time such reasonable compensation as shall be agreed upon in writing between the Company and the Trustee for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and the Guarantors shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

      The Company and the Guarantors shall indemnify each of the Trustee or any predecessor Trustee against any and all losses, damages, claims, liabilities or expenses (including taxes (other than taxes based on the income of the Trustee)) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 8.7) and defending itself against any claim (whether asserted by the Company, any Guarantor, or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so


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notify the Company shall not relieve the Company and the Guarantors of their obligations hereunder. The Company and the Guarantors shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company and the Guarantors shall pay the reasonable fees and expenses of such counsel. The Company and the Guarantors need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld.

      The obligations of the Company and the Guarantors under this Section 8.7 shall survive the satisfaction and discharge of this Indenture.

      To secure the Company's and the Guarantors' payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. The Trustee's right to receive payment of any amounts under this Section 8.7 shall not be subordinate to any other liability or indebtedness of the Company (even though the Trustee's Lien on the Collateral may be subordinated to Liens securing such other liability or indebtedness). Such Lien shall survive the satisfaction and discharge of this Indenture.

      When the Trustee incurs expenses or renders services after an Event of Default specified in Section 7.1(h) or (i) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

      The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

SECTION 8.8 Replacement of Trustee.

      A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

      The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

            (a) the Trustee fails to comply with Section 8.10 hereof,

            (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

            (c) a custodian or public officer takes charge of the Trustee or its property; or

            (d) the Trustee becomes incapable of acting.

      If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

      If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, any Guarantor or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

      If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 8.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

      A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section
8.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 8.8, the Company's and the Guarantors' obligations under Section 8.7 hereof shall continue for the benefit of the retiring Trustee.

SECTION 8.9 Successor Trustee by Merger, Etc.

      If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall, if such successor corporation is otherwise eligible hereunder, be the successor Trustee.

SECTION 8.10 Eligibility Disqualification.

      There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

      This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

SECTION 8.11 Preferential Collection of Claims against Company.

      The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 31l(a) to the extent indicated therein.

                                   ARTICLE IX

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                   LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 9.1 Option to Effect Legal Defeasance or Covenant Defeasance.

      The Company may, at its option and at any time, elect to have either
Section 9.2 or 9.3 hereof be applied to all outstanding Notes and Security Documents upon compliance with the conditions set forth below in this Article IX.

SECTION 9.2 Legal Defeasance and Discharge.

      Upon the Company's exercise under Section 9.1 hereof of the option applicable to this Section 9.2, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 9.4 hereof, be deemed to have been discharged from their respective obligations with respect to all outstanding Notes, Subsidiary Guarantees and the Security Documents, as applicable, on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 9.5 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes, the Security Documents and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 9.4 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest and Liquidated Damages on such Notes when such payments are due, (b) the Company's and the Guarantors' obligations with respect to such Notes under Article II and Section 4.2 hereof, concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's and the Guarantors' obligations in connection therewith and (d) this Article IX. Subject to compliance with this
Article IX, the Company may exercise its option under this Section 9.2 notwithstanding the prior exercise of its option under Section 9.3 hereof

SECTION 9.3 Covenant Defeasance.

      Upon the Company's exercise under Section 9.1 hereof of the option applicable to this Section 9.3, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 9.4 hereof, be released from their obligations under the covenants contained in Sections 4.3, 4.4, 4.5, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.15, 6.1(iii) and 6.1(iv) hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, " Covenant Defeasance"), and the Notes shall thereafter be deemed not "Outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply


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

with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 7.1 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 9.1 hereof of the option applicable to this
Section 9.3 hereof, subject to the satisfaction of the conditions set forth in
Section 9.4 hereof, Sections 7.1(d) through 7.1(f) hereof shall not constitute Events of Default.

SECTION 9.4 Conditions to Legal or Covenant Defeasance.

      The following shall be the conditions to the application of either Section
9.2 or 9.3 hereof to the outstanding Notes:

      In order to exercise either Legal Defeasance or Covenant Defeasance:

            (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of Notes, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and Liquidated Damages, and interest on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

            (b) in the case of an election under Section 9.2 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable federal income tax laws, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

            (c) in the case of an election under Section 9.3 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

            (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Sections 7.1(h) or 7.1(i) hereof are concerned, at any time in the period ending on the 91st day after the date of deposit;

            (e) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

            (f) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

            (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors the Company or the Guarantors or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or the Guarantors; and

            (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 9.5 Deposited Money and Government Securities to be Held in Trust; Other
            Miscellaneous Provisions.

      Subject to Section 9.6 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 9.5, the "Trustee") pursuant to Section 9.4 hereof in respect of the outstanding Notes shall be in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, Liquidated Damages and interest, but such money need not be segregated from other funds except to the extent required by law.

      The Company and the Guarantors shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 9.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

      Anything in this Article IX to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 9.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 9.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.



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

SECTION 9.6 Repayment to Company.

      Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, Liquidated Damages or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, Liquidated Damages or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a secured creditor, look only to the Company or Guarantors for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 9.7 Reinstatement.

      If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 9.2 or
9.3 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Guarantors' obligations under this Indenture, the Notes and the Subsidiary Guarantees, as applicable, shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.2 or 9.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 9.2 or 9.3 hereof, as the case may be, provided, however, that, if the Company or the Guarantors make any payment of principal of, premium, if any, Liquidated Damages or interest on any Note following the reinstatement of its obligations, the Company and the Guarantors shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE X

                           APPLICATION OF TRUST MONEYS

SECTION 10.1 "Trust Moneys" Defined.

      Subject to Section 5.2(a) and the provisions of the Intercreditor Agreement, all moneys received by the Collateral Agent:

            (a) pursuant to any of the Security Documents (whether upon release of property from the Lien thereof or otherwise), including all moneys received in respect of the principal of all purchase money, governmental and other obligations; or

            (b) as compensation for, or proceeds of sale of, any part of the Collateral taken by eminent domain or purchased by, or sold pursuant to an order of, a governmental authority or otherwise disposed of, or

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

            (c) as proceeds of insurance upon any part of the Collateral; or

            (d) as Collateral Proceeds of an Asset Sale or as Excess Proceeds pursuant to Section 4.10; or

            (e) for application under this Article as elsewhere herein provided, or whose disposition is not elsewhere otherwise specifically provided for in this Indenture;

      (all such moneys being herein sometimes called "Trust Moneys"), shall be held by the Collateral Agent for the benefit of the Holders and, where applicable, the Senior Secured Lenders, as a part of the Collateral and, upon any entry or sale of the Collateral or any part thereof under Article VII, said Trust Moneys shall be applied in accordance with the terms of the Intercreditor Agreement prior to application in accordance with Section 7.10; but, prior to any such entry or sale, all or any part of the Trust Moneys may be withdrawn, and, subject to the requirements of Section 314(d) of the TIA, shall be released, paid or applied by the Trustee or the Collateral Agent, as the case may be, from time to time as provided in Sections 4.10 (in the case of Net Proceeds of an Asset Sale that are Collateral Proceeds), 5.7, 5.8, 5.9, 10.2 to 10.5, inclusive, and may be applied by the Collateral Agent as provided in
Section 4.18.

      On the date of this Indenture there shall be established and, at all times hereafter until this Indenture shall have terminated, there shall be maintained with the Collateral Agent an account which shall be entitled the "Collateral Account" (the "Collateral Account"). The Collateral Account shall be established and maintained by the Collateral Agent at its corporate trust offices. All Trust Moneys which are received by the Collateral Agent shall be deposited in the Collateral Account and thereafter shall be held, applied and/or disbursed by the Trustee in accordance with the terms of this Article X.

SECTION 10.2 Retirement of Notes; Release of Proceeds of Asset Sales.

      The Trustee shall instruct the Collateral Agent to apply Trust Moneys from time to time to the payment of the principal of any such Note at the maturity date or to the redemption of any Notes pursuant to Article III or to the redemption or purchase thereof pursuant to Sections 3.7 and 4.15 or, in the case of Collateral Proceeds only, for the purposes set forth in Sections 3.9 and 4.10, upon Company Request and upon receipt by the Trustee and the Collateral Agent of the following:

            (a) A resolution of the Board of Directors directing the application pursuant to this Section of a specified amount of Trust Moneys and, in case any such moneys are to be applied to payment or redemption, designating the Notes so to be paid or redeemed and, in case any such moneys are to be applied to the purchase of Notes, prescribing the method of purchase, the price or prices to be paid and the maximum principal amount of Notes to be purchased and in case any Collateral Proceeds are to be otherwise applied pursuant to Section 4.10, stating the purpose of such application and, if applicable, a description of any Substitute Collateral to be substituted in accordance with Section 5.8 pursuant to the requirements of said Section 4.10.

            (b) If Trust Moneys are required to be used to purchase or redeem Notes, cash in an amount equal to the maximum amount of the accrued interest, if any, required to be paid in


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connection with any such redemption or purchase, which cash shall be held by the Collateral Agent in trust for such purpose.

            (c) An Officer's Certificate, dated not more than 30 days prior to the date of the relevant application, stating

                  (i)   that no Event of Default exists;

                  (ii) that no part of such Trust Moneys has been, or is required to be, set aside under Section 10.7; and

                  (iii) that all conditions precedent herein provided for relating to such application of Trust Moneys have been complied with.

            (d) An Opinion of Counsel stating that the documents and the cash, if any, which have been or are therewith delivered to and deposited with the Collateral Agent for the purposes of payment of the principal and interest on Notes at stated Maturity or to the redemption or purchase thereof pursuant to Sections 3.7 and 4.15 (or in the case of Collateral Proceeds, Sections 3.9 and 4.10), conform to the requirements of this Indenture and that all conditions precedent herein provided for relating to such application of Trust Moneys have been complied with.

      Upon compliance with the foregoing provisions of this Section, the Trustee shall instruct the Collateral Agent to apply Trust Moneys as directed and specified by such resolution of the Board of Directors, up to, but not exceeding, the principal amount of the Notes so paid or redeemed or purchased, using the cash deposited pursuant to Subsection (b) of this Section, to the extent necessary, to pay any accrued interest required in connection with such redemption or purchase.

      A resolution of the Board of Directors expressed to be irrevocable directing the application of Trust Moneys under this Section to the payment of the principal of or the redemption of particular Notes or a resolution of the Board of Directors or of the board of directors of the applicable Guarantor, as the case may be, to use Collateral Proceeds as provided in Section 4.10 shall for all purposes of this Indenture be deemed the equivalent of the deposit of money with the Collateral Agent in trust for such purpose. Such Trust Moneys and any cash deposited with the Collateral Agent pursuant to Subsection (b) of this Section for the payment of accrued interest shall not, after compliance with the foregoing provisions of this Section, be deemed to be part of the Collateral or Trust Moneys.

SECTION 10.3 Withdrawal of Insurance Proceeds and Condemnation Awards.

      To the extent that any Trust Moneys consist of either (a) the proceeds of insurance upon any part of the Collateral or (b) any award for or the proceeds from any of the Collateral (other than for all or substantially all of the Collateral the use of which shall be governed by Section 10.7) being taken by eminent domain or sold pursuant to the exercise by the United States of America or any State, municipality or other governmental authority of any right which it may then have to purchase, or to designate a purchaser or to order a sale of any part of the Collateral, such Trust Moneys may be withdrawn by the Company and shall be paid by the Collateral Agent


                                      102
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upon Company Request to reimburse the Company for expenditures made, or to pay costs incurred, by the Company to repair, rebuild or replace the property destroyed, damaged or taken, upon receipt by the Trustee and the Collateral Agent of the following:

            (a) an Officers' Certificate, dated not more than 30 days prior to the date of the application for the withdrawal and payment of such Trust Moneys and signed also in the case of the following clauses (i), (iv) and (vi), by an Appraiser, setting forth:

                  (i) that expenditures have been made, or costs incurred, by the Company in a specified amount for the purpose of making certain repairs, rebuildings and replacements of the Collateral, which shall be briefly described, and stating the fair value thereof to the Company at the date of the acquisition thereof by the Company; except that it shall not be necessary under this paragraph to state the fair value of any of such repairs, rebuilding or replacements that are separately described pursuant to paragraph (vi) of this subsection and whose fair value is stated in the Independent Appraiser's certificate under the following subsection (b) of this Section;

                  (ii) that no part of such expenditures, in any previous or then pending application, has been or is being made the basis for the withdrawal of any Trust Moneys pursuant to this Section 10.3;

                  (iii) that no part of such expenditures or costs has been paid out of either the proceeds of insurance upon any part of the Collateral not required to be paid to the Collateral Agent under Section
      4.19 or any award for or the proceeds from any of the Collateral being taken not required to be paid to the Collateral Agent under Section 5.17, as the case may be;

                  (iv) that there is no outstanding indebtedness, other than costs for which payment is being requested, known to the Company, after due inquiry, for the purchase price or construction of such repairs, rebuilding or replacements, or for labor, wages, materials or supplies in connection with the making thereof, which, if unpaid, might become the basis of a vendors', mechanics', laborers', materialmen's, statutory or other similar Lien upon any of such repairs, rebuilding or replacement, which Lien might, in the opinion of the signers of such certificate, materially impair the security afforded by such repairs, rebuilding or replacement;

                  (v) that the property to be repaired, rebuilt or replaced is necessary or desirable in the conduct of the Company's business;

                  (vi) whether any part of such repairs, rebuilding or replacements, within six months before the date of acquisition thereof by the Company, has been used or operated by others than the Company in a business similar to that in which such property has been or is to be used or operated by the Company, and whether the fair value to the Company, at the date of such acquisition, of such part of such repairs, rebuilding or replacement is at least $25,000 and 1% of the aggregate principal amount of the Notes at the time outstanding; and, if all of such facts are present, such part of said repairs, rebuilding or replacements shall be separately described, and it shall be stated that an



                                      103
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      Independent Appraiser's Certificate as to the fair value to the Company of such separately described repairs, rebuilding or replacements will be furnished under the following subsection (b) of this Section 10.3;

                  (vii) that no Event of Default has occurred that has not been cured or waived;

                  (viii) that no part of such Trust Moneys has been, or is required to be, set aside under Section 10.7; and

                  (ix) that all conditions precedent herein provided for relating to such withdrawal and payment have been complied with.

            (b) In case any part of such repairs, rebuilding or replacements is separately described pursuant to the foregoing paragraph (vi) of subsection (a) of this Section, a certificate of an Independent Appraiser stating the fair value to the Company, in such Independent Appraiser's opinion, of such separately described repairs, rebuildings or replacements at the date of the acquisition thereof by the Company.

            (c) An Opinion of Counsel substantially stating:

                  (i) that the instruments that have been or are therewith
            delivered to the Collateral Agent conform to the requirements of this Indenture or any Security Document, and that, upon the basis of such Company Request and the accompanying documents specified in this Section 10.3, all conditions precedent herein provided for relating to such withdrawal and payment have been complied with, and the Trust Moneys whose withdrawal is then requested may be lawfully paid over under this Section 10.3; and

                  (ii) that all of the Company's right, title and interest in and to said repairs, rebuilding or replacements, or combination thereof, are then subject to the Lien of any of the Security Documents.

      Upon compliance with the foregoing provisions of this Section, the Trustee shall instruct the Collateral Agent to pay on Company Request an amount of Trust Moneys of the character aforesaid equal to the amount of the expenditures or costs stated in the Officer's Certificate required by paragraph (i) of subsection (a) of this Section 10.3, or the fair value to the Company of such repairs, rebuildings and replacements stated in such Officer's Certificate (and in such Independent Appraiser's Certificate, if required by subsection (b) of this Section 10.3), whichever is less.

SECTION 10.4 Powers Exercisable Notwithstanding Event of Default.

      In case an Event of Default shall have occurred and shall not have been cured, the Company, while in possession of the Collateral (other than cash, securities and other personal property held by, or required to be deposited or pledged with, the Collateral Agent under the Security Agreement or with the trustee, mortgagee or other holder of a Prior Lien or Permitted Lien), may do any of the things enumerated in Sections 10.2 and 10.3, if the Collateral Agent in


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its discretion, or the Holders of a majority in principal amount of the Notes then outstanding, by appropriate action of such Holders, shall consent to such action, in which event any certificate filed under any of such Sections shall omit the statement to the effect that no Event of Default has occurred that has not been cured. This Section 10.4 shall not apply, however, during the continuance of an Event of Default of the type specified in Section 7.1(a), (b),
(h) or (j).

SECTION 10.5 Powers Exercisable by Collateral Agent or Receiver.

      In case the Collateral (other than any cash, securities and other personal property held by, or required to be deposited or pledged with, the Collateral Agent hereunder or with the trustee, mortgagee or other holder of a Prior Lien or Permitted Lien) shall be in the possession of a receiver or trustee lawfully appointed, the powers hereinbefore in this Article conferred upon the Company with respect to the withdrawal or application of Trust Moneys may be exercised by such receiver or trustee, in which case a certificate signed by such receiver or trustee shall be deemed the equivalent of any Officers' Certificate required by this Article X. If the Collateral Agent shall be in possession of the Collateral under any of the Security Documents, such powers may be exercised by the Collateral Agent in its discretion.

SECTION 10.6 Disposition of Notes Retired.

      All Notes received by the Collateral Agent and for whose purchase Trust Moneys are applied under this Article, if not otherwise cancelled, shall be promptly delivered to the Trustee and cancelled by the Trustee and thereafter shall be disposed of as directed by Company Request.

SECTION 10.7 Condemnation of All Collateral.

      In the event that all or substantially all of the Collateral (other than any cash, securities and other personal property held by, or required to be deposited or pledged with, the Collateral Agent hereunder or with the trustee, mortgagee or other holder of a Prior Lien or Permitted Lien) shall be taken by eminent domain, the Company shall deliver the applicable documents in accordance with Section 5.17 and shall pay over or assign the award or compensation to the Collateral Agent. The proceeds of any award or compensation received shall be held by the Collateral Agent as Trust Moneys and shall be applied in accordance with Article X.

SECTION 10.8 Investment of Trust Moneys.

      The Trustee shall instruct the Collateral Agent that all or any part of any Trust Moneys held by the Collateral Agent hereunder (except such as may be held for the account of any particular Notes) shall from time to time at the written request of the Company, signed by the Treasurer or an Assistant Treasurer of the Company, be invested or reinvested by the Collateral Agent in any Cash Equivalents as may be specified in such request. Unless an Event of Default occurs and is continuing, any interest on such Cash Equivalents (in excess of any interest paid at the time of purchase) which may be received by the Collateral Agent shall be forthwith paid to the Company. Such Cash Equivalents shall be held by the Collateral Agent as a part of the Collateral, subject to the same provisions hereof as the cash used by it to purchase such Cash Equivalents; but upon a like request of the Company, the Trustee shall instruct the Collateral Agent to sell all or any designated part of the same and the proceeds of such sale shall be held by



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the Collateral Agent subject to the same provisions hereof as the cash used by it to purchase the Cash Equivalents so sold. If, in accordance with the provisions of this Indenture, the Company directs that any Trust Moneys held by the Collateral Agent and so invested or reinvested be applied in accordance with
Section 10.2, the Trustee shall instruct the Collateral Agent that forthwith upon the receipt of a written request of the Company, signed by the Treasurer or an Assistant Treasurer of the Company, and delivered to the Trustee and the Collateral Agent no later than the close of business on the day preceding the day that such sale is to be made, sell such Cash Equivalents in an amount equivalent to such Trust Moneys.

      The Collateral Agent shall not be liable or responsible for any loss resulting from such investments or sales except only for its own negligent action, its own negligent failure to act or its own willful misconduct in complying with this Section 10.8.

                                   ARTICLE XI

                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 11.1 Supplemental Indentures and Amendments Without Consent of Holders of Notes.

      Notwithstanding Section 11.3 of this Indenture, the Company and the Guarantors and the Trustee may amend or supplement this Indenture, the Subsidiary Guarantees, or the Notes without the consent of any Holder of a Note:

            (a) to cure any ambiguity, defect or inconsistency;

            (b) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article II hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

            (c) to provide for the assumption of the Company's or a Guarantor's obligations to the Holders of the Notes in the case of a merger or consolidation pursuant to Article VI hereof,

            (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note;

            (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

            (f) to further secure the Notes or to add guarantees with respect thereto;

            (g) to establish or maintain the Liens of the Security Documents (including the perfection and priority contemplated by the Security Documents) or to correct or amplify the description of the Collateral subject to the Liens of the Security Documents or to subject additional property to the Liens of the Security Documents; and



                                      106
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            (h) to add to the covenants of the Company for the benefit of the holders of the Indebtedness which are parties to the Intercreditor Agreement.

      Upon Company Request accompanied by a resolution of the Board of Directors of the Company and each of the Guarantors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 8.2 hereof, the Trustee shall join with the Company and each of the Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that adversely affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 11.2 Supplement or Amendment to Security Documents Without Consent of Holders of Notes.

      Notwithstanding Section 11.3 of this Indenture, the Company and the Guarantors and the Trustee may amend or supplement any of the Security Documents without the consent of any Holder of a Note:

            (a) to cure any ambiguity, defect or inconsistency;

            (b) to provide for the assumption of the Company's or a Guarantor's obligations to the Holders of the Notes in the case of a merger or consolidation pursuant to Article VI hereof;

            (c) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of a Note; provided that no such action shall be permitted if it causes the Lien of the Security Documents to cease to be a perfected Lien or diminishes the security afforded by the Liens of the Security Documents;

            (d) subject to the provisions of Section 4.9, to permit holders of additional Senior Secured Indebtedness to become parties to the Intercreditor Agreement and receive the benefit of the other Security Documents and to otherwise effect transactions permitted by Section 4.9;

            (e) to further secure the Notes or to add guarantees with respect thereto;

            (f) to establish or maintain the Liens of the Security Documents (including the perfection and priority contemplated by the Security Documents) or to correct or amplify the description of the Collateral subject to the Liens of the Security Documents or to subject additional property to the Liens of the Security Documents;

            (g) to establish or provide for an amended, restated, modified, renewed, refunded, replaced or refinanced Credit Facility permitted to be incurred pursuant to this Indenture;



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

            (h) to establish or maintain the Permitted Lien securing any Permitted Refinancing Indebtedness permitted to be incurred pursuant to this Indenture with the same or lower priority as Liens securing the Indebtedness that was exchanged or extended, refinanced, renewed, replaced, defeased or refunded with the net proceeds of such Permitted Refinancing Indebtedness; provided that the Senior Secured Indebtedness permits the establishment and maintenance of such Permitted Lien;

            (i) to add to the covenants of the Company for the benefit of the holders of the Indebtedness which are parties to the Intercreditor Agreement.

            (j) to include the Optional Notes as additional obligations secured by the Mortgages and the other Security Documents.

      Upon Company Request accompanied by a resolution of the Board of Directors of the Company or of the board of directors of each Guarantor which is a party to such amended or supplemented Security Document, as the case may be, authorizing the execution of any such amended or supplemental Security Document to which it is a party, and upon receipt by the Trustee of the documents described in Section 8.2 hereof, the Trustee shall join with the Company and each of such Guarantors in the execution of any amended or supplemental Security Document authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Security Document that adversely affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 11.3 With Consent of Holders of Notes.

      Except as provided below in this Section 11.3, the Company, the Guarantors and the Trustee may amend or supplement this Indenture (including Sections 3.9, 4.10 and 4.15 hereof), the Subsidiary Guarantees, the Notes and any of the Security Documents with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Sections 7.4 and 7.7 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Subsidiary Guarantees, the Notes or any of the Security Documents may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

      Upon Company Request accompanied by a resolution of the Board of Directors of the Company and each of the Guarantors authorizing the execution of any such amended or supplemental Indenture, Subsidiary Guarantee, Note or Security Document and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 11.7 hereof, the Trustee shall join with the Company and each of the Guarantors in the execution of such amended or supplemental Indenture, Subsidiary Guarantee, Note or Security Document unless such amended or supplemental Indenture, Subsidiary Guarantee, Note or Security Document


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affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture, Subsidiary Guarantee, Note or Security Document.

      It shall not be necessary for the consent of the Holders of Notes under this Section 11.3 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

      After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture, Subsidiary Guarantee, Note or Security Document or waiver. Subject to Sections 7.4 and 7.7 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

            (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

            (b) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes, except as provided above with respect to Sections 3.9, 4.10 and 4.15 hereof;

            (c) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

            (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

            (e) make any Note payable in money other than that stated in the Notes;

            (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes;

            (g) waive a redemption payment with respect to any Note (other than a payment required by the covenants contained in Sections 3.9, 4.10 or 4.15 hereof);

            (h) release any Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture, or amend the provisions of this Indenture relating to the release of Guarantors;



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

            (i) permit the release or termination of all or substantially all of the Liens for the benefit of the Holders granted pursuant to the Security Documents, other than as expressly permitted by Article V, Section 9.2 or
Article X; or

            (j) make any change in Section 7.4 or 7.7 hereof or in the foregoing amendment and waiver provisions, except to increase the percentage of outstanding Notes required for such actions or to provide that other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note.

SECTION 11.4 Compliance with Trust Indenture Act.

      Every amendment or supplement to this Indenture, the Subsidiary Guarantees, or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 11.5 Revocation and Effect of Consents.

      Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 11.6 Notation or Exchange of Notes.

      The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes (accompanied by a notation of the Subsidiary Guarantees duly endorsed by the Guarantors) that reflect the amendment, supplement or waiver.

      Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 11.7 Trustee to Sign Amendments, Etc.

      The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article XI if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company and the Guarantors may not sign an amendment or supplemental Indenture, Subsidiary Guarantee or Security Document until the Board of Directors of the Company or the Guarantor executing the amendment approves it. In executing any amended or supplemental Indenture, Subsidiary Guarantee or Security Document, the Trustee shall be entitled to receive and (subject to Section 8.1) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental Indenture, Subsidiary Guarantee or Security Document is authorized or permitted by this Indenture.



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                                  ARTICLE XII

                              SUBSIDIARY GUARANTEES

SECTION 12.1 Guarantees.

      Subject to the provisions of this Article XII, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of, premium and Liquidated Damages, if any, and interest on the Notes will be promptly paid in full when due, whether at the maturity or interest payment or mandatory redemption date, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium and Liquidated Damages, if any, and interest on the Notes, if any, and all other obligations of the Company to the Holders or the Trustee under this Indenture and the Notes will be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Notes, to the extent lawful; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due (after giving effect to any applicable grace period) of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions of this Indenture and the Notes, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that the Subsidiary Guarantees will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

      If any Holder or the Trustee is required by any court or otherwise to return to the Company or Guarantors, or any custodian, Trustee, liquidator or other similar official acting in relation to either the Company or Guarantors, any amount paid by either the Trustee or such Holder, these Subsidiary Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

      Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VII hereof for the purposes of these Subsidiary Guarantees, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any


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declaration of acceleration of such obligations as provided in Article VII hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of these Subsidiary Guarantees. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under these Subsidiary Guarantees.

SECTION 12.2 Limitation of Guarantor's Liability.

      Each Guarantor and, by its acceptance hereof, each Holder hereof, hereby confirm that it is their intention that the Subsidiary Guarantee by such Guarantor and the Security Interest granted by the Security Documents by such Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to the Subsidiary Guarantees and/or to said Security Interest. To effectuate the foregoing intention, each such person hereby irrevocably agrees that the obligation of such Guarantor under its Subsidiary Guarantee and under the Security Documents under this Article XII and under said documents shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Guarantor that are relevant under such laws, and after giving effect to any rights to contribution of such Guarantor pursuant to any agreement providing for an equitable contribution among such Guarantor and other Affiliates of the Company of payments made by guarantees by such parties, result in the obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent conveyance. Each Holder, by accepting the benefits hereof, confirms its intention that, in the event of bankruptcy, reorganization or other similar proceeding of the Company or any Guarantor in which concurrent claims are made upon such Guarantor hereunder, to the extent such claims will not be fully satisfied, each such claimant with a valid claim against the Company shall be entitled to a ratable share of all payments by such Guarantor in respect of such concurrent claims.

SECTION 12.3 Execution and Delivery of Subsidiary Guarantees.

            (a) To evidence the Subsidiary Guarantees set forth in Section 12.1 hereof, each Guarantor hereby agrees that a notation of the Subsidiary Guarantees substantially in the form of Exhibit G shall be endorsed by an officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by its President or one of its Vice Presidents.

      Each Guarantor hereby agrees that the Subsidiary Guarantees set forth in
Section 12.1 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of the Subsidiary Guarantees.

      If an officer or Officer whose signature is on this Indenture or on the Subsidiary Guarantees no longer holds that office at the time the Trustee authenticates the Note on which the Subsidiary Guarantees are endorsed, the Subsidiary Guarantees shall be valid nevertheless.



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      The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantees set forth in this Indenture on behalf of the Guarantors.

            (b) Any Person that was not a Guarantor on the Issue Date may become a Guarantor by executing and delivering to the Trustee (i) a supplemental indenture in form and substance satisfactory to the Trustee, which subjects such Person to the provisions (including the representations and warranties) of this Indenture as a Guarantor and (ii) an Opinion of Counsel and Officers' Certificate to the effect that such supplemental indenture has been duly authorized and executed by such Person and constitutes the legal, valid, binding and enforceable obligation of such Person (subject to such customary exceptions concerning creditors' rights and equitable principles as may be acceptable to the Trustee in its discretion and provided that no opinion need be rendered concerning the enforceability of the Guarantee).

SECTION 12.4 Guarantors May Consolidate, Etc, on Certain Terms.

            (a) Except as set forth in Articles IV and VI hereof, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety, to the Company.

            (b) Except as set forth in Articles IV and VI hereof, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into a corporation or corporations other than the Company (whether or not affiliated with the Guarantor), or successive consolidations or mergers in which a Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety, to a corporation other than the Company (whether or not affiliated with the Guarantor) authorized to acquire and operate the same; provided, however, that such transaction meets all of the following requirements: (i) each Guarantor hereby covenants and agrees that, upon any such consolidation, merger, sale or conveyance, the Subsidiary Guarantee endorsed on the Notes, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture and the Registration Rights Agreement to be performed by such Guarantor, shall be expressly assumed (in the event that the Guarantor is not the surviving corporation in the merger), by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the corporation formed by such consolidation, or into which the Guarantor shall have been merged, or by the corporation which shall have acquired such property; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and (iii) the Company would be permitted by virtue of the Company's pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.9 hereof. In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantees endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor corporation


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thereupon may cause to be signed any or all of the Subsidiary Guaranties to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guaranties so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guaranties theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guaranties had been issued at the date of the execution hereof.

SECTION 12.5 Releases Following Sale of Assets.

      Concurrently with any sale or disposition of assets (including, if applicable, all of the Capital Stock of any Guarantor) by way of merger, consolidation or otherwise, upon compliance with Article V, any Liens in favor of the Trustee in the assets sold thereby shall be released; provided that in the event of an Asset Sale, the Net Proceeds from such sale or other disposition are treated in accordance with the provisions of Section 4.10 hereof. If the assets sold in such sale or other disposition include all or substantially all of the assets of any Guarantor or all of the Capital Stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition of all of the Capital Stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition by way of merger, consolidation or otherwise of all or substantially all of the assets of a Guarantor) shall be released and relieved of its obligations under its Subsidiary Guarantee and this Indenture or Section 12.4 hereof, as the case may be; provided that the Net Proceeds from such sale or other disposition are treated in accordance with the provisions of Section 4.10 hereof. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including, without limitation, Section 4.10 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantees and this Indenture. Any Guarantor not released from its obligations under its Subsidiary Guarantee and this Indenture shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article XII.

SECTION 12.6 "Trustee" to Include Paying Agent.

      In case at any time any Paying Agent other than the Trustee shall have been, appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article XII shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article XII in place of the Trustee.

                                  ARTICLE XIII

                                  MISCELLANEOUS

SECTION 13.1 Trust Indenture Act Controls.

      If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.



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SECTION 13.2 Notices.

      Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the other party's address:

      If to the Company or any Guarantor:

            Anker Coal Group, Inc.
            2708 Cranberry Square
            Morgantown, West Virginia 26508
            Telecopier No.: (304) 594-1685
            Attention: P.  Bruce Sparks

      With a copy to:

            Klett Lieber Rooney & Schorling, a Professional Corporation One Oxford Centre
            40th Floor
            Pittsburgh, Pennsylvania 15219-6498
            Telecopier No.: (412) 392-2128
            Attention: Craig S. Heryford

      If to the Trustee or the Collateral Agent:

            The Bank of New York
            101 Barclay Street
            Corporate Finance Unit - 21st Floor
            New York, New York 10286
            Telecopier No.: (212) 815-5915
            Attention:  Steve Giurlando

      The Company, any Guarantor, the Trustee, or the Collateral Agent by notice to the others may designate additional or different addresses for subsequent notices or communications.

      All notices and communications (other than those sent to the Trustee or to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

      Any notice or communication to the Trustee or Collateral Agent shall be deemed to have been duly given when received at the Corporate Trust Office of the Trustee.

      Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also


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be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

      If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

      If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

SECTION 13.3 Communication by Holders of Notes with Other Holders of Notes.

      Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 13.4 Certificate and Opinion as to Conditions Precedent.

      Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, the Company or such Guarantors shall furnish to the Trustee:

            (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

            (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 13.5 Statements Required in Certificate or Opinion.

      Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA
Section 314(e) and shall include:

            (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

            (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and



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            (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 13.6 Rules by Trustee and Agents.

      The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 13.7 No Personal Liability of Directors, Officers, Employees and
             Stockholders.

      No director, officer, employee, incorporator or stockholder of the Company or the Guarantors, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture or the Subsidiary Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 13.8 Governing Law.

      THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES.

SECTION 13.9 No Adverse Interpretation of Other Agreements.

      This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture or the Subsidiary Guarantees.

SECTION 13.10 Successors.

      All agreements of the Company and the Guarantors in this Indenture, the Notes and the Subsidiary Guarantees shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 13.11 Severability.

      In case any provision in this Indenture, the Notes or the Subsidiary Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 13.12 Counterpart Originals.

      The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.



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SECTION 13.13 Table of Contents, Headings, Etc.

      The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                        [SIGNATURES ON FOLLOWING PAGE]



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                                  SIGNATURES

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                    ANKER COAL GROUP, INC.

                                    By: /s/ Bruce Sparks
                                       ---------------------------------
                                    Name:  Bruce Sparks
                                    Title:  President

                                    ANKER GROUP, INC.

                                    By: /s/ Bruce Sparks
                                       ---------------------------------
                                    Name:  Bruce Sparks
                                    Title:  President

                                    ANKER ENERGY CORPORATION

                                    By: /s/ Bruce Sparks
                                       ---------------------------------
                                    Name:  Bruce Sparks
                                    Title:  President

                                    BRONCO MINING COMPANY, INC.

                                    By: /s/ Bruce Sparks
                                       ---------------------------------
                                    Name:  Bruce Sparks
                                    Title:  President

                                    ANKER POWER SERVICES, INC.

                                    By: /s/ B. Judd Hartman
                                       ---------------------------------
                                    Name: B. Judd Hartman
                                    Title:  Secretary

                                    ANKER WEST VIRGINIA MINING COMPANY

                                    By: /s/ B. Judd Hartman
                                       ---------------------------------
                                    Name: B. Judd Hartman
                                    Title:  Secretary

                                    JULIANA MINING COMPANY, INC.

                                    By: /s/ B. Judd Hartman
                                       ---------------------------------
                                    Name: B. Judd Hartman
                                    Title:  Secretary

                                    KING KNOB COAL CO., INC.

                                    By: /s/ B. Judd Hartman
                                       ---------------------------------
                                    Name: B. Judd Hartman
                                    Title:  Secretary

                                    VANTRANS, INC.

                                    By: /s/ B. Judd Hartman
                                       ---------------------------------
                                    Name: B. Judd Hartman
                                    Title:  Secretary

                                    MELROSE COAL COMPANY, INC.

                                    By: /s/ B. Judd Hartman
                                       ---------------------------------
                                    Name: B. Judd Hartman
                                    Title:  Secretary

                                    MARINE COAL SALES COMPANY

                                    By: /s/ B. Judd Hartman
                                       ---------------------------------
                                    Name: B. Judd Hartman
                                    Title:  Secretary

                                    HAWTHORNE COAL COMPANY, INC.

                                    By: /s/ B. Judd Hartman
                                       ---------------------------------
                                    Name: B. Judd Hartman
                                    Title:  Secretary

                                    UPSHUR PROPERTY, INC.

                                    By: /s/ B. Judd Hartman
                                       ---------------------------------
                                    Name: B. Judd Hartman
                                    Title:  Secretary

                                    HEATHER GLEN RESOURCES, INC.

                                    By: /s/ B. Judd Hartman
                                       ---------------------------------
                                    Name: B. Judd Hartman
                                    Title:  Secretary

                                    NEW ALLEGHENY LAND HOLDING COMPANY, INC.

                                    By: /s/ B. Judd Hartman
                                       ---------------------------------
                                    Name: B. Judd Hartman
                                    Title:  Secretary

                                    PATRIOT MINING COMPANY, INC.

                                    By: /s/ B. Judd Hartman
                                       ---------------------------------
                                    Name: B. Judd Hartman
                                    Title:  Secretary

                                    VINDEX ENERGY CORPORATION

                                    By: /s/ B. Judd Hartman
                                       ---------------------------------
                                    Name: B. Judd Hartman
                                    Title:  Secretary

                                    ANKER VIRGINIA MINING COMPANY, INC.

                                    By: /s/ B. Judd Hartman
                                       ---------------------------------
                                    Name: B. Judd Hartman
                                    Title:  Secretary

                                    SIMBA GROUP, INC.

                                    By: /s/ B. Judd Hartman
                                       ---------------------------------
                                    Name: B. Judd Hartman
                                    Title:  Secretary

                                    THE BANK OF NEW YORK, as Trustee

                                    By: /s/ JoAnn Manieri
                                       ---------------------------------
                                    Name: JoAnn Manieri
                                    Title:  Assistant Vice President

                                                                      SCHEDULE A

                                   GUARANTORS

COMPANY                                                  STATE OF INCORPORATION
Anker Group, Inc.                                               Delaware

Anker Energy Corporation                                        Delaware

Bronco Mining Company, Inc.                                     West Virginia

Anker Power Services, Inc.                                      West Virginia

Anker West Virginia Mining Company, Inc.                        West Virginia

Juliana Mining Company, Inc.                                    West Virginia

King Knob Coal Co., Inc.                                        West Virginia

Vantrans, Inc.                                                  Delaware

Melrose Coal Company, Inc.                                      West Virginia

Marine Coal Sales Company                                       Delaware

Hawthorne Coal Company, Inc.                                    West Virginia

Upshur Property, Inc.                                           Delaware

Heather Glen Resources, Inc.                                    West Virginia

New Allegheny Land Holding Company, Inc.                        West Virginia

Patriot Mining Company, Inc.                                    West Virginia

Vindex Energy Corporation                                       West Virginia

Anker Virginia Mining Company, Inc.                             Virginia

Simba Group, Inc.                                               Delaware

                                                                     EXHIBIT A-1

                             ANKER COAL GROUP, INC.

         14.25% Second Priority Senior Secured Notes due 2007, Series A
                          (PIK through April 1, 2000)


                                                               CUSIP 035396 AC 4

No. ________                                                   $________________

        Anker Coal Group, Inc., a Delaware corporation (the "Company"), promises to pay to Cede & Co. or registered assigns, the principal sum of ______________ Dollars on September 1, 2007.

Interest Payment Dates: April 1 and October 1

Record Dates:  March 15 and September 15

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR A NOTE IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN

RULE 144A UNDER THE SECURITIES ACT) (A "QIB") OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE WITH RESPECT TO SUCH TRANSFER, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A,
(C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES AT THE TIME OF TRANSFER OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (E) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR ANY INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE CERTIFICATE OF TRANSFER (THE FORM OF WHICH CERTIFICATE CAN BE OBTAINED FROM THE TRUSTEE) RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR PURCHASING PURSUANT TO CLAUSE (2)(C) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE

TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.

THE LIENS AND SECURITY INTERESTS IN THE COLLATERAL SECURING THE INDEBTEDNESS EVIDENCED BY THIS NOTE ARE SUBORDINATE TO THE LIENS AND SECURITY INTERESTS SECURING THE SENIOR SECURED INDEBTEDNESS (AS DEFINED BELOW), AS MORE FULLY SET FORTH IN THE INTERCREDITOR AGREEMENT (AS DEFINED BELOW). ANY HOLDER OF THIS INSTRUMENT SHALL BE DEEMED TO BE BOUND BY, AND SUBJECT TO, THE TERMS AND CONDITIONS OF THE INTERCREDITOR AGREEMENT.

        Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

Dated as of __________________, ______.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


(SEAL)                                           ANKER COAL GROUP, INC.

                                                 By: __________________________
                                                 Name:
                                                 Title:

Attest:

By: _________________________
Name:
Title:


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

        The Bank of New York, as Trustee, certifies that this is one of the 14.25% Second Priority Senior Secured Notes due 2007 (PIK through April 1, 2000) referred to in the within-mentioned Indenture.


The Bank of New York,
as Trustee

By:__________________________           Dated: _______________________
      Authorized Signatory

        1. Interest. The Company promises to pay interest on the principal amount of this Note at 14.25% per annum from the date hereof until the principal hereof is duly provided for and shall pay the Liquidated Damages payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages semi-annually on April 1 and October 1 of each year (each an "Interest Payment Date"), or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Notes will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further, that the first Interest Payment Date shall be April 1, 2000. The Company shall pay interest, to the extent lawful, (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate borne by the Notes. It shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. If, pursuant to Section 3.4 of the Indenture, a notice of redemption is mailed and the redemption date is not a Business Day, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such redemption date to the next succeeding Business Day. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

        The Company shall, prior to and including April 1, 2000, in lieu of the payment in whole or in part of interest in cash on the Notes, on April 1, 2000, pay interest on the Notes though the issuance of additional Notes having the same terms and conditions as the Notes (the "Secondary Notes"), in an aggregate principal amount equal to the amount of interest that would be payable with respect to such Notes if such interest were paid in cash. On April 1, 2000 the Trustee shall authenticate Secondary Notes for original issuance to each Holder of Notes (including, without limitation, outstanding Secondary Notes) on the preceding record date, as shown by the records of the Registrar, in the amount required to pay such interest. Notwithstanding any other provision of this paragraph or the Indenture to the contrary, the Company shall pay cash in lieu of issuing Secondary Notes in any denomination of less than $1.00 (which shall be determined with respect to the aggregate amount of Notes held by each Holder as shown by the records of the Trustee).

        If the Company fails to make the payment of interest in Secondary Notes on the April 1, 2000 Interest Payment Date, the Company shall then be obligated to pay such interest in cash, subject to the provisions of Section 7.1(a) of the Indenture.

        Any such Secondary Notes will be governed by the Indenture and shall be subject to the same terms as this Note. The term "Notes" shall include the Secondary Notes that may be issued under the Indenture.

        2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Notes at the close of business on March 15 or September 15, next preceding the Interest Payment Date. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts (or pursuant to paragraph 1 hereof, in Secondary Notes). The payment of principal on the Notes shall be payable only upon presentation and surrender of the Notes at the office of the Paying Agent.

        3. Paying Agent and Registrar. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of the Guarantors may act in any such capacity.

        4. Indenture. The Company issued the Notes under an Indenture dated as of October 1, 1999 ("Indenture") among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes (excluding Secondary Notes and Optional Notes) are obligations of the Company limited to $119,200,000 in aggregate principal amount. The aggregate principal amount of Optional Notes, if any, issued on October 1, 2000, shall not exceed the Maximum Optional Notes Amount.

        5.      Optional Redemption.

        The Notes will be redeemable at any time at the option of the Company, upon not less than 30 nor more than 60 days' notice, in whole or in part, if redeemed on or prior to September 30, 2000 at a redemption price of 104% of the principal amount plus accrued and unpaid interest and Liquidated Damages on Series A Notes, if any, thereon to the applicable redemption date, and thereafter at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages on Series A Notes, if any, thereon to the applicable redemption date if redeemed during the twelve month period beginning on October 1 of the years indicated below:

YEAR                                                     PERCENTAGE
2000......................................................     103%
2001......................................................     102%
2002......................................................     101%
2003 and thereafter.......................................     100%

        Any such redemption will comply with Article III of the Indenture and any interest accrued on Notes redeemed on or prior to April 1, 2000 may be paid by the Company in lieu of payment in whole or in part in cash, through the issuance of Secondary Notes.

        6. Mandatory Redemption. Except as set forth in paragraph 7 below, the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

        7.      Repurchase at the Option of Holders.

                (a) Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or integral multiples thereof, except that (i) the Series A Notes may also be repurchased in denominations of $800 or integral multiples thereof, (ii) the Series B Notes may also be repurchased in denominations of $800 or $743 or integral multiples thereof, and (iii) the Secondary Notes may be repurchased in denominations of $1.00 or integral multiples thereof), of such Holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase. Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice.

                (b) If at the end of any six month period ending June 30 or December 31 commencing with the six month period ended December 31, 1999, the aggregate amount of Excess Proceeds exceeds $1,000,000, the Company shall be required to commence an Asset Sale Offer within 15 days after the end of such six month period to all Holders of Notes to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

                (c) Any such remaining Excess Proceeds constituting Collateral Proceeds shall (subject to the provisions of the Intercreditor Agreement or any Prior Lien) remain in or be redeposited in the Collateral Account to be applied for any purpose permitted under the Indenture. For this purpose, Collateral Proceeds shall be deemed to be applied first in any Asset Sale Offer.

        8. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000, except that (i) the Series A Notes may also be issued in denominations of $800 or integral multiples thereof, (ii) the Series B Notes may also be issued in denominations of $800 or $743 or integral multiples thereof, and (iii) the Secondary Notes may be issued in denominations of $1.00 or integral multiples thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of a notice of redemption or during the period between a record date and the corresponding Interest Payment Date.

        9. Collateral. Upon the terms and subject to the conditions set forth in the Security Documents, the payment and performance of the obligations of the Company under the Notes and the Indenture are secured by the Collateral and have the benefit of the Subsidiary Guarantee. The Collateral has been pledged to the Collateral Agent upon the terms and subject to the conditions set forth in the Security Documents, for the benefit of the Holders and the Senior Secured Lenders. In certain circumstances set forth in the Indenture or the Security Documents, the Collateral may be released in whole or in part or other collateral may be substituted therefor. The Collateral is subject to the Prior Lien of the Senior Secured Indebtedness referred to in the Indenture and subject to the terms and conditions of the Intercreditor Agreement.

        10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

        11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Subsidiary Guarantees, the Notes and any of the Security Documents may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents contained in connection with a purchase of, or tender offer or exchange offer for the Notes) and, subject to Sections 7.4 and
7.7 of the Indenture, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture, the Subsidiary Guarantees, the Notes or any of the Security Documents may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes). Without the consent of any Holder of a Note, the Indenture, the Subsidiary Guarantees, or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article II of the Indenture (including the related definitions) in a manner that does not materially adversely affect any Holder, to provide for the assumption of the Company's or a Guarantor's obligations to Holders of the Notes in case of a merger or consolidation pursuant to Article VI of the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any Holder of a Note, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to further secure the Notes or to add guarantees with respect thereto, to establish or maintain the Liens of the Security Documents (including the perfection and priority contemplated by the Security Documents) or to correct or amplify the description of the Collateral subject to the Liens of the Security Documents or to subject additional property to the Liens of the

Security Documents, and to add to the covenants of the Company for the benefit of the holders of the Indebtedness which are parties to the Intercreditor Agreement. Without the consent of any Holder of a Note, any of the Security Documents may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for the assumption of the Company's or a Guarantor's obligations to the Holders of the Notes in the case of a merger or consolidation pursuant to Article VI of the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any Holder of the Note; provided that no such action shall be permitted if it causes the Lien of the Security Documents to cease to be a perfected Lien or diminishes the security afforded by the Liens of the Security Documents, subject to the provisions of
Section 4.9 of the Indenture, to permit holders of additional Senior Secured Indebtedness to become parties to the Intercreditor Agreement and receive the benefit of the Security Documents and to otherwise effect transactions permitted by Section 4.9 of the Indenture, to further secure the Notes or to add guarantees with respect thereto, to establish or maintain the Liens of the Security Documents (including the perfection and priority contemplated by the Security Documents) or to correct or amplify the description of the Collateral subject to the Liens of the Security Documents or to subject additional property to the Liens of the Security Documents, to establish or provide for an amended, restated, modified, renewed, refunded, replaced or refinanced Credit Facility permitted to be incurred pursuant to the Indenture, to establish or maintain the Permitted Lien of any Permitted Refinancing Indebtedness permitted to be incurred pursuant to the Indenture with the same or lower priority as Liens securing the Indebtedness that was exchanged or extended, refinanced, renewed, replaced, defeased or refunded with the net proceeds of such Permitted Refinancing Indebtedness; provided that the Senior Secured Indebtedness permits the establishment and maintenance of such Permitted Lien, and to add to the covenants of the Company for the benefit of the holders of the Indebtedness which are parties to the Intercreditor Agreement.

        12. Events of Default and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest (including the payment of interest by issuance of Secondary Notes in lieu of cash payments) on, or Liquidated Damages, if any, with respect to, the Notes; (ii) default in payment when due of the principal of or premium, if any, on the Notes; (iii) failure by the Company or any of its Restricted Subsidiaries to comply with Sections 3.9, 4.10, 4.15 or 6.1 of the Indenture; (iv) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice by the Trustee or by the Holders of at least 25% of Notes then outstanding to comply with any of its other agreements in the Indenture or the Notes; (v) one or more defaults in the performance, or one or more breaches, of any covenant or agreement of the Company or any of the Guarantors contained in the Security Documents (other than a default in the performance, or breach, of a covenant or warranty which is specifically dealt with elsewhere in the Indenture) and continuance of such default or breach for a period of 30 days after written notice shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes when outstanding; (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default or (b) results in the acceleration of such Indebtedness, prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vii) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $5.0 million net of applicable insurance coverage which is acknowledged in writing by the issuer to cover such judgments, which judgments are not paid, discharged or stayed for a period of 60 days; (viii) except as permitted by the Indenture, any Subsidiary Guarantee by a Significant Subsidiary or any Subsidiaries that, taken together, would constitute a Significant Subsidiary, shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary or any Guarantors that, taken together, would constitute a Significant Subsidiary, or any Person acting on behalf of any Guarantor or Guarantors, shall deny or disaffirm its obligations under its Subsidiary Guarantee; (ix) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries; and (x) the Company or any of its Subsidiaries initiates any suit or proceeding challenging the legality, validity, or enforceability of any of the foregoing or the attachment, perfection, or priority of any Liens granted to secure payment and performance of the Notes.

        If any Event of Default (other than an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, any Guarantor, any Significant Subsidiary or any group of Significant Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon such declaration, the Notes shall become due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Guarantor constituting a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary, all outstanding Notes shall be due and payable immediately without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

        The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

        The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

        13. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

        14. No Recourse Against Others. A director, officer, employee, incorporator or stockholder of the Company or the Guarantors, as such, shall not have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture or the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

        15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

        16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

        17. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of October 26, 1999, among the Company, the Guarantors and the parties named on the signature pages thereof (the "Registration Rights Agreement").

        18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

        The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:


        Anker Coal Group, Inc.
        2708 Cranberry Square
        Morgantown, West Virginia 26508
        Attention: Secretary

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

                  (Insert assignee's soc. sec. or tax I.D. no.)

             (Print or type assignee's name, address and zip code)

and irrevocably appoint ______________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Date:_________________          Your Signature:_________________________________
                                               (Sign exactly as your name
                                               appears on the face of this Note)

                                Signature Guarantee:____________________________

                       OPTION OF HOLDER TO ELECT PURCHASE

        If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the box below:

         [ ]     Section 4.10         [ ]     Section 4.15

        If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:


$________________

Date:____________              Your Signature:_________________________________
                                              (Sign exactly as your name appears
                                              on the face of this Note)

                                    Tax Identification No.:____________________

                                    Signature Guarantee:_______________________

                    SCHEDULE OF EXCHANGES OF INTERESTS IN THE
                                   GLOBAL NOTE

        The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                          Principal Amount of
                     Amount of                   Amount of                this Global Note
                     decrease in                 increase in              following such          Signature of
                     Principal Amount            Principal Amount         decrease (or            authorized signatory
Date of Exchange     of this Global Note         of this Global Note      increase)               of Trustee or Note Custodian
----------------     -------------------         -------------------      ---------               ----------------------------



                                                                     EXHIBIT A-2

                             ANKER COAL GROUP, INC.

         14.25% Second Priority Senior Secured Notes due 2007, Series A
                           (PIK through April 1, 2000)


                                                               CUSIP UO352L AB 0

No. ________                                                   $________________

        Anker Coal Group, Inc., a Delaware corporation (the "Company"), promises to pay to Cede & Co. or registered assigns, the principal sum of __________________ Dollars on September 1, 2007.

Interest Payment Dates:  April 1 and October 1

Record Dates:  March 15 and September 15

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF TIES REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR A NOTE IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE

ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB") OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE WITH RESPECT TO SUCH TRANSFER, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES AT THE TIME OF TRANSFER OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (E) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR ANY INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE CERTIFICATE OF TRANSFER (THE FORM OF WHICH CERTIFICATE CAN BE OBTAINED FROM THE TRUSTEE) RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR PURCHASING PURSUANT TO CLAUSE (2)(C) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN,

THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.

THE LIENS AND SECURITY INTERESTS IN THE COLLATERAL SECURING THE INDEBTEDNESS EVIDENCED BY THIS NOTE ARE SUBORDINATE TO THE LIENS AND SECURITY INTERESTS SECURING THE SENIOR SECURED INDEBTEDNESS (AS DEFINED BELOW), AS MORE FULLY SET FORTH IN THE INTERCREDITOR AGREEMENT (AS DEFINED BELOW). ANY HOLDER OF THIS INSTRUMENT SHALL BE DEEMED TO BE BOUND BY, AND SUBJECT TO, THE TERMS AND CONDITIONS OF THE INTERCREDITOR AGREEMENT.

        Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

Dated as of __________________, _____.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


(SEAL)                                           ANKER COAL GROUP, INC.

                                                 By: __________________________
                                                 Name:
                                                 Title:

Attest:

By: _________________________
Name:
Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

        The Bank of New York, as Trustee, certifies that this is one of the 14.25% Second Priority Senior Secured Notes due 2007 (PIK through April 1, 2000) referred to in the within-mentioned Indenture.

The Bank of New York,
as Trustee

By:__________________________                Dated: _______________________
      Authorized Signatory

        1. Interest. The Company promises to pay interest on the principal amount of this Note at 14.25% per annum. from the date hereof until the principal hereof is duly provided for and shall pay the Liquidated Damages payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages semi-annually on April 1 and October 1 of each year (each an "Interest Payment Date"), or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Notes will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the date of issuance; provided that if there is no existing Default in the payment of Interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further, that the first Interest Payment Date shall be April 1, 2000. The Company shall pay interest, to the extent lawful, (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate borne by the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. If, pursuant to Section 3.4 of the Indenture, a notice of redemption is mailed and the redemption date is not a Business Day, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such redemption date to the next succeeding Business Day. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

        The Company shall, prior to and including April 1, 2000, in lieu of the payment in whole or in part of interest in cash on the Notes, on April 1, 2000, pay interest on the Notes though the issuance of additional Notes having the same terms and conditions as the Notes (the "Secondary Notes"), in an aggregate principal amount equal to the amount of interest that would be payable with respect to such Notes if such interest were paid in cash. On April 1, 2000 the Trustee shall authenticate Secondary Notes for original issuance to each Holder of Notes (including, without limitation, outstanding Secondary Notes) on the preceding record date, as shown by the records of the Registrar, in the amount required to pay such interest. Notwithstanding any other provision of this paragraph or the Indenture to the contrary, the Company shall pay cash in lieu of issuing Secondary Notes in any denomination of less than $1.00 (which shall be determined with respect to the aggregate amount of Notes held by each Holder as shown by the records of the Trustee).

        If the Company fails to make the payment of interest in Secondary Notes on the April 1, 2000 Interest Payment Date, the Company shall then be obligated to pay such interest in cash, subject to the provisions of Section 7.1(a) of the Indenture.

        Any such Secondary Notes will be governed by the Indenture and shall be subject to the same terms as this Note. The term "Notes" shall include the Secondary Notes that may be issued under the Indenture.

        2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Notes at the close of business on March 15 or September 15, next preceding the Interest Payment Date. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts (or pursuant to paragraph 1 hereof, in Secondary Notes). The payment of principal on the Notes shall be payable only upon presentation and surrender of the Notes at the office of the Paying Agent.

        3. Paying Agent and Registrar. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of the Guarantors may act in any such capacity.

        4. Indenture. The Company issued the Notes under an Indenture dated as of October 1, 1999 ("Indenture") among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes (excluding Secondary Notes and Optional Notes) are obligations of the Company limited to $119,200,000 in aggregate principal amount. The aggregate principal amount of Optional Notes, if any, issued on October 1, 2000, shall not exceed the Maximum Optional Notes Amount.

        5.      Optional Redemption.

        The Notes will be redeemable at any time at the option of the Company, upon not less than 30 nor more than 60 days' notice, in whole or in part, if redeemed on or prior to September 30, 2000 at a redemption price of 104% of the principal amount plus accrued and unpaid interest and Liquidated Damages on Series A Notes, if any, thereon to the applicable redemption date and thereafter at the redemption prices (expressed as percentages of principal amounts) set forth below plus accrued and unpaid interest and Liquidated Damages on Series A Notes, if any, thereon to the applicable redemption date if redeemed during the twelve month period beginning on October 1 of the years indicated below:

YEAR                                                             PERCENTAGE
2000..............................................................     103%
2001..............................................................     102%
2002..............................................................     101%
2003 and thereafter...............................................     100%

        Any such redemption will comply with Article III of the Indenture and any interest accrued on Notes redeemed on or prior to April 1, 2000 may be paid by the Company in lieu of payment in whole or in part in cash, through the issuance of Secondary Notes.

        6. Mandatory Redemption. Except as set forth in paragraph 7 below, the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

        7.      Repurchase at the Option of Holders.

                (a) Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or integral multiples thereof, except that (i) the Series A Notes may also be repurchased in denominations of $800 or integral multiples thereof, (ii) the Series B Notes may also be repurchased in denominations of $800 or $743 or integral multiples thereof, and (iii) the Secondary Notes may be repurchased in denominations of $1.00 or integral multiples thereof), of such Holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase. Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice.

                (b) If at the end of any six month period ending June 30 or December 31 commencing with the six month period ended December 31, 1999, the aggregate amount of Excess Proceeds exceeds $1,000,000, the Company shall be required to commence an Asset Sale Offer within 15 days after the end of such six month period to all Holders of Notes to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

                (c) Any such remaining Excess Proceeds constituting Collateral Proceeds shall (subject to the provisions of the Intercreditor Agreement or any Prior Lien) remain in or be redeposited in the Collateral Account to be applied for any purpose permitted under the Indenture. For this purpose, Collateral Proceeds shall be deemed to be applied first in any Asset Sale Offer.

        8. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000, except that (i) the Series A Notes may also be issued in denominations of $800 or integral multiples thereof, (ii) the Series B

Notes may also be issued in denominations of $800 or $743 or integral multiples thereof, and (iii) the Secondary Notes may be issued in denominations of $1.00 or integral multiples thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of a notice of redemption or during the period between a record date and the corresponding Interest Payment Date.

        9. Collateral. Upon the terms and subject to the conditions set forth in the Security Documents, the payment and performance of the obligations of the Company under the Notes and the Indenture are secured by the Collateral and have the benefit of the Subsidiary Guarantee. The Collateral has been pledged to the Collateral Agent upon the terms and subject to the conditions set forth in the Security Documents, for the benefit of the Holders and the Senior Secured Lenders. In certain circumstances set forth in the Indenture or the Security Documents, the Collateral may be released in whole or in part or other collateral may be substituted therefor. The Collateral is subject to the Prior Lien of the Senior Secured Indebtedness referred to in the Indenture and subject to the terms and conditions of the Intercreditor Agreement.

        10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

        11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Subsidiary Guarantees, the Notes and any of the Security Documents may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for the Notes) and, subject to Sections 7.4 and
7.7 of the Indenture, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture, the Subsidiary Guarantees, the Notes or any of the Security Documents may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes). Without the consent of any Holder of a Note, the Indenture, the Subsidiary Guarantees, or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article II of the Indenture (including the related definitions) in a manner that does not materially adversely affect any Holder, to provide for the assumption of the Company's or a Guarantor's obligations to Holders of the Notes in case of a merger or consolidation pursuant to Article VI of the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any Holder of a Note, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to further secure the Notes or to add guarantees with respect thereto, to establish or maintain the Liens of the Security Documents (including the perfection and priority contemplated by the Security Documents) or to correct or amplify the description of the Collateral subject to the Liens of the Security Documents and to subject additional property to the Liens of the Security Documents, and to add to the covenants of the Company for the benefit of the holders of the Indebtedness which are parties to the Intercreditor Agreement. Without the consent of any Holder of a Note, any of the Security Documents may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for the assumption of the Company's or a Guarantor's obligations to the Holders of the Notes in the case of a merger or consolidation pursuant to Article VI of the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any Holder of the Note; provided that no such action shall be permitted if it causes the Lien of the Security Documents to cease to be a perfected Lien or diminishes the security afforded by the Liens of the Security Documents, subject to the provisions of Section 4.9 of the Indenture, to permit holders of additional Senior Secured Indebtedness to become parties to the Intercreditor Agreement and receive the benefit of the other Security Documents and to otherwise effect transactions permitted by Section 4.9 of the Indenture, to further secure the Notes or to add guarantees with respect thereto, to establish or maintain the Liens of the Security Documents (including the perfection and priority contemplated by the Security Documents) or to correct or amplify the description of the Collateral subject to the Liens of the Security Documents or to subject additional property to the Liens of the Security Documents, to establish or provide for an amended, restated, modified, renewed, refunded, replaced or refinanced Credit Facility permitted to be incurred pursuant to the Indenture, to establish or maintain the Permitted Lien of any Permitted Refinancing Indebtedness permitted to be incurred pursuant to the Indenture with the same or lower priority as Liens securing the Indebtedness that was exchanged or extended, refinanced, renewed, replaced, defeased or refunded with the net proceeds of such Permitted Refinancing Indebtedness; provided that the Senior Secured Indebtedness permits the establishment and maintenance of such Permitted Lien, and to add to the covenants of the Company for the benefit of the holders of the Indebtedness which are parties to Intercreditor Agreement.

        12. Events of Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest (including the payment of interest by issuance of Secondary Notes in lieu of cash payments) on, or Liquidated Damages, if any, with respect to, the Notes; (ii) default in payment when due of the principal of or premium, if any, on the Notes; (iii) failure by the Company or any of its Restricted Subsidiaries to comply with Sections 3.9, 4.10, 4.15 or 6.1 of the Indenture; (iv) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice by the Trustee or by the Holders of at least 25% of Notes then outstanding to comply with any of its other agreements in the Indenture or the Notes; (v) one or more defaults in the performance, or one or more breaches, of any covenant or agreement of the Company or any of the Guarantors contained in the Security Documents (other than a default in the performance, or breach, of a covenant or warranty which is specifically dealt with elsewhere in the Indenture) and continuance of such default or breach for a period of 30 days after written notice shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes when outstanding; (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the

Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default or (b) results in the acceleration of such Indebtedness, prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;
(vii) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $5.0 million net of applicable insurance coverage which is acknowledged in writing by the insurer to cover such judgments, which judgments are not paid, discharged or stayed for a period of 60 days; (viii) except as permitted by the Indenture, any Subsidiary Guarantee by a Significant Subsidiary or any Subsidiaries that, taken together, would constitute a Significant Subsidiary, shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary or any Guarantors that, taken together, would constitute a Significant Subsidiary, or any Person acting on behalf of any Guarantor or Guarantors, shall deny or disaffirm its obligations under its Subsidiary Guarantee; (ix) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries; and (x) the Company or any of its Subsidiaries initiates any suit or proceeding challenging the legality, validity, or enforceability of any of the foregoing or the attachment, perfection, or priority of any Liens granted to secure payment and performance of the Notes.

        If any Event of Default (other than an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, any Guarantors, any Significant Subsidiary or any group of Significant Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon such declaration, the Notes shall become due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Guarantor constituting a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary, all outstanding Notes shall be due and payable immediately without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

        The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

        The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any

Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

        13. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

        14. No Recourse Against Others. A director, officer, employee, incorporator or stockholder of the Company or the Guarantors, as such, shall not have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture or the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

        15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

        16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

        17. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of October 26, 1999, among the Company, the Guarantors and the parties named on the signature pages thereof (the "Registration Rights Agreement").

        18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

        The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

        Anker Coal Group, Inc.
        2708 Cranberry Square
        Morgantown, West Virginia 26508
        Attention: Secretary

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

                  (Insert assignee's soc. sec. or tax I.D. no.)

                    (Print or type assignee's name, address and zip code)

and irrevocably appoint _________________________________________ to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Date:_________________          Your Signature:________________________________
                                               (Sign exactly as your name
                                               appears on the face of this Note)

                                Signature Guarantee:___________________________

                       OPTION OF HOLDER TO ELECT PURCHASE

        If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the box below:

         [ ]     Section 4.10         [ ]     Section 4.15

        If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:


$___________

Date:_________________         Your Signature:_________________________________
                                           (Sign exactly as your name appears on
                                            the face of this Note)

                               Tax Identification No.:_________________________

                               Signature Guarantee:____________________________

                    SCHEDULE OF EXCHANGES OF INTERESTS IN THE
                                   GLOBAL NOTE

        The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                      Amount of                Amount of                  Principal Amount of
                      decrease in              increase in                this Global Note         Signature of
                      Principal Amount         Principal Amount           following such           authorized signatory
Date of Exchange      of this Global Note      of this Global Note        decrease (or increase)   of Trustee or Note Custodian
----------------      -------------------      -------------------        ----------------------   ----------------------------


                                                                       EXHIBIT B

                           GENERAL SECURITY AGREEMENT

                                                                       EXHIBIT C

                         PLEDGE AND SECURITY AGREEMENTS

                                                                       EXHIBIT D

                             INTERCREDITOR AGREEMENT

                                                                       EXHIBIT E

                     FORM OF CERTIFICATE OF TRANSFER (OWNER)

Anker Coal Group, Inc.
2708 Cranberry Square
Morgantown, West Virginia 26508

The Bank of New York, as Trustee
101 Barclay Street
Corporate Finance Unit - 21st Floor

New York, NY 10286

        Re: 14.25% Second Priority Senior Secured Notes due 2007, Series A (PIK through April 1, 2000) of Anker Coal Group, Inc.

        Reference is hereby made to the Indenture, dated as of October 1, 1999 (the "Indenture"), between Anker Coal Group, Inc., as issuer (the "Company"), certain subsidiaries of the Company named therein (the "Guarantors"), and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

        _______________ (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $_______ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

        1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

                (a) [ ] Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                (b) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                (c) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                (d) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with-any applicable blue sky securities laws of any state of the United States.

        2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

                (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

                (b) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST ON A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [ ] 144A Global Note, [ ] Regulation S Global Note, [ ] RSTD Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United

States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

        This certificate and the statements contained herein are made for your benefit and the benefit of the Trustee and the Company.


                                  ____________________________________________
                                  [Insert Name of Transferor]

                                  By:  _______________________________________
                                  Name:
                                  Title:

Dated:  __________________

                                                                       EXHIBIT F

                  FORM OF CERTIFICATE OF TRANSFER (TRANSFEROR)

Anker Coal Group, Inc.
2708 Cranberry Square
Morgantown, West Virginia 26508

The Bank of New York, as Trustee
101 Barclay Street
Corporate Finance Unit - 21st Floor

New York, NY 10286

        Re: 14.25% Second Priority Senior Secured Notes due 2007, Series A (PIK through April 1, 2000) of Anker Coal Group, Inc.

        Reference is hereby made to the Indenture, dated as of October 1, 1999 (the "Indenture") between Anker Coal Group, Inc., as issuer (the "Company"), certain subsidiaries of the Company named therein (the "Guarantors"), and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

        __________________ (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $_______ in such Note[s] or interests (the "Transfer"), to ____________ (the "Transferee") as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

        1. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

        2. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S TEMPORARY GLOBAL NOTE, THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule

904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act, and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, the Temporary Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

        3. [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RSTD GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

                (a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

                (b) [ ] such Transfer is being effected to the Company or a subsidiary thereof; or

                (c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

        4. [ ] CHECK AND COMPLETE CERTIFICATE ATTACHED HERETO AS ANNEX B IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RSTD GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION D. The Transfer is being effected pursuant to and in accordance with Regulation D under the Securities Act and, accordingly, the Transferor hereby further certifies that such Transferee is an institutional investor that is an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act which delivers a certificate in the form of Annex B hereto. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Note and in the Indenture and the Securities Act.

        5. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

               (a) [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

               (b) [ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

               (c) [ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i)
The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

        This certificate and the statements contained herein are made for your benefit and the benefit of the Trustee and the Company.

                                 _____________________________________________
                                 [Insert Name of Transferor]

                                 By:  ________________________________________
                                 Name:
                                 Title:

Dated:  __________________

                       ANNEX A TO CERTIFICATE OF TRANSFER

                                                                         ANNEX A
                                                                    TO EXHIBIT F

1.      The Transferor owns and proposes to transfer the following:
        [CHECK ONE OF (a) OR (b)]

        (a)  [ ] a beneficial interest in the:

            (i)   [ ] 144A Global Note (CUSIP 035396 AC 4), or

           (ii)   [ ] Regulation S Global Note (CUSIP UO352L AB 0), or

          (iii)   [ ] RSTD Global Note (CUSIP 035396 AD 2) or

        (b)  [ ] Restricted Definitive Note.

2.      After the Transfer the Transferee will hold:

                                   [CHECK ONE]

        (a)  [ ] a beneficial interest in the:

            (i)   [ ] 144A Global Note (CUSIP 035396 AC 4), or

           (ii)   [ ] Regulation S Global Note (CUSIP UO352L AB 0), or

          (iii)   [ ] RSTD Global Note (CUSIP 035396 AD 2), or

           (iv)   (CUSIP _______), or Unrestricted Global Note (CUSIP _____); or

        (b)  [ ] Restricted Definitive Note; or

        (c)  [ ] an Unrestricted Definitive Note,

     in accordance with the terms of the Indenture.

                       ANNEX B TO CERTIFICATE OF TRANSFER

                                                                      ANNEX B TO
                                                                       EXHIBIT F

                           [Form of Certificate to Be
                          Delivered in Connection with
                   Transfers to Non-QIB Accredited Investors]

The Bank of New York, as Trustee
101 Barclay Street
Corporate Finance Unit - 21st Floor
New York, NY 10286

        Re:    Anker Coal Group, Inc.

Ladies and Gentlemen:

        In connection with our proposed purchase of 14.25% Second Priority Senior Secured Notes due 2007 (PIK through April 1, 2000) (the "Notes") of Anker Coal Group, Inc. (the "Company"), we confirm that:

        1. We have received a copy of the Private Placement Memorandum (the "Placement Memorandum"), dated October __, 1999 relating to the Notes and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated on pages __ of the Placement Memorandum and in the section entitled "Transfer Restrictions on the Notes" of the Placement Memorandum including the restrictions on duplication and circulation of the Placement Memorandum.

        2. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture relating to the Notes (as described in the Placement Memorandum) and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

        3. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell or otherwise transfer any Notes prior to the date which is two years after the original issuance of the Notes, we will do so only (i) to the Company or any of its subsidiaries, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), (iii) inside the United States to an institutional "accredited investor" as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the

Trustee (as defined in the Indenture relating to the Notes), a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes, (iv) outside the United States in accordance with Rules 903 and 904 of Regulation S under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

        4. We are not acquiring the Notes for or on behalf of, and will not transfer the Notes to, any pension or welfare plan (as described in Section 3 of the Employee Retirement Income Security Act of 1974), except as permitted in the section entitled "Transfer Restrictions on the Notes" of the Placement Memorandum.

        5. We understand that, on any proposed resale of any Notes, we will be required to furnish to the Trustee and the Company such certification, legal opinions and other information as the Trustee and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

        6. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

        7. We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

        You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                           Very truly yours,


                                              By:  ____________________________
                                              Name:

                                                                       EXHIBIT G

                          FORM OF SUBSIDIARY GUARANTEE

        Each of the corporations listed on Schedule I hereto (hereinafter referred to as the "Guarantors", which term includes any successor or additional Guarantor under the Indenture (the "Indenture") referred to in the Note upon which this notation is endorsed), has unconditionally guaranteed (a) the due and punctual payment of the principal of, premium, Liquidated Damages, if any, and interest on the Notes, whether at maturity or on an Interest Payment Date, by acceleration, call for redemption or otherwise, (b) the due and punctual payment of interest on the overdue principal of, premium and Liquidated Damages, if any, and interest on the Notes, to the extent lawful, (c) the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in the Indenture, and (d) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

        No stockholder, officer, director or incorporator, as such, past, present or future, of the Guarantors shall have any personal liability under this Subsidiary Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

        This Subsidiary Guarantee shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

        This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.


                                             ANKER GROUP, INC.

                                             By: ______________________________
                                             Name:
                                             Title:

                                             EACH OTHER ENTITY LISTED ON
                                             SCHEDULE A HERETO, as Guarantors

                                             By: ______________________________
                                             Name:
                                             Title:

                                                                      SCHEDULE I

                                   GUARANTORS

COMPANY                                                  STATE OF INCORPORATION
Anker Group, Inc.                                               Delaware

Anker Energy Corporation                                        Delaware

Bronco Mining Company, Inc.                                     West Virginia

Anker Power Services, Inc.                                      West Virginia

Anker West Virginia Mining Company, Inc.                        West Virginia

Juliana Mining Company, Inc.                                    West Virginia

King Knob Coal Co., Inc.                                        West Virginia

Vantrans, Inc.                                                  Delaware

Melrose Coal Company, Inc.                                      West Virginia

Marine Coal Sales Company                                       Delaware

Hawthorne Coal Company, Inc.                                    West Virginia

Upshur Property, Inc.                                           Delaware

Heather Glen Resources, Inc.                                    West Virginia

New Allegheny Land Holding Company, Inc.                        West Virginia

Patriot Mining Company, Inc.                                    West Virginia

Vindex Energy Corporation                                       West Virginia

Anker Virginia Mining Company, Inc.                             Virginia

Simba Group, Inc.                                               Delaware

                                                                       EXHIBIT H

                           FORM OF OPINION OF COUNSEL